Exhibit 10.1

FOURTH AMENDED AND RESTATED

LOAN AGREEMENT

dated effective as of

July 8, 2010

among

GMX RESOURCES INC.,

as Borrower,

AND

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent, Arranger and Bookrunner

AND

BNP PARIBAS,

as Syndication Agent

AND

COMPASS BANK,

as Documentation Agent

AND

THE LENDERS LISTED ON THE SIGNATURE PAGE,

as Lenders

i

FOURTH AMENDED AND RESTATED LOAN AGREEMENT

THIS FOURTH AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”), dated effective as of July 8, 2010, is made among GMX RESOURCES INC., an Oklahoma corporation (the “Borrower”), the LENDERS (as defined below), CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as administrative agent, arranger and bookrunner, for the Lenders (and individually as a Lender), BNP PARIBAS, as syndication agent (and individually as a Lender), COMPASS BANK, as documentation agent (and individually as a Lender), who agree as follows:

PRELIMINARY STATEMENT

WHEREAS, the Borrower and Capital One, National Association (under its former name Hibernia National Bank, the “Initial Bank”), were parties to the Loan Agreement dated effective as of July 29, 2005, as amended by the Interim Agreement dated as of November 3, 2005, and the Second Amendment thereto dated as of December 20, 2005.

WHEREAS, the Borrower and the Initial Bank amended the line of credit under said initial Loan Agreement, to provide for the participation by other lenders in said line of credit on an agented credit basis, to reflect the joinder of Union Bank of California as a lender and an increase in the Borrowing Base, and to permit certain subordinated borrowing by the Borrower, and in connection therewith amended and restated said initial Loan Agreement in its entirety as provided in the following paragraph.

WHEREAS, the Borrower, the Agent and certain of the Lenders were parties to the Amended and Restated Loan Agreement dated effective as of June 7, 2006, as amended by the First Amendment dated as of August 4, 2006, the Second Amendment dated as of August 14, 2006, the Third Amendment dated as of December 21, 2006, the Fourth Amendment dated as of March 13, 2007 (but effective as of December 31, 2006), and the Fifth Amendment dated as of July 31, 2007.

WHEREAS, the Borrower, the Agent and certain of the Lenders renewed the line of credit under said Amended and Restated Loan Agreement (as amended), and in connection therewith the Borrower, the Agent and certain of the Lenders were parties to the Second Amended and Restated Loan Agreement dated effective as of October 31, 2007, as amended by the First Amendment dated as of December 20, 2007, and the Second Amendment dated as of February 11, 2008.

WHEREAS, the Borrower, the Agent and certain of the Lenders renewed the line of credit under said Second Amended and Restated Loan Agreement (as amended), and in connection therewith the Borrower, the Agent and certain of the Lenders are parties to the Third Amended and Restated Loan Agreement dated effective as of June 12, 2008, as amended by the First Amendment dated as of October 29, 2008, the Second Amendment dated as of November 12, 2008, the Third Amendment dated as of February 26, 2009, the Fourth Amendment dated as of June 3, 2009, and the Fifth Amendment dated as of October 17, 2009 (as so amended, the “Prior Loan Agreement”).

WHEREAS, the Borrower, the Agent and the Lenders desire to renew the line of credit under said Prior Loan Agreement, and to reflect the joinder of U.S. Bank National Association and Credit Suisse AG, Cayman Islands Branch, as Lenders (and the departure of Union Bank, N.A., and Fortis Capital Corp.), and to modify certain other covenants and provisions, and in connection therewith to amend and restate said Prior Loan Agreement in its entirety.

NOW, THEREFORE, in consideration of the premises, and the mutual agreements contained herein, the Borrower, the Agent and the Lenders do hereby (i) agree that nothing in this Fourth Amended and Restated Loan Agreement shall constitute the satisfaction or extinguishment of the amount owed under the line of credit promissory notes issued under said Prior Loan Agreement, nor shall it be a novation of the amount owed under such line of credit promissory notes, and (ii) amend and restate said Prior Loan Agreement in its entirety as follows:

ARTICLE 1

GENERAL TERMS

Section 1.1 Terms Defined Above. As used in this Agreement, the terms “Agreement”, “Borrower”, “Initial Bank”, and “Prior Loan Agreement” shall have the meanings indicated above.

Section 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated (and as provided in Section 10.14), unless the context otherwise requires:

“2009 Convertible Debt” shall mean Debt of Borrower issued before the Closing Date which (i) does not exceed $75,000,000.00 in aggregate principal amount, plus up to an additional 15% of such amount ($11,250,000.00) upon exercise of the underwriters’ over-allotment option as described in the 2009 Preliminary Prospectus Supplement, (ii) is unsecured by any Liens, (iii) has a stated (non-default) interest rate equal to or less than six (6%) percent per annum, (iv) has a stated maturity date no earlier than May 1, 2015, (v) sets forth covenants that are no more restrictive on the Companies and their operations and affairs than the covenants described in the 2009 Preliminary Prospectus Supplement, (vi) is not subject to redemption or repurchase in any part prior to maturity, except for the redemptions or repurchases described in the 2009 Preliminary Prospectus Supplement, (vii) is issued no later than November 13, 2009, and (viii) does not exceed in aggregate principal amount the dollar amount received by the Borrower in its contemporaneous issuance of common stock (within one day of this Debt issuance).

“2009 Preliminary Prospectus Supplement” shall mean the Preliminary Prospectus Supplement (to prospectus dated June 25, 2008) relating to the offer and sale of the 2009 Convertible Debt, dated October 19, 2009, in the form provided to the Lenders.

“Advances” shall mean the borrowings on the Closing Date under the Loan and all or any portion of such borrowings and other or subsequent reborrowings under the Loan so long as same remain outstanding and unpaid.

“Affiliate” shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified (and the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person through the ability to exercise voting power) (and the terms “controlling” and “controlled” have meanings correlative thereto).

“Agent” shall mean Capital One, National Association in its capacity as administrative agent of the Lenders pursuant to Article 9 and any successor administrative agent pursuant to Section 9.1.

“Amount” shall mean two hundred fifty million ($250,000,000.00) dollars. Although the aggregate notional amount of the Notes under this Agreement is the Amount, the Commitment Limit is acknowledged by Borrower to be a lesser number, subject to one or more future increases by the Lenders in their sole discretion and the Borrower’s request in conjunction with any future increases in the Borrowing Base and further lender management approvals, and subject to the fee payable on the incremental increased portion under Section 2.5.

“Applicable LIBO Rate Margin” shall mean, on any day, the following per annum interest rate from time to time, determined on each Business Day by reference to the Percentage Outstanding on such day in accordance with the following schedule:

Percentage Outstanding	Applicable LIBO Rate Margin

0 to 35%	2.75%
above 35% to 65%	3.00%
above 65% to 80%	3.25%
above 80%	4.25%

For each separate LIBO Rate tranche, the Applicable LIBO Rate Margin shall be initially set by reference to the Percentage Outstanding on the first day of that tranche’s LIBO Rate Interest Period. Changes in the Applicable LIBO Rate Margin shall become effective on the Business Day on which a change occurs in the Percentage Outstanding that results in a shift between which of the above schedule lines is in effect.

“Applicable Prime Rate Margin” shall mean, on any day, the following per annum interest rate from time to time, determined on each Business Day based on the Percentage Outstanding on such day, in accordance with the following schedule:

Percentage Outstanding	Applicable Prime Rate Margin

0 to 35%	1.00%
above 35% to 65%	1.25%
above 65% to 80%	1.50%
above 80%	2.00%

Changes to the Applicable Prime Rate Margin shall become effective on the Business Day on which a change occurs in the Percentage Outstanding that results in a shift between which of the above schedule lines is in effect.

“Banking Services” shall mean each and any of the following bank services provided to the Borrower by any Lender: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Banking Services Obligations” of the Borrower shall mean any and all obligations of the Borrower owing to any Lender, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.

“Base Rate” shall mean, for any day, an interest rate per annum equal to the greatest of (a) the Prime Rate in effect on such day plus the Applicable Prime Rate Margin in effect on such day, (b) the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%) plus the Applicable LIBO Rate Margin in effect on such day, and (c) the LIBO Rate on such day for a one month Interest Period commencing on such day (or if such day is not a Business Day, the immediately preceding Business Day), provided that if during any calendar month the Base Rate becomes determined under either clause (b) or clause (c) above, then (notwithstanding any language in Section 2.1(b) to the contrary) the Base Rate for the remainder of that calendar month shall continue to be determined using solely that clause until the first Business Day of the next calendar month. For the avoidance of doubt, for purposes of this definition, LIBO Rate for any day shall be determined in accordance with the definition thereof but using the rate per annum as determined by the Agent on such day using the referenced information page’s information appearing on such day and time. Without notice to the Borrower or any other Person, the Base Rate shall change automatically from time to time as and in the amount by which the Prime Rate, the Federal Funds Rate or the LIBO Rate shall fluctuate, subject to the limiting proviso stated above in this definition, with each such change in the Base Rate to be effective as of (and including) the date of such change in the Prime Rate, the Federal Funds Rate or the LIBO Rate, respectively. If, however, the Agent determines on any day that no LIBO Rate bid rate is quoted to the Agent (or otherwise that adequate and reasonable methods do not exist for ascertaining the LIBO Rate) for a one month Interest Period for purposes of determining the interest rate on the Base Rate Advances on any day, then the Base Rate Advances shall bear interest at the greater of (x) the Prime Rate in effect on such day plus the Applicable Prime Rate Margin (as defined below) in effect on such day and (y) the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%) plus the Applicable LIBO Rate Margin in effect on such day, until the Agent determines that LIBO Rate bid rates are being provided. The Base Rate shall remain fixed for one Business Day, to be adjusted on a daily basis to reflect any changes in the Prime Rate, the Federal Funds Rate, or the LIBO Rate, as applicable, and further adjusted on a daily basis to reflect any changes in the Applicable Prime Rate Margin or the Applicable LIBO Rate Margin, as applicable.

“Borrowing Base” shall mean, at any time, the dollar amount calculated as the maximum loan value of the Collateral as determined by the Agent, in each case with the consent of the Required Lenders or all the Lenders, as applicable, as provided below in this definition, in their sole discretion, but based upon their respective customary standards and practices from time to time in effect with respect to secured oil and gas property lines of credit in determining the discounted present value of the Collateral’s production and the Borrower’s cash flows. Any good faith determination by the Agent and the Lenders of the Borrowing Base shall be final and conclusive as to the Borrower. The Borrowing Base may be revised by Agent and the Lenders at any time to reflect changes in the Collateral or the occurrence of events or economic conditions or otherwise pursuant to Agent’s and the Lenders’ customary standards and practices as such exist at that particular time, and further will be subject to scheduled semi-annual redeterminations (approximately April 1 and October 1) during the term of this Loan. Additionally, the Borrower may request once per any six month period between scheduled redeterminations that an unscheduled redetermination be done by Agent and the Lenders, subject to Borrower’s payment to Agent for distribution to the Lenders of a fee in accordance with Section 2.5. The Agent shall notify the Borrower of the result of each Borrowing Base redetermination and its effective date (which shall not be retroactive without the Borrower’s written consent). Each determination of the Borrowing Base shall be effective until redetermined by the Agent in accordance with this Agreement (or until the Maturity Date). Such redetermination may lead to increased or decreased credit availability to the Borrower under the revised Borrowing Base schedule, and any increase shall be subject to Lenders’ credit approval process. The Borrowing Base after any redetermination may be subject to automatic Periodic Reductions (with notice to Borrower) as provided and defined in Subsection 2.4 (c). Without limiting the foregoing, the Agent may exclude, in its sole and absolute discretion, any property or portion of production therefrom from the Borrowing Base, at any time, because title information on, or the status of title to, such property is not reasonably satisfactory to Agent, such property is not Collateral, the Agent’s Lien therein is not first and prior to all others, such property is subject to contractual agreements or commitments not reasonably satisfactory to Agent, or such property is not assignable. The Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the

Agent and the Lenders. On the Closing Date, the Borrowing Base is $130,000,000.00. Thereafter, the Agent shall make a preliminary redetermination of the Borrowing Base each March 15 and September 15 of each year (assuming timely delivery of requested information from the Borrower, including under Subsection 5.2(c) below), and otherwise at such times as deemed appropriate by the Agent or the Required Lenders (including as may be provided by Section 3.3). The Agent promptly shall notify the Lenders in writing of each such preliminary redetermination. Each Lender shall notify the Agent in writing of either its approval or disapproval of any such preliminary redetermination of the Borrowing Base within ten (10) Business Days after its receipt of such notice. Each re-determination of the Borrowing Base which results in an increase shall require the consent of all of the Lenders; each other redetermination of the Borrowing Base (which results in no change or a decrease, including pursuant to Subsection 6.8(b) below) shall require the consent of the Required Lenders. Upon approval of all the Lenders or the Required Lenders, as applicable, of each redetermination, the Agent shall notify the Borrower as provided above.

“Business Day” shall mean (a) for all purposes other than as covered by clause (b) of this definition, a day other than a Saturday, Sunday or legal holiday for commercial lenders in either New Orleans, Louisiana, or New York, New York, and (b) with respect to all requests, notices and determinations in connection with LIBO Rate Loans, a day which is a Business Day described in clause (a) of this definition and which is a day for trading by and between lenders for dollar deposits in the London interbank market.

“Closing Date” shall mean the date on which the Notes are effective and delivered by the Borrower to the Lenders and all the other conditions in Section 7.1 are met or waived (temporarily or otherwise).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall mean the properties and property rights described in the Collateral Documents described in Section 3.1 as primary security for the Indebtedness and, subject to Section 3.4, the Secured Hedge Obligations and the Banking Services Obligations.

“Collateral Documents” shall mean collectively the documents from time to time required by the Agent and the Lenders to obtain the security interest in the Collateral, or otherwise guarantee or secure the Secured Liabilities, or otherwise pertaining to this Agreement (including without limitation the letter of credit applications described in Subsection 2.1(g) below), such documents which exist on the Closing Date being described in Article 3 hereof, as all such documents are amended, restated or renewed from time to time.

“Commitment Limit” shall mean, at any particular date, the lesser of (a) the Amount (as it may be increased by the Lenders from time to time) or (b) the Borrowing Base as most recently determined and in effect (including the effect of any Periodic Reductions), provided, however, that when a Defaulting Lender shall exist, Commitment Limit shall mean, at any particular date, the lesser of (x) the Amount minus the Defaulting Lender Unfunded Portion or the Borrowing Base minus the Defaulting Lender Unfunded Portion.

“Commitments” shall mean the commitments of each of the Lenders for the Loan set forth on Schedule 1 hereto as amended from time to time.

“Companies” shall mean collectively the Borrower and its Subsidiaries (other than Endeavor JV), and “Company” shall mean any one of the Companies.

“Consent by Other JV Member” shall mean the Consent and Acknowledgment by Member (Pledged Membership Interest) by Kinder Morgan Endeavor LLC.

“Consolidated” refers to the consolidation of any Person, in accordance with generally accepted accounting principles (as provided in Section 1.3), with its properly consolidated Subsidiaries.

“Contracts” shall mean those agreements, contracts and other instruments to which the Borrower’s interest in the oil, gas and mineral leases comprising the Collateral are subject.

“Convertible Condition” shall mean that, with respect the Convertible Debt (as issued, Borrower’s $125 million, 5.0% Senior Convertible Notes), one of the following shall have occurred: (i) the Convertible Debt shall have been fully converted to common equity in the Borrower, or (ii) the Convertible Debt shall have been paid in full and discharged, by the use of proceeds of either (x) an equity offering or (y) a new issuance of replacement Debt with the prior written consent of the Agent and the Required Lenders which has a maturity date that is at least one hundred eighty (180) days after July 8, 2013 (i.e., at least 180 days after the third anniversary of the Closing Date).

“Convertible Debt” shall mean Debt of Borrower issued before the Closing Date which (i) does not exceed $135,000,000.00 in aggregate principal amount, (ii) is unsecured by any Liens, (iii) has a stated (non-default) interest rate of less than eight (8%) percent per annum, (iv) has a stated maturity date no earlier than February 1, 2013, (v) sets forth covenants that are no more restrictive on the Companies and their operations and affairs than the covenants described in the Preliminary OM, and (vi) is not subject to redemption, repurchase or conversion in any part earlier than November 1, 2012, except for the redemptions, repurchases or conversions described in the Preliminary OM.

“Debt” shall mean any and all amounts and/or liabilities owing from time to time by a Company to any Person, including any Secured Party, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money or the deferred purchase price of property; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of such Company, and (without duplication) all drafts drawn thereon; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v) indebtedness of the types described above secured by any Lien on any property owned by such Company, to the extent attributable to such Company’s interest in such property, even though such Company has not assumed or become liable for the payment thereof personally; (vi) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under generally accepted accounting principles, (vii) trade payables and operating leases incurred in the ordinary course of business or otherwise; (viii) Hedging Obligations; (ix) obligations of such Company owing in respect of redeemable preferred stock; and (x)

obligations of such Company owing in connection with production payments. For purposes of the covenant pertaining to Endeavor JV in Section 6.18, and the last sentence of the representation in Section 4.7, the foregoing provision shall be modified by replacing “Company” each place it appears with “Endeavor JV”.

“Deed of Trust” shall mean the Texas Deed of Trust described in Section 3.1(i), as amended, supplemented or restated from time to time.

“Default” shall mean the occurrence of any of the events specified in Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

“Default Rate” shall mean, on any particular date, the Base Rate plus five (5%) percent per annum, but in no event to exceed the Maximum Rate.

“Defaulting Lender” shall mean any Lender, as determined by the Agent, that has (a) failed to fund any portion of an Advance under the Loan or any reimbursement of a payment drawing under a letter of credit within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Advances under the Loan and to reimburse payments drawings under then outstanding letters of credit, (d) otherwise failed to pay over to the Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that, for the avoidance of doubt, a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an equity interest in or control of a Lender or its parent company by a governmental authority or an instrumentality thereof.

“Defaulting Lender Unfunded Portion” shall mean the unfunded portion of the Commitment of such Defaulting Lender, including both its portion of any Advance which such Defaulting Lender has failed to pay to the Agent, and its pro rata portion of any unreimbursed payment drawing under any letter of credit which such Defaulting Lender has failed to pay to the Issuing Bank.

“Diamond” shall mean Diamond Blue Drilling Co., an Oklahoma corporation and a wholly owned Subsidiary of the Borrower.

“EBITDA” shall mean, for each period of the twelve months most recently ended, the sum of the Borrower’s (i) net income for that period, plus (ii) any extraordinary loss and other expenses not considered to be operating in nature reflected in such net income, minus (iii) any extraordinary gain, interest income and other income not considered operating in nature reflected in such net income, plus (iv) depreciation, depletion, amortization and all other non-cash expenses for that period, plus (v) all interest, fees, charges and related expenses paid or payable (without duplication) for that period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered “interest expense” under generally accepted accounting principles, together with the portion of rent paid or payable (without duplication) for that period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, plus (vi) the aggregate amount of federal and state taxes on or measured by income for that period (whether or not payable during that period).

“Endeavor” shall mean Endeavor Pipeline Inc., an Oklahoma corporation, and a wholly owned Subsidiary of the Borrower.

“Endeavor JV” shall mean Endeavor Gathering LLC, a Delaware limited liability company, owned by the Borrower and Kinder Morgan Endeavor LLC (or its permitted successors and assigns).

“Endeavor JV Agreement” shall mean the Amended and Restated Limited Liability Company Agreement of Endeavor JV, dated as of November 1, 2009, as amended in compliance with this Agreement.

“Endeavor JV Closing Date” shall mean the date the Kinder Transaction closed (effective as of November 1, 2009).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

“Expedition” shall mean Expedition Natural Resources Inc., an Oklahoma corporation, formerly a wholly owned Subsidiary of the Borrower, merged into the Borrower on or about July 29, 2005.

“Federal Funds Rate” shall mean, for any day, the weighted average (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the quotations at approximately 10:00 a.m. (Central Time) on such day for such transactions received by the Agent from three federal funds brokers of recognized standing selected by Agent.

“Gas Gathering Agreement” shall mean the Gas Gathering Agreement among Endeavor JV, Borrower and Endeavor, dated as of November 1, 2009, as amended in accordance with this Agreement.

“Hedge Agreement” shall mean any agreement or arrangement providing for payments which are related to, or the value of which is dependent upon, fluctuations of interest rates, currency exchange rates or forward rates, or fluctuations of commodity prices, including without limitation any swap agreement, cap, collar, floor, exchange transaction, forward agreement or exchange or protection agreement or similar futures contract or swap or other derivative agreement related to interest rates, currency exchange rates or hydrocarbons or other commodities, or any option with respect to such transaction.

“Hedging Obligations” of a Person shall mean any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising or evidenced (including all renewals, extensions and modifications thereof and substitutions therefor), under any and all Hedge Agreements and any and all cancellations, buybacks, reversals, terminations or assignments of any Hedge Agreement.

“Indebtedness” shall mean any and all amounts, liabilities or obligations owing from time to time by the Borrower to the Agent or to all or any of the Lenders pursuant to this Agreement, the Notes and the Collateral Documents (including attorneys’ fees incurred in connection with the execution, enforcement or collection of the Borrower’s obligations hereunder or thereunder or any part thereof and all fees payable in connection herewith to the Agent or to the Lenders), whether such amounts, liabilities or obligations be liquidated or unliquidated, now existing or hereafter arising.

“Indemnified Parties” shall have the meaning provided in Section 5.14.

“Interest Expense” shall mean, for each period, the sum of all interest, fees, charges and related expenses payable in cash (without duplication) for that period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered “interest expense” under generally accepted accounting principles, plus the portion of rent paid or payable (without duplication) for that period under capital lease obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

“Interest Period” shall mean the period between the Business Day on which the LIBO Rate shall begin and the day on which the LIBO Rate shall end. The duration of each Interest Period for a LIBO Rate Advance shall be one (1) month, two (2) months, or three (3) months, at the Borrower’s election, subject to the following: (i) no Interest Period shall extend past the Maturity Date; (ii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, except that if the next succeeding Business Day would occur in the next following calendar month, the last day of such Interest Period shall be shortened to occur on the next preceding Business Day; (iii) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and (iv) if the Borrower fails to designate an Interest Period, the Interest Period for a LIBO Rate Advance (recognizing that under Subsection 2.1(b) below the Lenders are not obligated to make such a LIBO Rate Advance in the absence of such designation by the Borrower) shall be deemed to be one month until a different designation is made for a subsequent Interest Period. No Interest Period for a LIBO Rate Advance shall have a duration of less than one month, and if any such Interest Period would otherwise be a shorter period, the relevant Advance shall be a Base Rate Advance during such period.

“Issuing Bank” shall mean Capital One, National Association, and any successor issuing bank pursuant to Section 9.1.

“Joint Use Agreement” shall mean the Joint Use Agreement between Borrower and Endeavor JV, dated as of November 1, 2009, as amended in compliance with this Agreement.

“Kinder Transaction” shall mean the formation of the joint venture Endeavor JV, by the Borrower and Kinder Morgan Endeavor LLC as its two members, and the contribution by the Borrower and Endeavor of materially all of the assets relating to their natural gas gathering business on the terms previously described in writing by the Borrower to the Agent and the Lenders, together with the sale by the Borrower to Kinder Morgan Endeavor LLC of a forty (40%) percent interest in Endeavor JV (after giving effect to certain preferential distribution rights in favor of Kinder Morgan Endeavor LLC in the Endeavor JV Agreement) for a purchase price of $36,000,000.00, which took effect on the Endeavor JV Closing Date.

“Lenders” shall mean the lenders listed on Schedule 1 hereto and on the signature pages of this Agreement, and their respective successors and assigns in accordance with Section 9.6.

“Letter of Credit Sublimit” shall mean ten million ($10,000,000.00) dollars.

“Letter of Credit Usage” shall mean, on any date of determination, the sum of (i) the maximum aggregate amount that is or at any time thereafter may become available for drawing under all standby letters of credit then outstanding under this Agreement plus (ii) the aggregate amount of all drawings under letters of credit honored by the Issuing Bank and not theretofore reimbursed by Borrower in any manner, either directly or out of the proceeds of an Advance pursuant to Subsection 2.1(g).

“LIBO Rate” shall mean, during any Interest Period for any Advance, an interest rate per annum equal to the Reserve Adjusted LIBO Rate (as defined below) plus the Applicable LIBO Rate Margin. “Reserve Adjusted LIBO Rate” shall mean with respect to each Interest Period for a LIBO Rate Advance, an interest rate per annum equal to the quotient (converted to a percentage, rounded upward to the nearest whole multiple of 1/100 of 1% per annum) of (i) the rate per annum as determined by the Agent at or about 10:00 a.m. Central Time (or as soon thereafter as practicable) on the second Business Day prior to the first day of each Interest Period, to be the annual rate of interest for deposits in United States dollars for the selected Interest Period as shown on the Dow Jones Telerate Matrix page for British Bankers Association Interest Settlement Rates as of two Business Days prior to the first day of such Interest Period, divided by (ii) the amount by which 1.00 exceeds the LIBOR Reserve Requirement (as defined below), expressed as a decimal, for such Interest Period. “LIBOR Reserve Requirement” shall mean for any day during an Interest Period for any LIBO Rate Advance, that percentage (expressed as a decimal) which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Lenders with respect to liabilities consisting of or including “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such Interest Period. In determining this percentage, the Agent may use any reasonable averaging and attribution method. No more than six (6) LIBO Rate tranches at any one time are permitted for the Notes. The Borrower will comply with the provisions of Addendum I hereto, relating to the LIBO Rate, which is an integral part of this Agreement. The Reserve Adjusted LIBO Rate for each separate LIBO Rate tranche shall remain fixed for the duration of that tranche’s LIBO Rate Interest Period. The Borrower shall not have the right to voluntarily prepay Advances outstanding at the LIBO Rate prior to the end of the applicable LIBO Rate Interest Period unless the Borrower includes payment of amounts, if any, required to be paid pursuant to paragraph 6 of Addendum I.

“Lien” shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, production payment, conditional sale, bond for deed or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

“Loan” shall mean the line of credit and standby letters of credit as described in Article 2 hereof.

“Loan Excess” shall mean, at any point in time, the amount, if any, by which the outstanding principal balance of the Advances plus the undisbursed amount of all outstanding standby letters of credit issued pursuant to this Agreement exceeds the Commitment Limit then in effect.

“Loan Documents” shall mean this Agreement (as amended, restated or renewed from time to time), the Notes and the Collateral Documents.

“Management Services Agreement” shall mean the Management Services Agreement between Endeavor JV and Borrower, dated as of November 1, 2009, as amended in accordance with this Agreement.

“Material Value Change Amount” shall mean, at any time during a period between two successive scheduled Borrowing Base redetermination dates, the sum of (i) the fair market value (as determined by the Agent) of sales or other dispositions made pursuant to clause (v) of Subsection 6.8(b) during such period plus (ii) the economic value (as determined by the Agent) of hedge positions (whether evidenced by a floor, put, or other Hedge Agreement) upon which the Lenders relied in determining the most recent Borrowing Base and which the Borrower terminates, cancels or unwinds (including by creating any off-setting positions) during such period.

“Maturity Date” shall mean, as applicable, (i) if the Convertible Condition is not met on or before July 31, 2012, then August 1, 2012, (ii) if the Convertible Condition is met on or before July 31, 2012, then July 8, 2013, or (iii) such earlier date on which the Loan is accelerated pursuant to Section 8.2 hereof.

“Maximum Rate” shall mean the maximum nonusurious interest rate permitted under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs), as such laws are presently in effect, or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

“Maximum Subordinated Amount” shall mean fifty million ($50,000,000.00) dollars of Qualified Redeemable Preferred Equity.

“Notes” shall mean the promissory notes executed by the Borrower, each substantially in the form of Exhibit A hereto, initially dated the Closing Date (and subsequently dated on the date that additional Lenders become a party to this Agreement), payable to the order of each Lender in the amount of the Lender’s Commitment, in representation of the Advances available to be made under the line of credit Loan, together with any and all amendments, modifications, extensions, renewals, increases or rearrangements thereof or therefor. (The Notes dated the Closing Date payable to the order of each Lender in the amount of the Lender’s Commitment as shown on Schedule 1 hereto have been given in renewal of the indebtedness previously evidenced, most recently, by those certain six Line of Credit Notes, each dated June 3, 2009, issued under the Prior Loan Agreement, which were in turn given in renewal, extension and increase of the indebtedness previously evidenced by earlier Line of Credit Notes.)

“Obligated Volumes” shall mean, at any particular date, the sum of all of the hedged commodity volumes that are covered by the Borrower’s Hedge Agreements. For purposes of this definition, the Borrower’s hedged commodity volumes shall be counted towards “Obligated Volumes” on the following basis:

Net Sold Call Options: with regard to commodity volumes covered by any sold call option where the Borrower has an offsetting bought call option (as would occur in a “call spread”) in which the bought call price is less than the sold call price, only those volumes covered by the sold call option that are not covered by offsetting bought call options shall be counted as Obligated Volumes. For this netting to occur, the offsetting option must be for the same volumes, dates, and commodities.

Net Sold Put Options: with regard to commodity volumes covered by any sold put option where the Borrower has an offsetting bought put option (as would occur in a “put spread”) in which the bought put price is greater than the sold put price, only those volumes covered by the sold put option that are not covered by offsetting bought put options shall be counted as Obligated Volumes. For this netting to occur, the offsetting option must be for the same volumes, dates, and commodities.

With regard to “purchased puts” that are not executed in conjunction with any other Hedge Agreement, the commodity volumes covered by such purchased puts are not counted towards Obligated Volumes.

With regard to a “collar” or “costless collar” that involves the purchase of a put and the sale of a call for the same volumes, dates and commodities, only the volumes associated with the sold call will be counted towards Obligated Volumes.

With regard to a “three way producer collar” that involves the purchase of a put, the sale of a lower priced put, and the sale of a call, all for the same volumes, dates and commodities, only the volumes associated with the sold call will be considered Obligated Volumes.

For the avoidance of doubt, all volumes covered by forward sale agreements for physical delivery are counted towards Obligated Volumes.

“Operator” shall mean each Person which is an operator of any of the Borrower’s properties.

“Outstandings” shall mean, as to each Lender, a Lender’s respective actual portion of the outstanding Indebtedness, being the Lender’s portion of the unpaid and outstanding aggregate principal balance of the Advances under its Note plus the Lender’s participation in the undisbursed amount of all standby letters of credit plus the Lender’s portion of the aggregate amount of all payment drawings under letters of credit honored by the Issuing Bank and not theretofore reimbursed by Borrower in any manner

“Patriot Act” shall have the meaning set forth in Section 4.22.

“Participation Agreement” shall mean the Participation Agreement dated December 29, 2003, by and among Penn Virginia Oil & Gas Corporation, the Borrower, and Expedition and Endeavor, as amended by the First Amendment dated February 27, 2004, the Second Amendment dated March 9, 2004, the Third Amendment dated April 6, 2004, the Amendment No. 4 dated August 11, 2004, the Amendment No. 5 dated February 25 and March 2, 2005, the Amendment No. 6 entered January 3 and 13, 2006, and as further amended after the Closing Date in accordance with this Agreement. PVOG is the successor to Penn Virginia Oil and Gas Corporation under the Participation Agreement.

“Percentage Outstanding” shall mean, for any day, the fraction (expressed as a percentage) obtained by dividing (x) the current unpaid and outstanding aggregate principal balance of the Advances under the Notes plus the undisbursed amount of all standby letters of credit, on such day by (y) the current Commitment Limit on such day.

“Periodic Reduction” shall have the meaning provided in Subsection 2.4(c).

“Permitted Commodity Hedge” shall mean non-speculative transactions in futures, forwards, swaps or option contracts (including both physical and financial settlement transactions), engaged in by the Borrower or any Subsidiary as part of its normal business operations with the purpose and effect of hedging prices as a risk management strategy or hedge against adverse changes in the prices of natural gas or oil (including without limitation commodity price hedges, swaps, caps, floors, collars and similar agreements designed to protect the Borrower or such Subsidiary against fluctuations in commodity prices or any option with respect to any such transaction) and not intended primarily as a borrowing of funds, provided that all times: (1) no such contract fixes a price for a term of more than thirty six (36) months without the prior written consent of the Required Lenders; (2) the aggregate monthly Obligated Volumes covered by all such contracts (considered both individually and in the aggregate) by the Borrower and all its Subsidiaries (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to the Agent) for any single month during the next six (6) month period (on a rolling basis) does not exceed (x) for oil, one hundred (100%) percent of the Borrower’s aggregate Existing Production (as defined below) of oil sold for the immediately preceding month, and (y) for gas, one hundred (100%) of Borrower’s aggregate Existing Production of gas sold for the immediately preceding month; (3) the aggregate Obligated Volumes covered by all such contracts (considered both individually and in the aggregate) by the Borrower and all its Subsidiaries does not in the aggregate exceed (x) for oil, eighty-five (85%) percent of the Borrower’s aggregate Projected Production (as defined below) of oil anticipated to be sold in the ordinary course of the Borrower’s business for the time period(s) covered by such contracts, and (y), for gas, eighty-five (85%) percent of the Borrower’s aggregate Projected Production of gas anticipated to be sold in the ordinary course of the Borrower’s business for the time period(s) covered by such contracts; (4) no such contract requires the Borrower or such Subsidiary to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by the Borrower or such Subsidiary in performing its obligations thereunder, other than letters of credit issued under this Agreement; and (5) each such contract shall be either with any Lender or an Affiliate of any Lender (without restriction as to rating), or with a counterparty who (or have a guarantor of the obligation of the counterparty who), at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. (or a successor credit rating agency) or with a counterparty otherwise approved in advance by the Required Lenders. As used herein, the term “Existing Production” means the actual production of oil or gas (measured by volume unit or BTU equivalent, not sales price), as applicable, sold in the ordinary course of the Borrower’s business for a particular month from properties and interests owned by the Borrower which are Collateral and which have attributable to them proved developed oil or gas reserves as reflected in the most recent engineering report delivered pursuant to Subsection 5.2(c) (third party or internal, as applicable), after deducting production from any properties or interests sold that had been included in such report and after adding actual production from any properties or interests owned by the Borrower which have become Collateral and have not been reflected in such report that are reflected in a separate or supplemental report meeting requirements of such Subsection 5.2(c) or otherwise satisfactory to the Agent. As used herein, the term “Projected Production” means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price), as applicable, for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Borrower which are Collateral and which have attributable to them proved developed producing oil or gas reserves as reflected in the most recent engineering report delivered pursuant to Subsection 5.2(c) (third party or internal, as applicable), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests owned by the Borrower which have become Collateral and had not been reflected in such report that are reflected in a separate or supplemental report meeting requirements of such Subsection 5.2(c) and otherwise satisfactory to the Agent.

“Permitted Hedge Agreement” shall mean any Hedge Agreement which is a Permitted Commodity Hedge or a Permitted Interest Hedge.

“Permitted Hedge Obligations” shall mean any and all present and future amounts, obligations and liabilities, contingent or otherwise, of the Borrower and its Subsidiaries under, collectively, all Permitted Commodity Hedges and all Permitted Interest Hedges.

“Permitted Interest Hedge” shall mean any forward contract, futures contract, swap, option or other financial agreement or arrangement (including without limitation caps, floors, collars, puts and similar agreements or any option with respect to any such transaction) relating to, or the value of which is dependent upon, interest rates, entered into by the Borrower with one or more financial institutions or one or more futures exchanges as part of its normal business operations (recognizing that Borrower has not done so in the past) with the purpose and effect of hedging interest rates on a principal amount of the Borrower’s Debt that is accruing interest at a variable rate as a risk-management strategy, and not for purposes of speculation and not intended primarily as a borrowing of funds, and which are designed to protect the Borrower against fluctuations in interest rates with respect to Debt, provided that at all times: (1) the aggregate notional amount of such contracts never exceeds one hundred (100%) percent of the anticipated outstanding principal balance of the Debt of the Borrower to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances; (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Debt of the Borrower to be hedged by such contract;

and (3) each such contract shall be either with any Lender or any Affiliate of any Lender (without restriction as to rating), or with a counterparty who (or have a guarantor of the obligation of the counterparty who), at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poors Corporation or Moody’s Investors Services, Inc. (or a successor credit rating agency), or with a counterparty otherwise approved in advance by the Required Lenders.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

“Pipeline Operating Agreement” shall mean the Pipeline Operating Agreement between Endeavor and Endeavor JV, dated as of November 1, 2009, as amended in compliance with this Agreement.

“Plan” shall mean any plan subject to Title IV of ERISA and maintained by the Borrower, or any such plan to which the Borrower is required to contribute on behalf of its employees.

“Preliminary OM” shall mean the Preliminary Offering Memorandum relating to the offer and sale of the Convertible Debt, revised draft dated February 4, 2008.

“Prime Rate” shall mean, at any particular date, the prime or base rate as reflected in The Wall Street Journal (or if such rate is not published or is no longer available, such other index satisfactory to the Agent). Without notice to the Borrower or any other Person, the Prime Rate shall change automatically from time to time as and in the amount by which said index rate shall fluctuate, with each such change in the Prime Rate to be effective as of the date of each change in such index rate. The Wall Street Journal index rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by the Agent or any Lender (or by such institutions comprising said index).

“Prior Lenders” shall mean the Lenders which were parties to and lenders under the Prior Loan Agreement (being Capital One, NA, Union Bank, N.A., Compass Bank, Bank of America, N.A., BNP Paribas, and Fortis Capital Corp.).

“Prior Loan Agreement” shall have the meaning provided in the Preliminary Statement of this Agreement.

“PVOG” shall mean Penn Virginia Oil & Gas, L.P., a wholly owned subsidiary of Penn Virginia Corporation.

“PVOG Production Payment” shall mean the dollar denominated production payment purchased by PVOG from the Borrower in the original amount of $2,233,435.76, repayable solely from 75% of the Borrower’s share of production revenues from only four certain wells (Bryant #2, Bryant #3, Richardson #3 and Scott #1), without interest. On June 1, 2010, the balance owed was $1,399,998.00.

“Qualified Redeemable Preferred Equity” shall mean redeemable preferred stock issued by the Borrower before the Closing Date which (i) does not exceed in total consideration paid to or for the account of the Borrower in connection therewith the Maximum Subordinated Amount, (ii) is not redeemable in any part earlier than five (5) years after its issuance date, except only at the voluntary option of the Borrower and except for mandatory redemption following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively), (iii) has a stated interest or dividend rate of less than ten (10%) percent per annum, except for a default dividend rate not exceeding twelve (12%) percent per annum, (iv) sets forth covenants that in the judgment of the Agent and Agent’s counsel are no more restrictive on the Companies and their operations and affairs than the covenants contained in this Agreement, and (v) is unsecured by any Liens.

“Required Lenders” shall mean Lenders in the aggregate holding at least sixty-six and two-thirds (66 2/3%) percent of the aggregate unpaid principal amount of the Notes (or if no Advances are outstanding then 66 2/3% of the aggregate Commitments).

“Secured Hedge Agreements” shall mean all Hedging Agreements, whether now in existence or hereafter arising, which establish Secured Hedge Obligations by the Borrower or any Subsidiary in favor of a Secured Hedge Provider.

“Secured Hedge Obligations” shall mean any Permitted Hedge Obligations of the Borrower or any Subsidiary owing to any one or more of the (present and future) Secured Hedge Providers, and includes the due performance and compliance by the Borrower or any Subsidiary with all the terms, conditions and agreements contained in the Secured Hedge Agreement pertaining thereto.

“Secured Hedge Provider” shall mean any one or more of the (present and future) Lenders under this Agreement, or any Affiliate of such Lender which is a party to one or more Secured Hedge Agreements with the Borrower or any Subsidiary, so long as any such Lender is a “Lender” under this Agreement at the time such Secured Hedge Obligation is entered into with such Lender or Affiliate of such Lender (even if such Lender subsequently ceases to be a “Lender” under this Agreement for any reason).

“Secured Liabilities” shall mean collectively the Indebtedness, the Secured Hedge Obligations and the Banking Services Obligations.

“Secured Parties” shall mean the Agent, the Lenders and the Secured Hedge Providers.

“Shared Collateral” shall have the meaning provided in Section 3.4.

“Subsidiary” shall mean each corporation of which the Borrower owns, directly or indirectly, fifty percent (50%) or more of the outstanding capital stock, and each partnership, limited liability company or other Person of which the Borrower owns, directly or indirectly, fifty percent (50%) or more of the outstanding partnership, membership or other ownership or voting interest.

“Swap Termination Value” means, in respect of any transaction under any Hedge Agreement, after taking into account the effect of any legally enforceable netting agreement relating to such transaction, for any date on or after the date such transaction has been closed out and termination value(s) determined in accordance therewith, such termination value.

“Synthetic Lease” means, for any Person, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (i) that is accounted for as an operating lease and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Total Net Debt” shall mean the Consolidated Debt of the Borrower and its Subsidiaries and the liquidation preference of all Qualified Redeemable Preferred Equity except the Series B Cumulative Preferred Stock, $0.001 par value, issued by the Borrower. For purposes of this definition and for determining the Borrower’s compliance with Subsection 5.15(d), the Borrower’s Consolidated Debt shall exclude, for each date of determination, the equity component of the Borrower’s Convertible Debt pursuant to FASB Staff Position (“FSP”) Accounting Principles Board 14-1,

“Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (in which the FSP specifies that issuers of such convertible debt instruments should separately account for the liability and the equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods). For purposes of this definition only (and its use in Subsection 5.15(d)), the defined term “Debt” shall be modified as follows: (1) by adding to clause (vi) the additional phrase “and all obligations which would appear on such Company’s balance sheet in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as capital leases; (2) clause (vii) shall be disregarded and not counted; and (3) clause (viii) “Hedging Obligations” shall be deleted and replaced in its entirety with the substitute clause “(viii) the aggregate Swap Termination Value of all transactions under Hedge Agreements by such Company”.

Section 1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time (except for changes in accounting principles or practice approved by independent certified public accountants for the Borrower) on a basis consistent with the most recent financial statements of the Borrower.

ARTICLE 2

THE CREDIT

Section 2.1 Line of Credit and Letters of Credit. (a) Line of Credit. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, on the Closing Date each Lender, severally, agrees to make a revolving line of credit available to the Borrower in the maximum aggregate principal amount equal to such Lender’s Commitment set forth in Schedule I hereto. The aggregate amount of all Advances, plus the aggregate Letter of Credit Usage, shall not exceed the Commitment Limit. The line of credit is represented by the Notes in the aggregate principal amount of the Amount, payable to the order of the Lenders. Principal and all accrued and unpaid interest on the line of credit shall be payable in full on the Maturity Date, after which no further Advances will be made. Payments may be debited from the Borrower’s accounts with the Agent as provided in this Agreement.

(b) Interest. The interest rate applicable to each Loan Advance beginning on the date such Advance is made shall be either (i) the Base Rate, adjusted daily, or (ii) the LIBO Rate, adjusted daily, selected at the Borrower’s option by written notice to Agent in accordance with the terms hereof, but in no event shall the interest rate applicable to any Loan Advance exceed the Maximum Rate. Effective on the first day following the end of any LIBO Rate

Interest Period, the Borrower may from time to time change the interest rate which is to apply to the Advances or a portion thereof, as applicable (including any yet to be made Advance which is made on the effective date of the interest rate change) by notifying the Agent of the Borrower’s desire to change the interest rate not less than three (3) Business Days prior to the date on which such change shall be effective. No more than six (6) LIBO Rate tranches and one Base Rate tranche (all Base Rate Advances constituting one tranche) shall be permitted for the Notes at any one time. In the absence of any timely specific interest rate election by the Borrower (as provided above in this Subsection 2.1(b) and in the definition of LIBO Rate), unless otherwise agreed by the Agent, an Advance (if outstanding as a LIBO Rate Advance) will be automatically converted into a Base Rate Advance on the last day of the then current LIBO Rate Interest Period for such Advance or (if not then outstanding) an Advance shall bear interest at the Base Rate. The Borrower further will comply with the provisions of Addendum I hereto, relating to the LIBO Rate, which is an integral part of this Agreement. Interest on the Notes shall be payable (x) on Advances bearing interest at the Base Rate monthly in arrears on the last day of each month, and (y) on LIBO Rate Advances on the last day of each applicable LIBO Rate Interest Period for each LIBO Rate Advance. Interest on (i) Base Rate Advances and all other Indebtedness except for LIBO Rate Advances shall be calculated on the basis of a 365 (or in a leap year 366) day year and the actual number of days elapsed, and (ii) on LIBO Rate Advances shall be calculated on the basis of a 360-day year by applying the ratio of the annual interest rate over a year of 360 days, times the applicable principal balance, times the actual number of days such applicable principal balance is outstanding. Payments may be debited from the Borrower’s accounts with the Agent as provided in this Agreement. The Maximum Rate shall be calculated based on a 365-day or 366-day year, as is applicable.

(c) Draw Requests. In accordance with the provisions in this Section, the Lenders will make Advances to the Borrower from time to time on any Business Day on and after the Closing Date until and including the last Business Day before the Maturity Date in such amounts as the Borrower may request in accordance with this Section 2.1, up to the Commitment Limit, and the Borrower may make borrowings, repayments and reborrowings in respect thereof. Each Advance (whether a LIBO Rate Advance or a Base Rate Advance) shall be in a minimum amount of $250,000.00 and integral multiples of $250,000.00 in excess of that minimum amount. Requests for Advances in substantially the form of Exhibit C (or other writing acceptable to the Agent) must be made by written notice from the Borrower sent to the Agent by mail, courier or facsimile in accordance with Section 10.1, specifying the amount of the Advance, subject to Section 2.12. A request shall be fully authorized by the Borrower if made by any one of James Merrill or Ken Kenworthy Jr. or other individual designated by the Borrower as an authorized person in accordance with resolutions of the Board of Directors of the Borrower certified to the Agent. The Agent and the Lenders may rely fully and completely upon the authority of the signatory of such request or confirmation unless such authority is terminated by written notice to the Agent, and any such termination shall be effective only prospectively. The request for any Advance by the Borrower shall constitute a certification by the Borrower that all of the representations and warranties contained in Article 4 (other than those representations and warranties, if any, that are by their specific terms limited in application to a specific date) are true and correct as of the date of such request and also as of the date of the Advance.

(d) Timing. Requests for Advances at the Base Rate shall be made on written notice from the Borrower to the Agent, received by the Agent no later than 10:00 a.m. (Central Time) on the first Business Day before such Base Rate Advance specifying the amount thereof. Request for Advances at the LIBO Rate shall be made on written notice from the Borrower to the Agent received by the Agent no later than 11:00 a.m. (Central Time) on the third (3rd) Business Day before such LIBO Rate Advance, specifying the amount thereof (including the amount of each tranche, if more than one) and the LIBO Rate Interest Period (or Interest Periods, if more than one tranche). Each such written notice by the Borrower shall be irrevocable by the Borrower. The Agent shall promptly give each Lender notice of such proposed Advance.

(e) Funding. Not later than 12:00 noon (Central Time) on the date of any Advance, each of the Lenders shall make available to the Agent, in immediately available funds, the amount of such Lender’s prorata portion (i.e., the percentage of its Commitment as compared to the aggregate of the Commitments) of the amount of the requested Advance. Upon receipt from each Lender of such amount, and upon fulfillment of the applicable conditions set forth in this Agreement in Article 7, the Agent (on behalf of the Lenders) will make available to the Borrower the aggregate amount of such Advance in accordance with the further terms of this Section 2.1. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any date of an Advance the amount of its portion of the requested Advance shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s portion of any requested Advance (but no Lender shall be responsible for the failure of any Lender to make available to the Agent such other Lender’s portion of any requested Advance).

The Agent may, unless notified to the contrary by any Lender prior to the date of an Advance, assume that each Lender has made available to the Agent on such date of the applicable Advance the amount of each Lender’s portion of the Advance to be made on such date, and the Agent shall, in reliance upon such assumption, make available to Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after the date of the applicable Advance, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Lender’s portion of such Advance, times (iii) a fraction, the numerator of which is the number of days that elapse from and including such date of the Advance to the date on which the amount of such Lender’s portion of such Advance shall become immediately available to the Agent, and the denominator of which is 365; provided, that if such Lender has not paid to the Agent such Lender’s portion of the Advance by 12:00 noon (Central Time) on the third (3rd) Business Day after the Advance was made to the Borrower, then the interest rate in clause (i) above shall be the Prime Rate (adjusted daily) from and after such second (2nd) Business Day after the Advance was made until and including the date such Lender makes available to the Agent such Lender’s portion of the Advance; provided, further, that if such Lender has not paid to the Agent such Lender’s portion of the Advance by 12:00 noon (Central Time) on the fifth (5th) Business Day after the Advance was made to Borrower, then the interest rate in clause (i) above shall be the Prime Rate (adjusted daily) plus three (3.0%) percent per annum from and after such fifth (5th) Business Day after the Advance was made until and including the date such Lender makes available to the Agent such

Lender’s portion of the Advance. A statement of the Agent submitted to each Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Lender. If any Lender fails to pay to Agent its portion of any Advance within fifteen (15) days after an Advance or if any Lender twice fails to timely make its portion of Advances to be made to the Borrower available to the Agent before 12:00 noon (Central Time) on the dates Advances are made to the Borrower (counting failures in reimbursement under Subsection 2.1(g) as a failure hereunder), then, if requested to do so by the Borrower or any other Lender or the Agent, such Lender shall sell all of its interests, rights and obligations under this Agreement (including all of its Commitment and its portion of the Loan at the time owing to it) and the Note held by it to another Lender or lender under Section 9.6 hereof, provided such a willing, qualified assignee is identified by the requesting party. Such Defaulting Lender shall make such sale in accordance with the provisions of Section 9.6.

Not later than 3:00 p.m. (Central Time) on the date properly and timely requested for the Advance and upon fulfillment of the applicable conditions set forth in Article 7 of this Agreement, the Agent will make such Advance available to the Borrower in same day funds in the account maintained by the Borrower with the Agent and the credit advice resulting therefrom shall be mailed by the Agent to the Borrower. The Borrower irrevocably agrees that the deposit of the proceeds of any Advance in any account of Borrower with the Agent, or the Agent’s copy of any cashier’s check representing all or any part of the proceeds of the disbursements, shall be deemed prima facie evidence of the Borrower’s Indebtedness to the Lenders under the Loan.

(f) Minimum. Notwithstanding anything in this Agreement to the contrary, the aggregate principal amount of all LIBO Rate Advances having the same LIBO Rate Interest Period shall be at least equal to $250,000.00; and if any LIBO Rate tranche would otherwise be in a lesser principal amount for any period, such tranche shall bear interest at the Base Rate during such period.

(g) Letters of Credit. As a portion of the line of credit availability up to the Letter of Credit Sublimit (and subject to the Borrowing Base and the other terms and conditions contained in this Agreement), the Issuing Bank will issue standby letters of credit for the account of the Borrower (including for the commercial needs of any one or more of the Borrower’s wholly-owned Subsidiaries from time to time in existence, so long as such entity is wholly owned directly or indirectly) from time to time. The expiration of such letters of credit shall be on a Business Day not later than one year after issuance, and further shall not extend beyond the Maturity Date of the line of credit. The expiration date of a letter of credit may not be extended on or after the Maturity Date and no letter of credit may be renewed, replaced or increased on or after the Maturity Date. The Borrower shall pay to the Agent, for disbursement to the Lenders in accordance with Subsection 9.1(a), a fee for each standby letter of credit at the per annum rate equal to the Applicable LIBO Rate Margin then in effect on the maximum amount available to be drawn under the letter of credit for the period from the date of issuance to its expiration date, payable quarterly in arrears on each June 30, September 30, December 31 and March 31 (and on the Maturity Date). In addition, the Borrower shall pay the Agent as a fronting fee, which the Agent shall retain for its own account as letter of credit Issuing Bank, one-quarter of one percent (0.25%) on the face amount. The Borrower also shall pay to the Agent, for the account solely of the Issuing Bank, additional amounts customarily charged by the Issuing Bank for the issuance and processing of letters of credit. Each letter of credit shall be issued not later than the close of the Issuing Bank’s business (Central Time) on the third (3rd) Business Day after receipt (including by facsimile pursuant to Section 10.1 hereof) by the Issuing Bank of the Borrower’s written application in substantially the form of the Issuing Bank’s then standard Application for Irrevocable Standby Letter of Credit and Letter of Credit Agreement, executed by the Borrower (by any one of the persons designated by the Borrower in writing to the Agent in accordance with the terms of Subsection 2.1(d) below). Such application and agreement shall be Collateral Documents under this Agreement, supplemental to and not in replacement of this Agreement and the other Collateral Documents, provided that in the event of a conflict between such application and agreement and this Agreement then this Agreement shall prevail (even if such application or agreement is executed later). In the event such written application is telecopied to the Issuing Bank, the Issuing Bank may but need not confirm such application before acting thereupon. The Issuing Bank may rely fully and completely upon the authority of the signatory of such written application and the contents thereof unless such authority is terminated by written notice to the Issuing Bank, and any such termination of authority shall be effective only prospectively. Such letters of credit will be documented on the Issuing Bank’s standard forms. No letter of credit will be issued (x) if the face amount thereof plus the aggregate Letter of Credit Usage then outstanding would exceed the Letter of Credit Sublimit, or (y) if the face amount thereof plus the aggregate Letter of Credit Usage then outstanding plus the aggregate of all Advances then outstanding would exceed the Commitment Limit. Payment by the Issuing Bank of a draw on a standby letter of credit, if not reimbursed in full on the same day by the Borrower, automatically (notwithstanding the limitation in Subsection 2.1(a) above) shall be an Advance as a part of the Loan bearing interest from the date of such draw at the Base Rate. Upon its issuance of any such letter of credit, the Issuing Bank shall promptly notify each other Lender of such issuance. Immediately upon the issuance by the Issuing Bank of any letter of credit, the Issuing Bank shall be deemed to have sold and transferred to each other Lender and each such other Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation in such letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. The amount of such other Lender’s participation shall be such other Lender’s prorata portion (i.e., such Lender’s Commitment as compared to the aggregate of the Commitments).

In the event that the Issuing Bank makes any payment under any letter of credit and the Borrower shall not have reimbursed such amount in full to the Issuing Bank on the date of such payment, the Issuing Bank shall promptly notify the Agent, which shall promptly notify each other Lender of such failure, and each other Lender shall promptly and unconditionally pay to the Issuing Bank the amount of such other Lender’s prorata portion (i.e., such Lender’s Commitment as compared to the aggregate of the Commitments) of such unreimbursed payment in immediately available funds. If the Agent so notifies, prior to 11:00 a.m. (Central Time) on any Business Day, each Lender shall make such payment on such Business Day. The failure or refusal by any Lender to make reimbursement to the Issuing Bank at the aforesaid time and place in the amount of its portion of such reimbursement shall not relieve any other Lender from its several obligation hereunder to make reimbursement to the Issuing Bank in the amount of such other Lender’s portion of such requested reimbursement (but no Lender shall be responsible for the failure of any Lender to make reimbursement to the Issuing Bank of such other Lender’s portion of such requested reimbursement). If any Lender makes reimbursement to the Issuing Bank of such amount on a date after the aforesaid date for reimbursement, such Lender shall pay to the Issuing Bank on demand an amount computed on the basis set forth in Subsection 2.1(e) above (substituting such reimbursement due date for the Advance Date), which Subsection 2.1(e) shall be fully applicable to such failure.

The obligations of the other Lenders to make reimbursement payments to the Issuing Bank with respect to letters of credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever. In determining whether to pay under any letter of credit, the Issuing Bank shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such letter of credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any letter of credit if taken or omitted in the absence of gross negligence or willful misconduct shall not create for the Issuing Bank any resulting liability to the Borrower or any Lender.

Letters of credit issued under the Prior Loan Agreement and still outstanding on the Closing Date shall hereafter be counted under and governed by this Agreement.

Section 2.2 Business Days. If the date for any payment, prepayment, Periodic Reduction, or fee payment hereunder falls on a day which is not a Business Day, then for all purposes of this Agreement (unless otherwise provided herein) the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

Section 2.3 Payments. The Borrower shall make each payment hereunder and under the Notes and any Collateral Documents in lawful money of the United States of America in same day funds to the Agent at its office at 5718 Westheimer, Houston, Texas, not later than 11:00 a.m. (Central Time) on the day when due, or such other place in the United States as designated in writing by the Agent, without any offset, counterclaim or any other deduction. The Agent shall promptly send to each Lender by federal wire transfer its respective proportionate share of all amounts to which the Lenders are entitled in accordance with Subsection 9.1(a). The Borrower hereby authorizes the Agent to charge from time to time against the Borrower’s accounts with the Agent any amount which is then so due, and acknowledges that such accounts will be established for that purpose (among other purposes) under Section 5.16 and Section 5.17 and may be so used even in the absence of an Event of Default.

Section 2.4 Prepayment. (a) Voluntary. The Borrower may prepay the Loan in full or in part at any time without payment of premium or penalty; provided, however, that (i) the Borrower shall give the Agent notice of each such prepayment of all or any portion of a LIBO Rate Advance no less than three (3) Business Days prior to prepayment, (ii) any LIBO Rate Advance may be prepaid only on the last day of the Interest Period for such LIBO Rate Advance, unless the Borrower includes payment of amounts, if any, required to be paid pursuant to paragraph 6 of Addendum I, (iii) the Borrower shall give the Agent notice of each such prepayment of all or any portion of a Base Rate Advance no less than one (1) Business Day prior to prepayment, (iv) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and (v) no such prepayment shall serve to postpone the repayment when due of any other Indebtedness. Each such notice of a prepayment under this Section shall be irrevocable and the amounts specified in each such notice shall be due and payable on the date specified. Upon receipt of such notice, the Agent shall promptly notify each Lender thereof. Each partial prepayment shall be in an aggregate principal amount of (x) $250,000.00 or an integral multiple of $250,000.00 in excess thereof or (y) if the outstanding principal balance of the Loan is less than the minimum amount set forth in the preceding clause (x) of this sentence, then such lesser outstanding principal balance, as the case may be.

(b) Mandatory. The Agent shall notify the Borrower of the result of each Borrowing Base redetermination in accordance herewith. If at any time the Agent determines that a Loan Excess exists, then within ten (10) days after being notified of the Loan Excess the Borrower shall indicate by written notice to the Agent of its decision to do one or a combination of the following actions within ninety (90) days of receipt by the Borrower of notice of such Loan Excess (and, thereafter, in compliance with such notice the Borrower shall): (x) prepay the Advances (together with accrued interest on the amount to be prepaid to the date of payment) in an amount sufficient to reduce the Advances plus the face amount of all standby letters of credit then outstanding to the then Commitment Limit, and/or (y) execute, deliver and record or cause to be executed and delivered such additional Collateral Documents pursuant to Section 3.1, sufficient to induce the Agent and the Lenders to make an increased redetermination of the Borrowing Base to an amount not less than the outstanding principal balance of the Advances plus the face amount of all standby letters of credit then outstanding. The Borrower specifically acknowledges that no additional grace period (beyond the period stated in the preceding sentence) is applicable under this Agreement to any failure to make such mandatory prepayment before such failure is an Event of Default hereunder.

(c) Periodic Reductions in Borrowing Base. As part of a Borrowing Base redetermination, the Agent may include as part of the Borrowing Base an automatic reduction schedule, monthly or quarterly, in an amount determined by the Agent in its sole discretion, but based upon the Agent’s customary standards and practices from time to time in effect with respect to secured oil and gas property lines of credit, and with the approval of the Required Lenders. Such automatic reductions, each in the amounts so determined and so scheduled (each a “Periodic Reduction”), shall cause an automatic reduction to the Borrowing Base on the dates set in the schedule so determined by the Agent, which shall be the last day of a month or quarter. Each reduction to the Borrowing Base by a Periodic Reduction shall be permanent, subject to any increase agreed to as part of a subsequent Borrowing Base redetermination. As part of the notification by the Agent to the Borrower of the result of a Borrowing Base redetermination, the Agent shall notify the Borrower of the terms and schedule of any Periodic Reductions included therein. Notwithstanding the foregoing provisions of Subsection 2.4(b), the Borrower shall pay the amount of any Loan Excess that results from the application of each Periodic Reduction to the Borrowing Base on the day that such Periodic Reduction takes effect. The Borrower specifically acknowledges that the ninety (90) day grace period set forth in Subsection 2.4(b) pertaining to a Loan Excess resulting from a Borrowing Base redetermination is not applicable to any failure to make such mandatory prepayment triggered by a Loan Excess due to a Periodic Reduction as provided in this Subsection 2.4(c). However, any changes in the Periodic

Reduction schedule shall not increase the amount of a Periodic Reduction which is to take effect sooner than ninety (90) days after the effective date of that Borrowing Base redetermination which includes such change in the Periodic Reduction schedule as a part thereof. On the Closing Date no Periodic Reduction is in effect, subject to change as part of a subsequent Borrowing Base redetermination.

Section 2.5 Fees. (a) The Borrower shall pay on the Closing Date to the Agent, for disbursement pro rata in accordance with this sentence to the Lenders, an upfront commitment/origination fee for the Loan equal to (i) for each of Capital One and BNP Paribas, one and one-quarter (1.25%) percent of that Lender’s allocated portion of the initial Commitment Limit, (ii) for each of Bank of America, Compass Bank, and U.S. Bank National Association, one (1.00%) percent of that Lender’s allocated portion of the initial Commitment Limit, and (iii) for Credit Suisse AG, Cayman Islands Branch, three-quarters of one (0.75%) percent of that Lender’s allocated portion of the initial Commitment Limit.

(b) The Borrower shall pay the Agent, for disbursement in accordance with Subsection 9.1(a) hereof to the Lenders, an unused facility fee quarterly in arrears beginning September 30, 2010 (for the period from the Closing Date through such date) and on the last day of each succeeding September, December, March, and June and on the Maturity Date of the Loan, in an amount equal to one-half of one percent (0.50%) per annum on (x) the Commitment Limit less (y) the average outstanding aggregate principal balance of the Advances under the Notes plus the undisbursed amount of all standby letters of credit then outstanding during such quarter (or lesser time period, as applicable.)

(c) Letter of credit fees are owed and paid as provided in Subsection 2.1(g).

(d) The Borrower shall pay to the Agent, for its own account, such fees as are agreed to in a separate agreement between the Borrower and the Agent with respect to the Agent’s services provided hereunder and in connection herewith.

(e) The Borrower shall pay the Agent, for disbursement to the Lenders (equally, not pro rata), a Borrowing Base redetermination fee in the amount equal to $7,500.00 for each Lender for each unscheduled redetermination requested by the Borrower at the time of such request. (For the avoidance of doubt, the Agent receives one fee under this subsection in its capacity as a Lender, but not as Agent.)

(f) The Borrower acknowledges that any subsequent increases in the Commitment Limit after the Closing Date (which will require the Borrower’s and the Lenders’ unanimous mutual agreement) shall be subject to the payment of an appropriate upfront commitment fee, determined by the Lenders on the incremental increased portion of the new Commitment Limit in excess of its previous highest level on which an upfront fee was paid.

(g) All fees shall be paid on the dates due in immediately available funds. Fees paid shall not be refundable under any circumstances.

(h) Notwithstanding any provision in this Section 2.5 to the contrary, the payment of fees under Subsections 2.5(b), (c) and (e) shall be subject to the provisions of Section 2.15.

Section 2.6 Use of Proceeds. The Borrower shall use the proceeds of the Loan (i) in connection with the acquisition and development of oil and gas properties as well as general corporate and working capital purposes (including letters of credit hereunder) and (ii) to loan funds to Diamond in accordance with Subsection 6.3(h).

Section 2.7 Default Rate. Anything in the Notes or in any other agreement, document or instrument to the contrary notwithstanding, effective upon an Event of Default or upon the Maturity Date, the Agent and the Required Lenders shall have the right to prospectively increase the interest rate under the Notes to the Default Rate until the Notes are paid in full. Upon the acceleration of the principal amount of the Indebtedness represented by the Notes, the accelerated principal balance of the Loan shall bear interest from the date of acceleration up to the actual payment (as well after as before judgment) at the Default Rate. All such interest at the Default Rate shall be payable upon demand.

Section 2.8 Additional Regulatory Costs. If any governmental authority, central bank, or other comparable authority shall at any time impose, modify or deem applicable any reserve (including without limitation any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Agent or any Lender, or shall impose on the Agent or any Lender any other condition affecting an Advance or the obligation of the Agent or any Lender to make an Advance; and the result of any of the foregoing is to increase the cost to the Agent or such Lender of making or maintaining the Advances to the Borrower, or to reduce the amount of any sum received or receivable by the Agent or any Lender under this Agreement or under the Notes by an amount deemed by the Agent or such Lender to be material, then, within sixty (60) days after demand by the Agent or such Lender, the Borrower shall pay to the Agent or such Lender, for its own account, such additional amount or amounts as will compensate the Agent or such Lender for such increased cost or reduction. The Agent or such Lender will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Agent or such Lender to compensation pursuant to this Section. A certificate of the Agent or such Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

Section 2.9 Application of Payments to Indebtedness. Payments made under this Agreement, the Notes or the Collateral Documents, whether made when due or after foreclosure on Collateral, for application to the Indebtedness shall be applied to the Indebtedness as follows:

(i) To the Agent, with respect to fees and expenses accrued and outstanding (including without limitation reasonable attorneys’ fees and expenses);

(ii) To the Lenders, ratably according to their Commitments, with respect to fees, expenses and late charges accrued and outstanding;

(iii) To the Lenders, ratably according to their Commitments, with respect to interest accrued and outstanding; and

(iv) To the Lenders, ratably according to their Commitments, with respect to principal amounts of the Loan due and payable.

Payments made pursuant to realization under the Collateral Documents are also subject to the Section 3.4. Notwithstanding any provision of this Section 2.9 to the contrary, if any Lender becomes a Defaulting Lender, then the provisions of Section 2.15 shall apply for so long as such Lender is a Defaulting Lender.

Section 2.10 Sharing of Payments among Lenders. If any Lender, whether by setoff or otherwise, has payment made to it upon its portion of the Loan, other than pursuant to Section 2.8 or Addendum 1, in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loan held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of the Loan. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Indebtedness or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such Collateral ratable in proportion to their Commitment. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustment shall be made. However, nothing in this Section 2.10 is intended, or shall be construed, to amend the provisions of or alter the application of Section 3.4. Notwithstanding any provision of this Section 2.10 to the contrary, if any Lender becomes a Defaulting Lender, then the provisions of Section 2.15 shall apply for so long as such Lender is a Defaulting Lender.

Section 2.11 Hedge Agreement Quotes. Upon the Borrower’s request from time to time, the Agent will provide to Borrower interest rate swap quotes for interest rate Hedge Agreements pertaining to the Loan, not to exceed the Commitment Limit or the Maturity Date.

Section 2.12 Telephonic or Electronic Notice to Agent. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of borrowing or the like given to the Agent, the Agent may act without liability upon the basis of telephonic notice of such request believed by the Agent in good faith to be from an authorized officer of the Borrower prior to receipt of written confirmation. In each such case, the Agent’s records with regard to any such telephone notice shall be presumptive correct, absent manifest error. Additionally, the Borrower may transmit notices of borrowing or letter of credit requests or the like by electronic communication, if arrangements for doing so have been approved by the Agent.

Section 2.13 Lost Interest Recapture; Usury Savings.

(i) If, with respect to the Lenders, the effective rate of interest contracted for under this Agreement, the Notes and the Collateral Documents (the “Loan Documents”), including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by the Lenders hereunder shall bear interest at a rate which would make the effective rate of interest for the Lenders under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the “Lost Interest”) has been recaptured by the Lenders.

(ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by a Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Lender the interest rates charged under Section 2.1 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

(iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF THE LENDERS AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS. ACCORDINGLY, IF A LENDER CONTRACTS FOR, CHARGES, OR RECEIVES (INCLUDING WITHOUT LIMITATION FOLLOWING ACCELERATION OR PREPAYMENT) ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY WITHOUT THE NECESSITY OF THE EXECUTION OF ANY NEW DOCUMENT AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER’S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE LOAN MADE HEREUNDER BY SUCH LENDER OR BE REFUNDED TO THE BORROWER.

(iv) All sums paid or agreed to be paid to Lenders for the use, forbearance or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the Indebtedness until payment in full so that the rate or amount of interest on account of the Indebtedness does not exceed the applicable usury limit allowed by applicable law through the full term hereof.

Section 2.14 Business Loans. The Borrower warrants and represents that the Loan and Advances evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter 306 of the Texas Finance Code. At all such times, if any, as Chapter 303 of the Texas Finance Code shall establish a Maximum Rate, the Maximum Rate shall be determined in accordance with Chapter 303 of the Texas Finance Code based on the “weekly ceiling” (as such term is defined in Chapter 303 of the Texas Finance Code) from time to time in effect.

Section 2.15 Defaulting Lender. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise, and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.9, Section 2.10, Section 3.4 and Section 9.1), except excluding Subsection 2.1(e) and Section 9.6, shall, in lieu of being distributed to such Defaulting Lender, be retained by the Agent in a segregated account and be applied at such time or times as may be determined by the Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Agent hereunder, (ii) second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder, (iii) third, to the funding of any Advance under the Loan or the funding or cash collateralization of any participating interest in any letter of credit in respect of which such Defaulting Lender has failed to fund its reimbursement portion thereof as required by this Agreement, (iv) fourth, if so determined by the Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v), fifth, pro rata, to the payment of any amounts owing to the Borrower or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of the Loan or is a reimbursement payment in respect of payments under any letter of credit in either case which a Defaulting Lender has not funded its participation obligations, the Defaulting Lender shall be subordinated and such payment shall be applied solely to prepay the Outstandings of (including the Advances of and the letter of credit reimbursement obligations owed to) all non-Defaulting Lenders pro rata before being applied to the prepayment of any Outstandings of (whether Advances by or letter of credit reimbursement obligations owed to) any Defaulting Lender, until all Advances and all letter of credit reimbursements of which the Defaulting Lender did not fund its portion are paid and the Loan is reduced to the level at which the Defaulting Lender had ceased to fund.

(b) Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Subsection 2.5(b). Further, a Borrowing Base redetermination fee under Subsection 2.5(e) shall cease to be owing to such Defaulting Lender. Letter of credit fees under Subsection 2.5(c) shall be handled as provided in Subsection 2.15(c).

(c) If any Letter of Credit Usage exists at the time a Lender becomes a Defaulting Lender, then, if the conditions set forth in Section 7.4 are satisfied at such time:

(i) The Letter of Credit Usage shall be reallocated among the non-Defaulting Lenders, after disregarding the Defaulting Lender’s Commitment, in proportion with their respective Commitments, but only to the extent that the sum of all non-Defaulting Lenders’ portions of funded Advances and Letter of Credit Usage does not exceed the total of all the non-Defaulting Lenders’ portions of the Commitment Limit;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Agent cash collateralize such Defaulting Lender’s portion of the Letter of Credit Usage (after giving effect to any partial reallocation described in clause (i) above), with such cash to be held by the Agent as collateral for the payment of such letters of credit, for such long as such Letter of Credit Usage is outstanding;

(iii) If the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Usage pursuant to this Subsection 2.15(c), the Borrower shall not be required to pay any letter of credit fees to such Defaulting Lender pursuant to Subsection 2.1)(g) with respect to such Defaulting Lender’s portion of the Letter of Credit Usage during the period such Defaulting Lender’s portion of the Letter of Credit Usage is cash collateralized, and further the Agent and the Borrower may determine under Subsection 2.15(a) to release monies deposited by Borrower in so cash collateralizing to the extent replaced by funds payable to the Defaulting Lender;

(iv) If the reallocation described in clause (i) above is made, then the letter of credit fees payable to the Lenders pursuant to Subsection 2.1(g) shall be adjusted in accordance with such non-Defaulting Lender’s Commitments (disregarding any Defaulting Lender’s Commitment);

(v) If any Defaulting Lender’s portion of the Letter of Credit Usage is neither cash collateralized nor reallocated pursuant to this Subsection 2.15(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Issuing Bank shall instead be paid the letter of credit fees that would have been payable to the Defaulting Lender, and the Issuing Bank shall have the right to payments under Subsection 2.15(a)(ii) above; and

(vi) So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders or cash collateral will be provided by the Borrower in accordance with this Subsection 2.15(c), and participating interests in any such newly issued or increased letter of credit shall be allocated among non-Defaulting Lenders in a manner consistent with Subsection 2.15(c)(i) (and Defaulting Lenders shall not participate therein).

(d) The Commitment of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have voted or taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.4), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender in either case which affects such Defaulting Lender differently than other affected Lenders, or an increase in the Commitment of such Defaulting Lender, shall require the consent of such Defaulting Lender.

(e) The Borrower, the Agent or any other Lender may, upon notice to such Defaulting Lender and the Agent, require such Defaulting Lender to sell all of its interests, rights and obligations under this Agreement and the Note held by it to another Lender or lender in accordance with and subject to the restrictions contained in Section 9.6 hereof, provided such a willing, qualified assignee is identified by the requesting party.

(f) In the event that the Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that cause such Lender to be a Defaulting Lender, then the Outstandings shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Advances of the other Lenders and participations in the letters of credit issued by the Issuing Bank as the Agent may determine may be necessary in order for such Lender to hold its portion of the Loan in accordance with its pro rata portion of its Commitment to the total Commitments.

ARTICLE 3

SECURITY FOR THE OBLIGATIONS

Section 3.1 Security. (a) The Loan shall be primarily secured by the following:

(i) Texas Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement, as supplemented, executed by the Borrower, granting a first priority mortgage, security interest and assignment of production in the Borrower’s interests in various oil and gas properties in North Carthage Field in Harrison and Panola Counties, State of Texas (and after the Closing Date in future locations as Borrower and Agent and Required Lenders may agree from time to time) and collateral relating thereto, together with UCC Financing Statements pertaining thereto.

(ii) Louisiana Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, as supplemented, executed by the Borrower, granting a first priority mortgage, security interest and assignment of production in the Borrower’s interests in various oil and gas properties in Caddo and Catahoula Parishes, Louisiana, and collateral relating thereto, together with UCC Financing Statements pertaining thereto.

(iii) Certain deposit accounts (and funds therein) maintained with the Agent.

(iv) Restated Security Agreement executed by the Borrower, granting a first priority security interest in 100% of the outstanding shares of each of Endeavor and of Diamond, together with a UCC financing statement pertaining thereto, and together with the original stock certificates for the shares of Endeavor and Diamond, each duly endorsed in blank and delivered to the Agent with an executed stock power.

(v) Restated Guaranty Agreement executed by Endeavor.

(vi) Restated Security Agreement executed by Endeavor, granting a first priority lien and security interest in its assets, together with a UCC Financing Statement pertaining thereto.

(vii) Restated Guaranty Agreement executed by Diamond.

(viii) Restated Security Agreement executed by Diamond, granting a first priority lien and security interest in its personal property, together with a UCC Financing Statement pertaining thereto.

(ix) Liens assigned by IBC Bank to the Agent.

(x) Such additional deeds of trust, mortgage and other collateral documents executed after the Closing Date encumbering such properties as the Borrower and the Agent and Required Lenders may agree from time to time.

(xi) Undated letters (in lieu of division or transfer orders) executed by Borrower, in form and substance satisfactory to the Agent, to each purchaser of production or disburser of the proceeds of production from or attributable to the Collateral, together with additional letters with the addressees left blank, authorizing and directing that payment of all production proceeds attributable to the Collateral and other properties in the Borrowing Base be made directly to the Agent. Such letters shall be held by Agent and not delivered, as provided in Subsection 8.2(c), until the occurrence of an Event of Default.

(xii) Restated Security Agreement executed by the Borrower, granting a first priority security interest in the Borrower’s ownership interest in Endeavor JV.

(b) The Borrower confirms that the Collateral Documents secure all of the Indebtedness to the Agent and to each of the Lenders. The Borrower, the Agent and the Lenders acknowledge that the Collateral Documents described in Section 3.1 above secure both such Indebtedness and the Secured Hedge Obligations and the Banking Services Obligations. The Lenders confirm the application of Section 3.4 to govern the Collateral Documents, the Indebtedness and the Secured Hedge Obligations and the Banking Services Obligations.

Section 3.2 Confirmation. The Borrower hereby reaffirms its original intention as stated in the Collateral Documents executed prior to the Closing Date that said existing Collateral Documents secure the Indebtedness as extended and renewed from time to time, including without limitation this Agreement and the Notes executed by the Borrower pursuant to this Agreement, and all the other Secured Liabilities. The Borrower confirms and agrees that said existing Collateral Documents securing the Secured Liabilities include without limitation the documents described in Section 3.1 above. The Borrower hereby ratifies and confirms in all respects the existing Collateral Documents executed by it, which remain in full force and effect in accordance with all of their terms, conditions and provisions in favor of the Agent, for the ratable benefit of the Lenders, and are hereby renewed and carried forward to secure the Indebtedness under this Agreement. To the extent necessary, the Borrower hereby grants anew all liens and security interests set forth in such Collateral Documents executed by it to Agent, for the ratable benefit of the Lenders, as security for the Indebtedness.

Section 3.3 Acquisition Collateral. (a) After each acquisition by the Borrower or any Subsidiary of any interest in oil, gas and other mineral properties (wherever located) involving an expenditure (in money or property) the total amount of which (whether in one transaction or a series of related transactions) either (x), when added to the total consideration paid by the

Borrower or any Subsidiary to or for the account of any Person in connection with all such acquisitions during the six months immediately preceding such acquisition date, exceeds two million five hundred thousand ($2,500,000.00) dollars, or (y) when added to the total consideration paid by the Borrower and any Subsidiary to or for the account of any Person in connection with all such acquisitions during the period from the Closing Date through and including such acquisition date, exceeds five million ($5,000,000.00) dollars, the Borrower at its expense will promptly, and in no event later than ninety (90) days after such acquisition, complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Secured Parties, and the submission of Title Opinions in favor of the Agent reasonably acceptable to the Agent, covering all such acquired properties.

(b) In connection with and at the time of each redetermination of the Borrowing Base, the Borrower at its expense will promptly, and in no event later than ninety (90) days after such redetermination, complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Secured Parties, covering all rights of way, easements, surface leases or other property rights utilized in the operation of the pipeline and gathering systems which are material to the operation and sale of the Collateral (including without limitation the production, transportation or marketing of Collateral hydrocarbons). As part of the foregoing requirement, the Borrower shall cause such rights of way and other interests to be recorded in the appropriate land title records.

(c) In connection with and at the time of each redetermination of the Borrowing Base, the Borrower at its expense will promptly, and in no event later than ninety (90) days after such redetermination, (i) complete the execution and recordation of appropriate Collateral Documents in favor of the Agent, for the ratable benefit of the Secured Parties, covering any property included within the Borrowing Base which is not already encumbered as Collateral, and (ii) submit title opinions in favor of the Agent reasonably acceptable to the Agent covering any wells within the Borrowing Base not previously covered by accepted title opinions, provided that clause (ii) is subject to the exception set forth in the following sentence. Upon the Borrower’s request and demonstration of good cause satisfactory to the Agent and the Required lenders (in their sole and absolute discretion, as part of the process of the Borrowing Base redetermination), a portion of the property within the Borrowing Base may be exempted from this covenant for acceptable title opinions. The continuing justification for each such exemption shall be reconsidered as part of each redetermination of the Borrowing Base. Nonetheless, the Borrower expressly acknowledges that, as provided in the definition of the Borrowing Base, the Agent may exclude, in its sole and absolute discretion, any property or portion of production therefrom from the Borrowing Base, at any time, because title information on, or the status of title to, such property is not reasonably satisfactory to Agent, such property is not collateral, the Agent’s lien or security interest therein is not first and prior to all others, or such property is not assignable.

Section 3.4 Sharing among Secured Liabilities. (a) The Agent and the Lenders hereby agree that upon the foreclosure, sale, set-off or other realization against any of the Collateral which secures the Secured Liabilities (and not securing by its terms just the Indebtedness) (the “Shared Collateral”), the Secured Parties shall share in all of the proceeds of such Shared Collateral on a pari passu basis, ratably according to the Secured Liabilities owing to each Secured Party as specified in the following sentence. Proceeds from realization against such Shared Collateral shall be applied by the Agent as follows:

(i) First to the Agent, with respect to fees and expenses accrued and outstanding (including without limitation reasonable attorneys’ fees and expenses); and

(ii) Second to the Secured Parties, ratably according to the Secured Liabilities owing to the Secured Parties.

The Lenders by unanimous consent may determine from time to time whether any, and which portions, of the Collateral is to be Shared Collateral beyond the Collateral described in Section 3.1.

(b) If any Secured Party has payment made to it of proceeds arising from the foreclosure, sale, set-off or other realization on any of the Shared Collateral pursuant to the remedies provided by the Collateral Documents in a greater proportion than that received by any other Secured Party (except for the Agent as specified in Subsection (a) above), such Secured Party shall (and each Lender agrees to cause any of its Affiliates which are such a Secured Party to) take such action as is necessary such that all Secured Parties shall share in the benefits of such Shared Collateral ratably in proportion to the Secured Liabilities owing to each Secured Party. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. The foregoing sharing pertains solely to the realization against the Shared Collateral and the proceeds therefrom, and is not a general sharing arrangement regarding the Secured Hedge Providers and the Agent and the Lenders for other purposes (including without limitation payments by the Borrower and Subsidiaries from the Borrower’s and Subsidiaries’ general funds, including funds derived from the Shared Collateral or the other Collateral). The Agent and the Lenders shall have the right to receive, and the Borrower and Subsidiaries shall have the right and obligation to pay, all amounts owing as part of the Indebtedness to be paid by the Borrower and Subsidiaries to the Agent and the Lenders as and when due. The Secured Hedge Providers shall have the right to receive, and the Borrower and Subsidiaries shall have the right and obligation to pay, all amounts owing as part of the Secured Hedge Obligations to be paid by the Borrower and Subsidiaries to the Secured Hedge Providers as and when due. The Lenders shall have the right to receive, and the Borrower shall have the right and obligation to pay, all amounts owing as part of the Banking Services Obligations to be paid by the Borrower to the Lenders as and when due. The foregoing sharing arrangement pertains only to the proceeds arising from the foreclosure, sale, set-off or other realization pursuant to the remedies provided by the applicable Collateral Documents by the Agent, the Lenders and the Secured Hedge Providers on any of the Collateral which secures all the Secured Liabilities.

(c) Should any payment or distribution from any such realization upon any Shared Collateral or proceeds thereof (except payments permitted by Subsection (b) above) be received by any Secured Party before either the Indebtedness has, or the Secured Hedge Obligations or the Banking Services Obligations have, as the case may be, been paid and satisfied in full and terminated such that no further liabilities will be incurred thereunder, that Secured Party shall (and each Lender shall cause any of its Affiliates which is a Secured Party to)

deliver the same to the Agent in precisely the form received (except for the endorsement, without recourse, or assignment of that Secured Party where necessary), for application on the Secured Liabilities ratably as provided in Subsection (a) above, and, until so delivered, the same shall be held in trust by that Secured Party as property of the Agent.

(d) The agreement by the Agent and the Lenders to so share the Shared Collateral with the Secured Hedge Providers is expressly conditioned upon and limited by (i) the right of the Agent and the Lenders, at any time and from time to time, to enter into such agreement or agreements with the Borrower and Subsidiaries as the Agent and the Lenders may deem proper extending the time of payment or increasing or renewing or otherwise altering the terms of all or any of the Indebtedness without notice to the Secured Hedge Providers and without in any way impairing or affecting this Agreement, (ii) the right of the Agent to release any portion or portions of the Collateral (including the Shared Collateral) from to time as the Agent and the Lenders may agree, and in connection therewith for the Agent to have the express power to release any Secured Hedged Provider’s lien on the Shared Collateral under the Collateral Documents insofar as it secures the Secured Hedge Obligations, without notice to or such Secured Hedge Provider’s consent, so long as such Collateral is simultaneously released insofar as it secures the Indebtedness; and (iii) the right of the Agent and the Lenders holding the Indebtedness to control all decisions and determinations in enforcing the Collateral Documents so long as any portion of the Indebtedness remains outstanding, and decisions and determinations of the Required Lenders in enforcing the Collateral Documents and in guiding the Agent in such matters shall be binding upon the Secured Hedge Providers, including without limitation when and whether to realize upon the Collateral (including the Shared Collateral), and when and whether to authorize the Agent at the pro rata expense of all the Secured Parties (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on the Collateral Documents. This Section 3.4 is expressly limited by the requirements and definitions in this Agreement for the creation of a Secured Hedge Obligation, and notwithstanding any provision in any commodity, interest rate or currency rate protection agreement to the contrary, liabilities thereunder which do not meet the requirements and definitions in this Agreement for the creation of a Secured Hedge Obligations shall not be secured by the Collateral or otherwise entitled to the benefits of this Section 3.4. The foregoing provisions of this Subsection 3.4(d) shall also apply with respect to the rights of the Agent and the Lenders with respect to any Lenders which are owed Banking Services Obligations.

(e) This sharing of the Shared Collateral with respect to the Secured Liabilities shall remain in full force and effect not withstanding any filing of a petition for relief by or against the Borrower under the Federal Bankruptcy Code or similar laws from time to time in effect and shall apply with full force and effect with respect to all such Shared Collateral covered by the Collateral Documents acquired by the Borrower or any Grantor after the date of such petition and all Indebtedness, Secured Hedge Obligations and Banking Services Obligations incurred after the date of such petition. Such sharing shall apply with full force and effect with respect to all Shared Collateral covered by the Collateral Documents from time to time, including without limitation pursuant to supplements or amendments to the Collateral Documents after the date hereof, subject to the foregoing preserved right of the Agent and the Lenders for partial releases. In the event of any liquidation, dissolution, receivership, insolvency or bankruptcy proceeding, any payment or distribution of any kind or character, either in cash or other property, which shall be payable or deliverable upon or with respect to any or all of the Shared Collateral shall be paid or delivered directly to the Agent for application as provided in Subsection 3.4(a).

(f) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Secured Hedge Provider for any action taken or omitted to be taken by it under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent (i) may treat a Secured Hedge Provider as the payee of its Secured Hedge Obligations until the Agent receives written notice of the assignment or transfer thereof, signed by such Secured Hedge Provider in a form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Secured Hedge Provider and shall not be responsible to any Secured Hedge Provider for any statements, warranties or representations made in or in connection with this Agreement or the Collateral Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Collateral Documents, or to inspect any property (including the books and records) of the Borrower and Subsidiaries; (v) shall not be responsible to any Secured Hedge Provider for the due execution, legality, validity, enforce ability, genuineness, sufficiency or value of this Agreement or the Collateral Documents; and (vi) shall incur no liability under or in respect to this Agreement or the Collateral Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent shall not have a fiduciary relationship in respect of any Secured Hedge Provider by reason of this Agreement. The Agent shall not have any implied duties to the Secured Hedge Providers, or any obligation to the Secured Hedge Providers to take any action under this Agreement or the Collateral Documents except any actions specifically provided by such documents to be taken by it. The Agent shall have the same rights and privileges under this Agreement as any other Secured Hedge Provider and may exercise the same as though it were not the Agent; and the term “Secured Hedge Provider” shall, unless otherwise expressly indicated, include the Agent in its individual capacity when applicable. The granting of benefits under this Agreement and the Collateral Documents to the Secured Hedge Providers is expressly conditioned upon the benefits and protections provided to the Agent under Article 9 of this Agreement applying with each force and effect to the Secured Hedge Providers.

(g) Notwithstanding any provision of this Section 3.4 to the contrary, if any Lender becomes a Defaulting Lender, then the provisions of Section 2.15 shall apply for so long as such Lender is a Defaulting Lender.

Section 3.5 Future Subsidiaries to be Guarantors. The Borrower shall cause each new Subsidiary established or acquired after the Closing Date to execute and deliver a Guaranty Agreement in form and substance satisfactory to the Agent securing the Secured Liabilities. For the avoidance of doubt, the foregoing does not limit or waive the provisions of Section 6.3 (pursuant to which the Borrower shall not establish, acquire or otherwise own any new Subsidiary without the prior written consent of the Agent and the Required Lenders).

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

In order to induce the Agent and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent and the Lenders (which representations and warranties will survive the extensions of credit under this Agreement) that:

Section 4.1 Existence. (a) The Borrower is a corporation duly organized, legally existing, duly registered and in good standing under the laws of its state of formation (Oklahoma) and is duly qualified in all other jurisdictions wherein the property it owns or the business it transacts make such qualification necessary and the failure to so qualify would have a material adverse effect on its financial condition, business or operations.

(b) Each of Endeavor and Diamond is an Oklahoma corporation, and each other Subsidiary is a corporation, partnership or limited liability company, in each case duly organized, legally existing and in good standing under the laws of the state of incorporation and is duly qualified as a foreign entity in all other jurisdictions wherein the property it owns or the business it transacts makes such qualification necessary and the failure to so qualify would have a material adverse effect on its financial condition, business or operations.

Section 4.2 Names, Numbers and Offices of Borrower. (a) The Borrower is not doing business under any name (including trade names) other than the exact name of the Borrower set forth above, and has never done business previously under any other name. The Borrower’s Subsidiaries do business only under their exact names as provided in this Agreement.

(b) Each Company’s location of its state of organization are accurately set forth in the Collateral Documents. Each of the Borrower’s, Endeavor’s and Diamond’s chief executive office has been continuously located in the State of Oklahoma on and after its respective formation.

Section 4.3 Power and Authorization. Each Company is duly authorized and empowered to execute, deliver and perform this Agreement, the Notes and the Collateral Documents executed by it. All corporate action on the part of each Company (including all shareholder action) requisite for the due creation and execution of the Loan and this Agreement, the Notes and Collateral Documents have been duly and effectively taken.

Section 4.4 Review of Documents; Binding Obligations. Each Company has reviewed this Agreement, the Notes and the Collateral Documents with counsel for the Companies and has had the opportunity to discuss the provisions thereof with the Agent prior to execution. This Agreement, the Notes and the Collateral Documents constitute valid and binding obligations of the Companies which are party thereto, enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors’ rights). Each Company further represents and warrants that it is in compliance with all of the affirmative and negative covenants contained in this Agreement and the Collateral Documents.

Section 4.5 No Legal Bar or Resultant Lien. The Loan Documents do not and will not violate any provisions of any Company’s articles of incorporation or bylaws, will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which any Company is subject, and will not result in the creation or imposition of any Lien upon any property of any Company other than as contemplated by this Agreement.

Section 4.6 No Consent. The Companies’ execution, delivery and performance of the Loan Documents do not require the consent or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

Section 4.7 Financial Condition. All financial statements of the Borrower and any affiliates delivered to the Agent and the Lenders fairly and accurately present the financial condition of the parties for whom such statements are submitted and the financial statements of the Borrower and any affiliates have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of Borrower or any affiliates. Since the close of the period covered by the latest financial statement delivered to the Agent and the Lenders with respect to Borrower and any affiliates, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower or any affiliates. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of Borrower, is threatened, which (i) might render Borrower unable to perform its obligations under the Loan Documents, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of the Borrower or any affiliates or the validity or priority of the Lien of the Collateral Documents. Each Company is solvent and has the ability to pay its Debts when and as due. Endeavor JV is solvent and has the ability to pay its Debts when and as due.

Section 4.8 Taxes and Governmental Charges. The Borrower and each Subsidiary has filed all tax returns and reports required to be filed and have paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income which are due and payable, including interest and penalties, or is contesting the same in good faith by appropriate proceedings and has provided adequate reserves for the payment thereof.

Section 4.9 Defaults. The Borrower and each Subsidiary is not in default under any indenture, mortgage, deed of trust, agreement or other instrument to which such Company is a party or by which it or any of its property is bound, including without limitation the contracts pertaining to the PVOG Production Payment, the Qualified Redeemable Preferred Equity, the Convertible Debt or the 2009 Convertible Debt.

Section 4.10 Liabilities and Litigation. (a) Except for liabilities incurred in the normal course of business, the Borrower and its Subsidiaries have no material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed in the most recent financial statements furnished to the Agent. Except as disclosed in the most recent financial statements furnished to the Agent, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting any Company or Endeavor JV which involves the possibility of any judgment or liability not fully covered by insurance which may materially and adversely affect the business or the property of the Borrower or such Subsidiary or its ability to carry on business as now conducted.

(b) Without limiting the foregoing, on the Closing Date there is no litigation, legal or administrative proceeding, investigation or other action pending or, to the knowledge of Borrower, threatened against or affecting the Borrower involving non-compliance by the Borrower or its properties with any Applicable Environmental Laws (as defined in Section 4.17).

(c) Without limiting the foregoing, there is no litigation, legal or administrative proceeding, investigation or other action pending, or to the knowledge of Borrower, threatened against or affecting the Borrower involving allegations that Borrower has failed to adequately develop its properties.

Section 4.11 Federal Regulations. None of the Loan proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any “margin stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower’s important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. No part of the proceeds of the Loan will be used, directly or indirectly, to fund a personal loan to or for the benefit of a director or executive officer of the Borrower or any Subsidiary.

Section 4.12 Utility or Investment Company. Neither the Borrower nor any Subsidiary is engaged in the generation, transmission, or distribution and sale of electric power; operation of a local distribution system for the sale of natural or other gas for domestic, commercial, industrial, or other use; ownership or operation of a pipeline for the transmission or sale of natural or other gas, crude oil or petroleum products (except for ownership of interests in gathering line systems); provision of telephone or telegraph service to others; production, transmission, or distribution and sale of steam or water; operation of a railroad; or provision of sewer service to others; or any other activity which cause such Person to be subject to regulation as a utility. The Borrower is not an “investment company” within the meaning of the Investment Company Act of l940, as amended.

Section 4.13 Compliance with the Law. The Borrower and each Subsidiary (i) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which such Person or any of its property is subject; and (ii) has not failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of any of its property or the conduct of its business; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of such Person.

Section 4.14 ERISA. The Borrower is in compliance in all material respects with the applicable provisions of ERISA, and no “reportable event”, as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of the Borrower.

Section 4.15 Other Information. All information, reports, papers and data given to the Agent and the Lenders by the Borrower pursuant to this Agreement and in connection with the Borrower’s application for the Loan and the Agent’s commitment letter are accurate and correct in all material respects, and together constitute a complete and accurate presentation of all facts material thereto. All financial projections given to the Agent were prepared in good faith based on facts and circumstances existing at the time of preparation and were believed by the Borrower to be accurate in all material respects. No information, exhibit or report furnished by the Borrower to the Agent in connection with the negotiation of this Agreement contains any material misstatement of fact or fails to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

Section 4.16 Collateral. (a) Each of the Borrower, Endeavor and Diamond has good and marketable title to the Collateral granted by it, and the Collateral Documents constitute the legal, valid and perfected Liens on the Collateral, free of all Liens except those permitted by this Agreement in Section 6.2.

(b) The Borrower has, with respect to the Collateral, the working interests and net revenue interests therein as reported to the Agent in connection with the negotiation of this Agreement. Without limiting the preceding sentence, except as otherwise specifically disclosed to the Agent in writing, all of the proved reserves (whether producing or not, and whether proved developed or proved undeveloped) included in the reserve reports covering the Borrower’s properties in the States of Texas and Louisiana most recently delivered to the Agent are owned as so reported, are encumbered Collateral in favor of the Agent, and are properly described in the Collateral Documents. Except as otherwise specifically disclosed to the Agent in writing with respect to any particular part of the Borrower’s properties, (i) the Borrower is not obligated, whether by virtue of any payment under any contract providing for the sale by the Borrower of hydrocarbons which contains a “take or pay” clause or under any similar arrangement or by virtue of any production payment or otherwise, to deliver hydrocarbons produced or to be produced from the Borrower’s properties at any time after the Closing Date without then or thereafter receiving full payment therefor, except for Permitted Hedge Agreements; (ii) none of the Borrower’s properties is subject to any contractual or other arrangement whereby payment for production is to be deferred for a substantial period after the month in which such production is delivered; (iii) none of the Borrower’s properties is subject to an arrangement or agreement under which any purchaser or other Person is currently entitled to “make-up” or otherwise receive material deliveries of hydrocarbons at any time after the Closing Date without paying at such time the full contract price therefor; and (iv) no Person is currently entitled to receive any material portion of the interest of the Borrower in any hydrocarbons or to receive cash or other payments from the Borrower to “balance” any disproportionate allocation of hydrocarbons under any operating agreement, cash balancing and storage agreement, gas processing or dehydration agreement, or other similar agreements. For purposes of this paragraph, “material” shall mean two hundred ($200,000.00) dollars (or more) or an amount of property with an equivalent value.

(c) The Borrower’s natural gas production from substantially all of the wells operated by the Borrower located on acreage in Harrison and Panola Counties, Texas, is dedicated to Endeavor JV under the Gas Gathering Agreement. Otherwise, none of the Collateral is subject to any calls on production of hydrocarbons or any gathering or transportation dedications or commitments of any kind.

(d) Endeavor JV has good and marketable title to the gas gathering system servicing the Collateral in Harrison and Panola counties, Texas.

(e) On the Closing Date all of the natural gas produced by the Borrower from (and as) Collateral in East Texas for which the Borrower is the operator is sold by the Borrower to Endeavor at the wellhead.

(f) The Borrower is in compliance with the requirement in Subsection 3.3(c) that all properties included within the Borrowing Base from time to time are timely encumbered as Collateral.

Section 4.17 Environmental Matters. No friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in any Collateral constituting real property. Such real property and the Companies are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called “Applicable Environmental Laws”), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called “CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called “RCRA”), and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to such property and known to the Borrower. No hazardous substances or solid wastes have been disposed of or otherwise released on or to such property. The terms “hazardous substance” and “release” as used in this Agreement shall have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) shall have the meanings specified in RCRA; provided, in the event that the laws of any applicable state establish a meaning for “hazardous substance,” “release,” “solid waste,” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

Section 4.18 Governmental Requirements. Any Collateral constituting real (immovable) property is in compliance with all current governmental requirements affecting such property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on such property and the contemplated use of such property.

Section 4.19 Contracts. (a) The Contracts when considered as a whole do not materially affect the rights, benefits or security of the Agent and the Lenders under the Collateral Documents and the Contracts do not contain any provision which would prevent the Agent’s practical realization of the benefits of the Collateral Documents as to the Collateral. After giving effect to the Contracts, the net revenue interests of the Borrower in the Collateral are not less than those set forth in the Collateral Documents.

(b) The Borrower has provided to the Agent true, accurate and complete copies of the Participation Agreement (including all amendments).

(c) The Borrower has provided to the Agent true, accurate and complete copies of the organizational documents (including the Endeavor JV Agreement) of Endeavor JV, and of all the material agreements in the Kinder Transaction, including without limitation the Gas Gathering Agreement, the Management Services Agreement, the Pipeline Operating Agreement, the Joint Use Agreement and the Purchase Agreement between Borrower and Kinder Morgan Endeavor LLC relating to Endeavor JV (including all amendments of any of the foregoing).

Section 4.20 Affiliates. (a) On the Closing Date, the Borrower has no Subsidiaries other than Endeavor, Diamond and Endeavor JV, and each of those Subsidiaries has no Subsidiary. On the Closing Date, the Borrower owns sixty (60%) percent interest in Endeavor JV (after giving effect to certain preferential distribution rights in favor of Kinder Morgan Endeavor LLC in the Endeavor JV Agreement).

(b) None of the Companies has an ownership (direct or beneficial) interest in any Person (whether stock, partnership interest, membership interest or otherwise) other than as stated in the preceding Subsection 4.20(a) or as disclosed to the Agent in writing . The Borrower owns and controls 100% of the ownership and voting rights in Endeavor and Diamond. The Borrower has furnished to the Agent true, accurate and complete copies of the organizational documents of the Companies.

(c) None of the Collateral is owned by, or has record title to it in the name of, another company than Borrower, and as to the drilling rigs and related equipment Diamond.

(d) Endeavor JV does not have an ownership (direct or beneficial) interest in any Person.

Section 4.21 Debt and Preferred Stock. (a) The Borrower has no Debt for borrowed money from any Person (other than this Loan), except (i) the PVOG Production Payment (on the terms described in the definition thereof), (ii) the Convertible Debt (on terms meeting the definition thereof), and (iii) the 2009 Convertible Debt (on terms meeting the definition thereof). The Borrower has no material accounts payable more than sixty days old. The only documents evidencing the PVOG Production Payment are the Participation Agreement (including all amendments).

(b) On the Closing Date, the Borrower has no preferred stock issued and outstanding except the 9.25% Series B Cumulative Preferred Stock issued in August 2006.

(c) The Borrower has provided the Agent with true and complete copies of the final documents pertaining to the Convertible Debt and the 2009 Convertible Debt (including all amendments to any of the foregoing).

Section 4.22 Patriot Act. To the extent applicable, the Borrower and each Subsidiary is in compliance, in all material respects, with the (i) federal Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) Federal Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of any Loan will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for office or any one use acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 4.23 Operations. On the Closing Date, the Operators of the Borrower’s Texas properties are as follows:

Operator	Field
PVOG	Participation Agreement Areas I and II
Borrower	Participation Agreement Area III
Hunt Petroleum Corporation	Joe Roberson Units

Section 4.24 Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the date on which all obligations of Borrower under this Agreement, the Notes and the Collateral Documents and any other documents executed in connection therewith are fully satisfied.

ARTICLE 5

AFFIRMATIVE COVENANTS

Unless the Agent’s and the Required Lenders’ (or if required by Section 10.4 hereof, all of the Lenders’) prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 5 (including where applicable, without the necessity of expressly so stating in each instance, causing its Subsidiaries to comply with such covenant), from the date hereof and for so long as any part of the Indebtedness is outstanding.

Section 5.1 Performance of Obligations. The Borrower will repay the Indebtedness according to the reading, tenor and effect of the Notes and this Agreement. The Borrower will do and perform every act required of it by this Agreement, the Notes or in the Collateral Documents at the time or times and in the manner specified.

Section 5.2 Financial Statements and Reports. The Borrower will furnish or cause to be furnished to the Agent from time to time: (and the Agent shall furnish promptly to each Lender from time to time copies of all such documents received by the Agent from the Borrower, except that documents under Subsections 5.2 (e) and (i) below shall be forwarded by Agent only upon request by a Lender).

(a) Borrower’s Annual Reports – as soon as available and in any event within 120 days after the close of each fiscal year of the Borrower, the consolidated audited balance sheet of the Borrower as of the end of such year, the consolidated audited statement of income of the Borrower for such year, the consolidated audited statement of changes in shareholder equity of the Borrower for such year, and the consolidated audited statement of cash flow of Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, accompanied by a report of the Borrower’s independent certified public accountants acceptable to the Agent. Such annual reports shall be accompanied by the certificates of compliance required by Section 5.3. The consolidated financial statements of the Borrower shall include a consolidating schedule breaking out the financial results of Endeavor JV.

(b) Borrower’s Quarterly Financial Reports – as soon as available and in any event within 60 days after the end of each fiscal quarter in each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower as of the end of such fiscal quarter, the unaudited consolidated statement of income of the Borrower for the period from the beginning of the fiscal year to the close of such fiscal quarter, the unaudited consolidated statement of changes in shareholders equity of the Borrower for the period from the beginning of the fiscal year to the close of such fiscal quarter, and the unaudited consolidated statement of cash flow of Borrower for the period from the beginning of the fiscal year to the close of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year (and showing without limitation any over or under produced imbalances of production). Such internally prepared quarterly reports shall be accompanied by the certificates of compliance required by Section 5.3. The consolidated financial statements of the Borrower shall include a consolidating schedule breaking out the financial results of Endeavor JV.

(c) Semi-Annual Engineering Reports – as soon as available and in any event by March 1 and September 1 of each year, a semi-annual engineering report covering all of the Borrower’s material oil and gas properties (and in any event including all of the Borrowing Base properties), with an effective date of December 31 for the March 1 report and no more than 60 days earlier for the September 1 report, in form and substance acceptable to the Agent. The March 1 report for the April 1 determination shall be reviewed by an independent third party petroleum engineers firm acceptable to the Agent. The September 1 report for the October 1 determination may be an internal update report furnished by the Borrower with technical review in a meeting between the Borrower and Agent’s Energy Technical Services. Without limiting the foregoing sentences, such reports shall include a discussion of assumptions as to engineering, pricing and expenses, and an economic evaluation together with the reserve value of each well of each property in the Borrowing Base, and further categorized as Collateral or non-Collateral and as Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves, or Proved Undeveloped Reserves. (The Borrower acknowledges that the Agent reserves the right to determine the Borrowing Base based on the provisions hereof and Agent’s own evaluations of rates, volumes, prices, assumptions and other factors regardless of this outside engineering data or then market prices.)

(d) Quarterly Reports – within 60 days after the end of each calendar quarter, three production, operating and price tracking monthly reports pertaining to the Borrower’s lease operating data from its oil and gas properties (including without limitation all Borrowing Base properties) on a well by well basis in form acceptable to the Agent’s Energy Technical Services, including production volumes, sales volume, sales revenues, unit commodity prices, production taxes, operating expenses, capital expenditures, and revenue and expense statements. Such report shall include the status of all gas balancing (if any) affecting any of the Borrowing Base properties.

(e) Periodic Title Information – periodically as available and in any event no later than the date for the delivery of the semi-annual engineering reports under Subsection 5.2(c), copies of drill site title opinions or division order title opinions covering newly drilled wells included in the Collateral which are not covered by title opinions previously delivered to the Agent (i.e., wells drilled within the preceding period); and in addition promptly upon the Agent’s request, detailed information concerning any and all requirements or exceptions set forth in any title opinions concerning any of the Collateral.

(f) Environmental – (I) promptly upon receipt thereof, complete documentation pertaining to any fines levied during the prior year against the Borrower, or to the extent known and available to the Borrower against an Operator of any Collateral, for non-compliance with all applicable federal, state and local environmental laws and regulations; and (II) promptly upon learning thereof, notice of Borrower’s acquisition of actual knowledge of the presence of any hazardous materials or solid waste (as defined elsewhere in this Agreement) on or under any Collateral.

(g) Notices – when required by the terms thereof, the notices required under Section 5.11.

(h) Audit Reports – promptly upon receipt thereof, one copy of each report (if any) submitted to the Borrower by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower.

(i) Insurance Report – within 30 days after the end of each fiscal year of the Borrower, an annual insurance coverage report detailing the insurance program maintained by or for the Borrower.

(j) S.E.C. Reports – promptly upon becoming available, copies of all (i) regular, periodic or special reports, schedules and other material which the Borrower may be required to file with or deliver to any securities exchange or the Securities and Exchange Commission (or any other governmental authority succeeding to the functions thereof) and (ii) material news releases and annual reports relating to the Borrower. Such documents shall be deemed to have been delivered on the date such document is included in materials otherwise filed with the Securities and Exchange Commission electronically so as to be publicly available on an internet website to which the Agent has access.

(k) Monthly Hedge Position Report – within 45 days after the end of each month, and at other times promptly upon request by the Agent, a hedge position report listing all of the Hedge Agreements of the Borrower and its Subsidiaries and describing the material terms thereof. Such report shall include a current monthly schedule of the outstanding balance of all premiums due on the Borrower’s deferred payment puts. Such report shall be accompanied by a certificate signed by the principal financial officer of the Borrower, certifying the Borrower’s compliance with the hedging covenant in Section 5.18 and specifically setting forth the calculations demonstrating such compliance.

(l) Monthly EBITDA Certificate – as soon as available and in any event within 45 days after the end of each month, a certificate signed by the principal financial officer of the Borrower setting forth covenant calculations demonstrating compliance with the Total Net Debt to EBITDA ratio under Subsection 5.15(d) and certifying to its accuracy. This certificate shall include details of the components of Total Net Debt and EBITDA.

(m) Participation Agreement – promptly after execution thereof, copies of each amendment or supplement to or replacement of the Participation Agreement.

(n) Other Information – promptly upon the request of the Agent or any Lender, all regular budgets and such other financial, technical or other information regarding the business and affairs and financial condition of the Borrower as the Agent or such Lender may reasonably request (for review and copying).

All balance sheets and other financial reports referred to above shall be in such detail as the Agent or the Required Lenders may reasonably request and shall conform to the standards described in Section 1.3.

Section 5.3 Certificates of Compliance. (a) So long as not contrary to the then current rules, regulations or recommendations of the American Institute of Certified Public Accountants or similar body, concurrently with the furnishing of the annual financial statements described above, the Borrower will cause to be furnished to the Agent a certificate from the independent certified public accountants for the Borrower stating that in the ordinary course of their audit of the Borrower, insofar as it relates to accounting matters, their audit has not disclosed the existence of any condition which constitutes a Default, or if their audit has disclosed the existence of any such condition, specifying the nature, period of existence and status thereof; provided, however, that the independent certified public accountants shall not be liable to the Agent and the Lenders for their failure to discover a Default.

(b) Within 60 days after the end of each fiscal quarter, the Borrower will furnish to the Agent, for distribution to the Lenders, a certificate signed by the principal financial officer of the Borrower, stating either that no Default occurred during such quarter (or if it did but no longer exists, the nature and duration thereof) and that no Default then exists, or if a Default exists, the nature, period of existence and status thereof, and specifically setting forth the calculations showing the Borrower’s compliance with the financial covenants in Section 5.15.

(c) Within 120 days after the close of each fiscal year of the Borrower, the Borrower will furnish to the Agent, for distribution to the Lenders, a certificate signed by the principal financial officer of the Borrower, stating either that no Default occurred during such year (or if it did but no longer exists, the nature and duration thereof) and that no Default then exists, or if a Default exists, the nature, period of existence and status thereof, and specifically setting forth the calculations showing the Borrower’s compliance with the financial covenants in Section 5.15.

Section 5.4 Taxes and Other Liens. The Borrower and each Subsidiary will file all tax returns and reports required to be filed and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon income or upon any of its property (including production, severance, windfall profit, excise and other taxes assessed against or measured by the production of, or the value or proceeds of production of, the Collateral) as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its property; provided, however, such Person shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) and so long as the payment of same is not a condition to be met in order to maintain an oil, gas or mineral lease in force.

Section 5.5 Maintenance and Compliance. The Borrower will, and will cause each Subsidiary to, (i) maintain its corporate existence and rights and its current business operations; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business of such Person) with all valid existing and future laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; and (iii) maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the business of such Person.

Section 5.6 Further Assurances. The Borrower at its expense will, and will cause each Subsidiary to, promptly (and in no event later than 30 days after written notice from the Agent is received) cure any defects, errors or omissions in the creation, execution, delivery or contents of this Agreement, the Notes or the Collateral Documents, and execute and deliver to the Agent upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Companies in this Agreement, the Notes or in the Collateral Documents or to further evidence and more fully describe the Collateral (including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral), or to correct any omissions in the Collateral Documents, or more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens and the priority thereof created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

Section 5.7 Reimbursement of Expenses. The Borrower will pay all reasonable legal fees and expenses incurred by the Agent and the Lenders in connection with the preparation or administration of this Agreement, the Notes and the Collateral Documents. The Borrower will upon request promptly reimburse the Agent and the Lenders for all amounts expended, advanced or incurred by the Agent and the Lenders to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of any Company or to collect the Secured Liabilities, or to enforce or defend the rights of the Agent and the Lenders under any of the Loan Documents or the Secured Hedge Agreements, which amounts will include all court costs, attorneys’ fees and expenses, fees and expenses of engineers, auditors and accountants, travel expenses and investigation expenses reasonably incurred by the Agent and the Lenders in connection with any such matters, together with interest at the Default Rate on each such amount from the date that is thirty (30) days after demand by the Agent and the Lenders therefor until the date of reimbursement to the Agent or such Lender. The Borrower also agrees to pay, and to hold the Agent and the Lenders harmless from any failure or delay in paying, all recording taxes, documentary stamp taxes or other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Collateral Documents, the Secured Hedge Agreements, or any modification or supplement thereof or thereto.

Section 5.8 Insurance. Each Company will maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as are reasonably satisfactory to the Agent and customary in accordance with standard industry practice or as more specifically provided in the Collateral Documents. Upon request of the Agent, the Borrower will furnish or cause to be furnished to the Agent from time to time a summary of the insurance coverage of the Companies in form and substance satisfactory to the Agent and if requested will furnish the Agent original certificates of insurance and/or copies of the applicable policies.

Section 5.9 Accounts and Records. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to the Borrower’s and the Subsidiaries’ business and activities.

Section 5.10 Right of Inspection. The Borrower will permit any officer, employee or agent of the Agent or any Lender at such Person’s risk to visit and inspect any of the property of the Borrower and the Subsidiaries, examine the books of record and accounts of such Persons, take copies and extracts therefrom, and discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with the Borrower’s officers, accountants and auditors, and the Borrower will furnish information concerning the Collateral, including schedules of all internal and third party information identifying the Collateral (such as, for example, lease and well names and numbers assigned by the Borrower or the Operator of any mineral properties, division orders and payment names and numbers assigned by purchasers of the hydrocarbons, and internal identification names and numbers used by the Borrower in accounting for revenues, costs and joint interest transactions attributable to the mineral properties), all on reasonable notice, at such reasonable times without hindrance or delay and as often as the Agent or any Lender may reasonably desire. The Borrower will furnish to the Agent promptly upon request and in the form and content specified by the Agent lists of purchasers of hydrocarbons and other account debtors, schedules of equipment and other data concerning the Collateral as the Agent may from time to time specify.

Section 5.11 Notice of Certain Events. (a) The Borrower shall promptly notify the Agent if the Borrower learns of the occurrence of any event which constitutes a Default, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default.

(b) The Borrower shall promptly notify the Agent of any change in location of any Company’s principal place of business or the office where it keeps its records concerning accounts and contract rights or a change in its name, state of organization or organizational status.

(c) The Borrower shall promptly notify the Agent of the arising of any litigation or dispute threatened against or affecting the Borrower or any Subsidiary which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower or such Subsidiary. In the event of such litigation, the Borrower will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, the Borrower shall prosecute all allowable appeals. The Agent may (but shall not be obligated to), after prior notice to Borrower, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of Agent and the Lenders and Borrower pursuant to this Agreement, and the Borrower agrees to repay the Agent upon demand all necessary expenses, including reasonable attorneys’ fees and expenses, incurred by the Agent in connection with such proceedings or actions.

(d) The Borrower shall promptly notify the Agent of the occurrence of any material adverse change in the value of any oil or gas property or properties which is or are included in and in the aggregate represents at least five (5%) percent of the Borrowing Base, or from which any Company otherwise derives at least five (5%) percent of its revenue. Without limiting the foregoing, the Borrower shall promptly notify the Agent of any notice of default or cancellation from any lessor of any mineral lease in the Collateral. This paragraph does not apply to changes in value resulting from market price changes affecting the oil and gas industry generally.

(e) The Borrower shall promptly notify the Agent of the creation, incurrence, assumption, existence or filing of any Lien on any Borrowing Base property now owned or hereafter acquired, except for Liens permitted under Section 6.2.

(f) The Borrower shall promptly notify the Agent of each creation, acquisition, disposition, dissolution, merger or other change in the status of or addition or removal of any Subsidiary, and of each other investment in or acquisition of any ownership (direct or beneficial) interest in any Person (whether stock, partnership interest, membership interest or otherwise by the Borrower or any Subsidiary).

(g) The Borrower shall promptly notify the Agent (if possible in advance) of any change in the identity of the Operator of any of the Borrower’s properties.

(h) The Borrower shall promptly notify the Agent of any notice of default received from or sent to (i) PVOG under the Participation Agreement or (ii) any Operator.

(i) The Borrower shall promptly notify the Agent of any event which would render any of the representations and warranties set forth in Article 4 untrue or misleading in any material respect, except as such representations and warranties relate to matters as are changed as permitted by this Agreement.

(j) The Borrower shall promptly notify the Agent of the occurrence of any event which constitutes a default under the Qualified Redeemable Preferred Equity.

(k) The Borrower shall promptly furnish the Agent with a copy of any notice of default or waiver (retroactive or prospective) pertaining to the Qualified Redeemable Preferred Equity.

(l) The Borrower shall promptly furnish the Agent with copies of each amendment, modification or waiver pertaining to the Qualified Redeemable Preferred Equity or any new agreement pertaining thereto.

(m) The Borrower shall promptly furnish the Agent with (i) a copy of any notice of default or waiver (retroactive or prospective) pertaining to the Convertible Debt or the 2009 Convertible Debt, (ii) copies of each amendment, modification or waiver pertaining to the Convertible Debt or the 2009 Convertible Debt, (iii) any new agreement pertaining to the Convertible Debt or the 2009 Convertible Debt, and (iv) notice of each redemption, repurchase or conversion which occurs pertaining to the Convertible Debt or the 2009 Convertible Debt.

(n) The Borrower shall promptly furnish the Agent with copies of each notice of default, arbitration notice, or dispute notice sent or received by the Borrower under or pertaining to the Endeavor JV Agreement, the Gas Gathering Agreement, the Pipeline Operating Agreement, the Management Services Agreement or the Joint Use Agreement, and of each amendment, modification or waiver (retroactive or prospective) pertaining to the Endeavor JV Agreement, the Gas Gathering Agreement, the Pipeline Operating Agreement, the Management Services Agreement or the Joint Use Agreement or any new agreement pertaining to any of the foregoing or otherwise pertaining to the Kinder Transaction.

(o) The Borrower shall promptly notify the Agent of the occurrence of any delinquency by a member under the Endeavor JV Agreement in making any Capital Contribution (as defined therein) to Endeavor JV as required pursuant to the Endeavor JV Agreement.

The foregoing requirements of notice shall not be construed to imply permission or consent by the Agent and the Lenders as to such events or to waive any representations, covenants and defaults set forth in this Agreement.

Section 5.12 ERISA Information and Compliance. The Borrower will promptly furnish to the Agent (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created by the Borrower, and (ii) immediately upon becoming aware of the occurrence of any “reportable event,” as such term is defined in Section 4043 of ERISA, or of any “prohibited transaction,” as such term is defined in Section 4975 of the Code, in connection with any Plan or any trust created by the Borrower, a written notice signed by the president or the principal financial officer of the Borrower specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. The Borrower will comply with all of the applicable funding and other requirements of ERISA as such requirements relate to the Plans of the Borrower.

Section 5.13 Indemnification. (a) The Borrower will indemnify the Agent and the Lenders and other Indemnified Parties and hold the Agent and the Lenders and other Indemnified Parties harmless from claims of brokers with whom the Borrower has contracted in the execution hereof or the consummation of the transactions contemplated hereby. The Agent and each Lender, severally, will indemnify the Borrower and hold the Borrower harmless from claims of brokers with whom the Agent or such Lender, respectively, has contracted in connection with the transactions contemplated hereby.

(b) The Borrower will indemnify the Agent and the Lenders and other Indemnified Parties and hold the Agent and the Lenders and other Indemnified Parties harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Indemnified Parties in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral or any breach of any representation, warranty or covenant under the terms of this Agreement or the Collateral Documents. The foregoing shall survive the termination of this Agreement.

Section 5.14 Environmental Indemnity. The Borrower shall defend, indemnify and hold the Agent and each Lender and its respective shareholders, directors, officers, agents, employees, subsidiaries and Affiliates (collectively the “Indemnified Parties”, and each as “Indemnified Party”) harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys’ fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under all Collateral constituting real (immovable) property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from such property, or (ii) any activity carried on or undertaken on or off such property, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on such property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under such property. The foregoing indemnity shall further apply to any residual contamination on or under such property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section shall survive the final payment of all Indebtedness and the termination of this Agreement and shall continue thereafter in full force and effect.

Section 5.15 Financial Covenants. The Borrower shall comply with the following financial covenants (determined in accordance with Section 1.3), except as specifically stated otherwise:

(a) Minimum Current Ratio. The Borrower shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a current ratio in an amount not less than 1.00 to 1.00. For purposes of this Section, “current ratio” shall mean the ratio of (x) current assets plus the unused and available portion of the Commitment Limit (being the amount, if any, by which the Commitment Limit then in effect exceeds the sum of the principal balance of unpaid and outstanding Advances and the total undisbursed amount of all letters of credit outstanding as of such date of determination) to (y) current liabilities (excluding therefrom the outstanding balance on the Loan). This calculation will not include the effects, if any, of marking to market Hedging Obligations pursuant to Financial Accounting Standards Board Statement No. 133. Notwithstanding the foregoing, the Convertible Debt shall not be considered a current liability upon satisfaction of the Sale Price Condition (as described in the Preliminary OM in the provisions set forth under “Conversion upon Satisfaction of Sale Price Condition”), unless and until one or more notes constituting Convertible Debt are surrendered for conversion and then only to the extent of the cash payment due on the conversion of the notes surrendered. Notwithstanding the foregoing, the 2009 Convertible Debt shall not be considered a current liability upon satisfaction of the Sale Price Condition (as described in the 2009 Preliminary Prospectus Supplement in the provisions set forth under “Conversion upon Satisfaction of Sale Price Condition”), unless and until one or more notes constituting 2009 Convertible Debt are surrendered for conversion and then only to the extent of the cash payment due on the conversion of the notes surrendered.

(b) Minimum EBITDA to (Cash) Interest Expense. The Borrower shall maintain, on a quarterly basis as of the last day of each fiscal quarter, a ratio (on a rolling four fiscal quarter basis) of EBITDA to Interest Expense during the four preceding fiscal quarters of not less than 3.00 to 1.00.

(c) Calculation. The Borrower acknowledges that any outstanding Qualified Redeemable Preferred Equity shall be counted and included as Debt for purposes of the financial covenants in this Section 5.15. Without limiting the foregoing, the dividends payable under the Qualified Redeemable Preferred Equity shall be counted and included within Interest Expense for purposes of the financial covenant in Subsection 5.15(b) and the financial covenant in Subsection 5.15(d).

(d) Total Net Debt to EBITDA. The Borrower shall maintain, on a monthly basis as of the last day of each month, a ratio (on a rolling twelve month basis) of Total Net Debt to EBITDA during the preceding twelve (12) months not to exceed the levels defined in the following table:

FROM	THROUGH	MAXIMUM RATIO

June 1, 2010	December 31, 2010	4.50 to 1.00
January 1, 2011	June 30, 2011	4.25 to 1.00
July 1, 2011	Maturity Date	4.00 to 1.00

(e) JV Calculation. The calculations of EBITDA for purposes of the financial covenants in this Section 5.15 shall include cash distributions to Borrower from Endeavor JV. However, for the avoidance of doubt, the calculations of EBITDA for purposes of the financial covenants in this Section 5.15 shall not include Borrower’s proportionate share of the net income of Endeavor JV (even if Borrower otherwise includes such proportionate share in its income statement).

Section 5.16 Bank Accounts. (a) The Borrower shall maintain (and cause to be maintained) with the Agent the Companies’ primary operating, money market/treasury management, collection and disbursement accounts, including without limitation as provided in Section 5.17.

(b) The Borrower hereby grants to the Agent for the benefit of the Secured Parties a continuing security interest in all of Borrower’s deposit accounts now existing or hereafter maintained with Agent as security for the Secured Liabilities, and all funds, investment property and proceeds pertaining thereto.

(c) The Agent will be granted security interests by the Subsidiaries in all of their respective deposit accounts (if any) (separate from the Borrower’s deposit accounts) maintained with Agent as security for the Secured Liabilities, and all funds, investment property and proceeds pertaining thereto.

Section 5.17 Revenues. (a) The Borrower and Endeavor each shall immediately deposit daily all payments for oil or natural gas sales from the Borrower’s properties (whether or not such property is Collateral), or for resales thereof by Endeavor, to a revenue clearing deposit account with the Agent at all times. All such deposits shall be made no later than the first Business Day after collection by such Company. Without limiting the foregoing, the Borrower shall use its best efforts to cause all Operators of any Company’s Collateral or purchasers from the Borrower or any Subsidiary (including Endeavor) which make payments for oil or natural gas sales or purchases by electronic transfer payments to change such electronic payments to be made directly to Borrower’s or such Subsidiary’s accounts with the Agent. (The foregoing covenant is separate from the Agent’s right after an Event of Default to send letters in lieu of transfer orders signed by the Borrower under Subsections 3.1(a)(xi) and 8.2(c) below.)

(b) The Borrower, the Agent and the Lenders acknowledge that Collateral is comprised in part of the Borrower’s undivided interests in mineral properties for which the Borrower is operator, and accordingly a portion of the payments made to the Borrower from the sale of hydrocarbons from such properties may be owed by the Borrower to the non-operator working interest owners or to royalty or overriding royalty owners. In the event that revenues of another Person attributable to such other Person’s working interest or royalty or overriding royalty interest (“Other Revenues”) are deposited into the revenue clearing account at the Agent, then the Agent and the Lenders agree that such Other Revenues will be released by the Agent to such Persons (even if an Event of Default has occurred and is continuing) upon the receipt by the Agent of appropriate evidence that such funds are Other Revenues (i.e., are not the Borrower’s funds). The Agent and the Lenders shall not be liable, however, for any actions by Agent which are taken in compliance with the terms of this Agreement and the Collateral Documents with respect to funds in the revenue clearing account that are Other Revenues and which are taken before Agent received such evidence that such funds are Other Revenues.

(c) Upon the occurrence of any Event of Default, the Borrower shall upon Agent’s or the Required Lenders’ request execute such division orders, transfer orders or letters in lieu thereof as are necessary to direct that all payments of mineral production due to the Borrower from its properties are paid directly to the Agent, including as further provided in the Deed of Trust.

Section 5.18 Hedging Program. (a) At all times when the Percentage Outstanding exceeds seventy-five (75%) percent, the Borrower shall enter into and maintain in effect a hedging program (the “Hedging Program”) consisting of Permitted Hedge Agreements that are mutually satisfactory to the Agent, the Required Lenders and the Borrower.

(b) The Borrower’s commodity Hedge Agreements (i) shall in no contract fix a price for a term of more than three (3) years, and (ii) in the aggregate shall not cover Obligated Volumes that exceed eighty five (85%) percent of the Borrower’s projected oil and gas PDP production set forth in the most recent engineering report (third party or internal, as applicable) used in the Borrowing Base re-determination, all as further provided in the definition of Permitted Commodity Hedges.

(c) If any Hedge Agreement of the Borrower or any Subsidiaries is used in the calculation of the Borrowing Base, then such Hedge Agreement shall not be cancelled, liquidated or unwound (including by obtaining an opposite position) if such action, when aggregated with all other such actions and with all sales and dispositions under clause (v) of Subsection 6.8(b) made during the time period between any two successive scheduled Borrowing Base redetermination dates, would cause the Material Value Change Amount to exceed in the aggregate five (5%) percent of the then effective Borrowing Base, without the prior written consent of the Agent and the Required Lenders.

Section 5.19 Payables. The Companies shall pay all accounts payable for which applicable law grants the account holder a Lien against any property of such Company within 60 days from the date such payable is due and owing; provided, however, such Company shall not be required to pay any such account if the amount or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if such Company shall have set up reserves therefore adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) and so long as such contest proceedings conclusively operate to stay the sale of any property subject to such Lien to satisfy such account.

Section 5.20 Diamond Loan. The Borrower shall cause any loan made by the Borrower to Diamond to be unsecured.

Section 5.21 Diamond Limitation. The Borrower shall not, and shall not permit Diamond or any Subsidiary, to own any drilling rig other than the three (3) drilling rigs owned by Diamond on July 15, 2007. (The Borrower must also comply with Subsection 6.3(g) below.)

ARTICLE 6

NEGATIVE COVENANTS

Unless the Agent’s and the Required Lenders’ (or if required by Section 10.4 hereof, all of the Lenders) prior written consent to the contrary is obtained, the Borrower will at all times comply with the covenants contained in this Article 6 (including where applicable, without the necessity of expressly so stating in each instance, causing its Subsidiaries to comply with such covenant), from the date hereof and for so long as any part of the Indebtedness is outstanding.

Section 6.1 Debts, Guaranties and Other Obligations. Each Company will not incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

(a)	The Indebtedness to the Agent and the Lenders under this Agreement and the Notes.

(b)	Customary trade payables or operating leases, and endorsements of negotiable instruments for deposit or collection, all from time to time incurred in the ordinary course of business.

(c)	Debt under operating agreements, unitization and pooling agreements and orders, farmout agreements and gas balancing agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business. [For the avoidance of doubt, it is acknowledged that this covenant is separate and independent of the Event of Default under Subsection 8.1(n).]

(d)	Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

(e)	Hedging Obligations incurred under Permitted Hedge Agreements.

(f)	Debt owing by a Subsidiary to the Borrower.

(g)	The PVOG Production Payment; provided, the Borrower shall not (i) prepay any portion of such Debt before it is due while a Default has occurred and is continuing, (ii) allow the amount owing thereunder to exceed at any one time $2,050,000.00 outstanding, nor (iii) amend any of the documents evidencing or pertaining to the PVOG Production Payment as in effect on the Closing Date or enter into any new agreements pertaining thereto which affect the terms of the PVOG Production Payment adversely to the Borrower, in each case without the Agent’s and the Required Lenders’ prior written consent.

(h)	Qualified Redeemable Preferred Equity existing on the Closing Date, on terms complying with the definition thereof, which does not exceed the Maximum Subordinated Amount, provided that the conditions in Sections 6.10 and 6.11 are satisfied.

(i)	Convertible Debt existing on the Closing Date, on terms complying with the definition thereof.

(j)	Debt under the Guaranty Agreement dated November 1, 2009 by the Borrower in favor of Endeavor JV, guaranteeing (only) the obligations of Endeavor under the Gas Gathering Agreement, the Pipeline Operating Agreement and the Assignment of Contract Rights among Endeavor JV, Endeavor and Borrower, dated as of November 1, 2009.

(k)	2009 Convertible Debt existing on the Closing Date, on terms complying with the definition thereof.

Section 6.2 Liens. The Borrower will not, and will not allow or suffer any Subsidiary (other than Endeavor JV, which is governed by Section 6.19) to, create, incur, assume or permit to exist any Lien on any of its property now owned or hereafter acquired, except for:

(a)	Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person’s interest in such property or (if applicable) the Agent’s first Lien therein.

(b)	Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not more than 90 days past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person’s interest in such property or (if applicable) the Agent’s first Lien therein.

(c)	Inchoate liens arising under ERISA to secure the contingent liability of the Borrower permitted by this Agreement.

(d)	The pledge of the Collateral and any other Liens in favor of the Agent to secure on a pari passu basis, (i) the Indebtedness of the Borrower to the Agent and the Lenders and (ii) (in some or all cases as determined by the Lenders) the Secured Hedge Obligations permitted hereby and the Banking Services Obligations.

(e)	Minor imperfections of title or non-monetary Liens that do not materially impair the development, operation or value of property in its intended use or the title thereto and which are of a nature commonly existing with respect to properties of a similar character as the Collateral.

(f)	Royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and that are taken into account in computing the net revenue interests and working interests of the Borrower warranted in the Collateral Documents.

(g)	Operating agreements, unitization and pooling agreements and orders, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral production business in the general area of such property and that are entered into in the ordinary course of business in good faith. [For the avoidance of doubt, it is acknowledged that this covenant is separate and independent of the Event of Default under Subsection 8.1(n).]

(h)	Judgment Liens arising in the ordinary course of business (provided the litigation is actively being contested in good faith and by appropriate proceedings) and which do not constitute an Event of Default under Subsection 8.1(j).

(i)	Liens resulting from good faith deposits to secure payments of workmen’s compensation or other social security programs (excluding Liens under Section 4068 of ERISA) or to secure the performance of bids, tenders, statutory obligations, surety and appeal bonds, contracts (other than for payment of debt) or operating leases, in each case made in the ordinary course of business.

(j)	The PVOG Production Payment (non-recourse to the Borrower except as provided in the definition thereof).

The inclusion of this Section 6.2 shall not constitute in any way an acknowledgment by the Agent and the Lenders of the validity, legality, enforceability or binding effect on the Agent and the Lenders of such Liens, the sole purpose of this provision being to provide that the existence of any such permitted Liens shall not in and of itself constitute an Event of Default under this Agreement.

Section 6.3 Investments, Loans and Advances. The Borrower will not (directly or indirectly through any Subsidiary), and will not allow or suffer any Subsidiary to, make or permit to remain outstanding any loans or advances or extensions of credit to, or purchases or other acquisitions of capital stock or ownership (direct or beneficial) interests or obligations of, or other investments in, any Person (including without limitation any Subsidiary), except for:

(a)	Investments in readily marketable direct obligations of the United States of America or any agency thereof.

(b)	Investments in either certificates of deposit of maturities less than one year issued by the Agent or any Lender, or, if no Lender is substantially competitive (in terms of its certificate of deposit interest rate for comparable amounts) with other lenders (having a credit rating equal or better than the Lenders), then certificates of deposit of maturities less than one year issued by one or more of such other lenders.

(c)	Investments in commercial paper of maturities less than one year with the best rating by Standard & Poors, Moody’s Investors Service, Inc., or any other rating agency satisfactory to the Agent.

(d)	Routine advances to employees made in the ordinary course of business, and that do not exceed historical levels in a material manner.

(e)	Advances pursuant to operating agreements, unitization and pooling agreements and orders, farmout agreements and gas balancing agreements, in each case that are customary in the oil, gas and mineral production business and that are entered into in the ordinary course of business.

(f)	Accounts receivable created or acquired in the ordinary course of business and upon terms common in the industry for such accounts.

(g)	The Borrower’s ownership of equity interest in Endeavor, and in Diamond, provided further that the Borrower shall not make further investment (debt or equity) in Diamond after July 15, 2007, except to the extent of investment or a loan or advance necessary to fund capital expenditures by Diamond which are necessary and appropriate to maintain the existing three (3) drilling rigs in service (including the initial placement of the third drilling rig in service). For the avoidance of doubt, the Borrower acknowledges that the foregoing restriction (and Section 5.21), without limitation, requires the Agent’s and the Required Lenders’ consent to any investment, loan or advance to permit Diamond to acquire an additional drilling rig.

(h)	Loans and advances made by the Borrower to its Subsidiaries in the ordinary course of business to be used in normal business operations of such Subsidiary, provided that with respect to any loan to Diamond, (i) such loans by the Borrower to Diamond shall not violate the limit in paragraph (g) of this Section, and (ii) such loan is otherwise in compliance with Section 5.20.

(i)	The Borrower’s ownership of equity interest in Endeavor JV, provided that the Borrower shall not make further capital contributions or investments (debt or equity) of any type in Endeavor JV after its formation and initial capitalization (as permitted by the Fifth Amendment to this Agreement), except in an amount not to exceed two million five hundred thousand ($2,500,000.00) dollars during any consecutive twelve month period.

For the avoidance of doubt, pursuant to the foregoing the Borrower shall not establish, acquire or otherwise own any new Subsidiary after the Closing Date, without in each case the prior written consent of the Agent and the Required Lenders.

Section 6.4 Nature of Business. The Borrower will not permit any material change to be made in the character of its business or the business of any Subsidiary as carried on at the Closing Date (or as to a Subsidiary established or acquired after the Closing Date (in compliance with Section 6.3) as carried on at such time of establishment or acquisition.

Section 6.5 Mergers and Consolidations. The Borrower will not, and will not allow or suffer any Subsidiary to, acquire, merge with or consolidate with any Person or acquire by purchase, lease or otherwise all or substantially all of the assets of any Person (whether or not such acquisition, merger or consolidation requires any capital expenditures on the part of the Borrower).

Section 6.6 ERISA Compliance. The Borrower will not at any time permit any Plan maintained by it to engage in any “prohibited transaction” as such term is defined in Section 4975 of the Code; incur any “accumulated funding deficiency” as such term is defined in Section 302 of ERISA; or terminate any such Plan in a manner which could result in the imposition of a Lien on the property of the Borrower pursuant to Section 4068 of ERISA.

Section 6.7 Changes. Each Company will not without 30 days prior notice to the Agent change the location of any of its Collateral, or change the location of its state of organization or chief executive office or change its name.

Section 6.8 Sales. (a) The Borrower will not, and will not allow or suffer any Subsidiary to, sell, assign, transfer by bond for deed, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property (whether now owned or hereafter acquired) to any Person.

(b) The Borrower will not, and will not allow or suffer any Subsidiary to, sell, assign, transfer by bond for deed, lease or otherwise dispose (including by any sale-leaseback transaction) of any of its Collateral or any material portion of its other property, business, or assets, including without limitation any producing mineral properties or equity interests in a Subsidiary, except for (i) sales of production (in compliance with the terms of the Collateral Documents and this Agreement), (ii) collection of its accounts, (iii) sales of items of equipment which are obsolete or otherwise no longer useful for such Person’s operations, (iv) sales of items of equipment to the extent the proceeds of such sale are promptly reinvested in the acquisition of replacement equipment, and (v) sales or other dispositions of mineral properties Collateral which, when aggregated with all other such sales and with all hedge adjustments under Subsection 5.18(c) made during the time period between any two successive scheduled Borrowing Base redetermination dates, do not cause the Material Value Change Amount to exceed in the aggregate five (5%) percent of the then effective Borrowing Base, in each case in clauses (i) through (v) above in the ordinary course of business. For purposes of the preceding sentence, “material” means asset sales which exceed in the aggregate $100,000.00 during any one fiscal year. The Agent’s and Required Lenders’ consent for sales or other dispositions of mineral properties which will exceed the permitted 5% amount shall not be unreasonably withheld, provided that the Borrower pays in full on or before such sale or disposition the amount, if any, by which the outstanding principal balance of the Advances plus the undisbursed amount of all outstanding standby letters of credit issued pursuant to this Agreement exceeds a redetermined Borrowing Base after giving effect to the proposed asset sale, as such decreased Borrowing Base may be determined by the Required Lenders in their complete and sole discretion. The Agent is authorized by the Lenders to execute and deliver releases of the Collateral covering property sold or otherwise disposed of under clauses (iii), (iv) and (v) above.

Section 6.9 Agreements. Each Company will not enter into or be a party to any contract or agreement for the purchase of materials, supplies or other property or services if such contract or agreement shall require that such Company make payment for such materials, supplies or other property irrespective of whether delivery thereof is made or whether such services are rendered. Except in the ordinary course of business, each Company will not enter into any arrangement with any gas pipeline company or any other purchaser of hydrocarbons regarding the Collateral whereby the Company agrees that said gas pipeline company or purchaser may set off any claim against the Company by withholding payment for any hydrocarbons actually delivered.

Section 6.10 Distributions or Redemption. (a) The Borrower will not (i) pay or declare any dividend on any shares of any class of its stock (other than stock dividends), (ii) make any other distribution or other shareholder expenditure on account of any shares of any class of its stock, nor set aside any funds for such purpose, nor (iii) otherwise make or agree to pay for or make (except as set forth in (b) below), directly or indirectly, any other distribution with respect to any shares of any class of its stock, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares or any option, warrants or other right to acquire any such shares, except that if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may declare, and agree to declare and pay, dividends (interest expense) in cash to the holders of Qualified Redeemable Preferred Equity, and the Borrower may make and pay such cash dividends so declared within thirty (30) days of such declaration. For the avoidance of doubt, shares of Qualified Redeemable Preferred Equity are Borrower’s stock for purposes of clauses (i), (ii) and (iii) above, and the Borrower shall not elect (or agree to elect) any option to redeem any Qualified Redeemable Preferred Equity without the prior written consent of the Required Lenders. Notwithstanding the foregoing, the Borrower may make or agree to pay for or make a payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancellation or termination of the Convertible Debt or the 2009 Convertible Debt (including any interest payment with respect to the Convertible Debt or the 2009 Convertible Debt on such account), to the extent that the foregoing is an option or other right to acquire common stock of the Borrower, to the extent (and only to the extent) not prohibited by Section 6.17.

(b) The Qualified Redeemable Preferred Equity issued by Borrower may include (as provided in clause (ii) of the definition thereof) a provision providing for a mandatory redemption of such stock following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively). Moreover, the Borrower may make a mandatory redemption payment on the Qualified Redeemable Preferred Equity solely by reason of a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively), and such mandatory redemption payment in itself is not an Event of Default (although nothing set forth in this Agreement shall subordinate the Secured Parties’ rights to priority of payment). However, the Borrower acknowledges that nothing set forth in this Section 6.10 (or in the definition of Qualified Redeemable Preferred Equity or Subsection 8.1(o) below) modifies or restricts the application of Section 6.12 and Section 6.13, and if a change in management or a change in ownership or control, respectively, occurs within the meaning of those Sections then an Event of Default occurs under Subsection 8.1(c) unless the Agent’s and the Required Lenders’ prior written consent to the contrary is obtained (even though any mandatory redemption of Qualified Redeemable Preferred Equity which also may arise due to such change in management, ownership or control is not itself a breach of this Section 6.10 or an Event of Default).

Section 6.11 Subordinated Preferred Equity Financings. (a) The Borrower shall not make any cash or other payment or transfer of property on account of any Qualified Redeemable Preferred Equity except as expressly permitted under Section 6.10 hereof.

(b) The Borrower shall not enter into or agree to any amendment, modification or waiver of any term or condition of, or any of its rights under, the documents pertaining to any issued Qualified Redeemable Preferred Equity, which amendment, modification or waiver could, in the reasonable opinion of the Agent, materially and adversely affect the interests of the Lenders.

Section 6.12 Management. The Borrower will not permit or suffer a change in the key management of the Borrower and its Affiliates to occur. For purposes of this Section, key management shall mean the continued active full time employment of Ken Kenworthy, Jr. (as CEO); provided, however, that the cessation of active employment of such officer due to death or disability shall not be a Default hereunder so long as the Borrower hires or promotes a replacement officer with experience and qualifications reasonably acceptable to the Agent and the Required Lenders within four (4) months of the former officer’s cessation of activity.

Section 6.13 Change of Ownership or Control. (a) No Person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934), other than existing management of Borrower as of the Closing Date, shall become the beneficial owner of more than 50% of the total voting power of the capital stock of the Borrower then outstanding.

(b) A majority of the members of the Board of Directors of the Borrower shall not cease to be Continuing Directors. For purposes of this Section, the term “Continuing Directors” of a Person means any member of such Person’s Board of Directors who: (x) was a member of such Person’s Board of Directors on the Closing Date; or (y) was nominated for election or elected with the approval of a majority of the Continuing Directors who were then members of such Person’s Board of Directors (but excluding any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Continuing Directors).

Section 6.14 Transactions with Affiliates. The Borrower will not sell, transfer, lease or otherwise dispose of (including pursuant to any merger) any property or assets to, or purchase, lease or otherwise acquire (including pursuant to a merger) any property or assets from, or otherwise engage in any other transactions with, any Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower as could be obtained on an arms-length basis from unrelated third persons in a comparable transaction.

Section 6.15 Subsidiaries. The Borrower will not allow or suffer any changes to be made in the ownership structure of each Subsidiary, and shall not own and control directly or indirectly less than one hundred (100%) percent of the ownership and voting rights in each Subsidiary other than Endeavor JV. The Borrower will not create, incur, assume or permit to exist any Lien on its equity interest in any Subsidiary, other than in favor of the Agent.

Section 6.16 Restrictive Agreements. The Borrower will not directly or indirectly enter into, incur or permit to exist, or permit any Subsidiary so to do, any agreement or other arrangement that (i) prohibits, restricts or imposes any condition upon the ability of a Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its equity securities or other ownership interest or to repay to the Borrower any loans or advances, provided that (x) the foregoing shall not apply to restrictions and conditions imposed by corporate law or by this Agreement, (y) clause (i) of this Section shall not apply to customary provisions in leases restricting the transfer thereof, and (z) this Section 6.16 shall not apply to Endeavor JV.

Section 6.17 Convertible Debt and 2009 Convertible Debt. (a) The Borrower will not make any cash or other payment (whether in securities or other property), including any sinking fund or similar deposit, on account of the conversion, redemption, retirement, purchase, acquisition, cancellation or termination of any of the (i) Convertible Debt prior to February 1, 2013 or (ii) 2009 Convertible Debt prior to February 1, 2014, whether optional or mandatory by the Borrower, except that (1) the Borrower may issue common stock (and cash in lieu of any fractional share thereof) on conversion of any Convertible Debt and/or 2009 Convertible Debt, (2) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may make any cash payment and may issue any other securities required upon any conversion, redemption, retirement, purchase, acquisition, cancellation or termination of the Convertible Debt consistent with the provisions set forth in the Preliminary OM, and (3) if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (or be created), and no Loan Excess shall then exist, the Borrower may issue any other securities, and may with the prior written consent of the Agent and the Required Lenders make any cash payment, required upon any conversion, redemption, retirement, purchase, acquisition, cancellation or termination of the 2009 Convertible Debt consistent with the provisions set forth in the 2009 Preliminary Prospectus Supplement.

(b) The Borrower will not make any cash or other payment or transfer of property for interest on account of any Convertible Debt or 2009 Convertible Debt if at the time thereof, or if immediately after giving effect thereto, a Default or Event of Default shall have occurred and be continuing (or be created) or a Loan Excess shall then exist, except that the Borrower may issue common stock (and cash in lieu of any fractional share thereof) on conversion of any Convertible Debt and/or 2009 Convertible Debt in connection with any deemed interest payment thereof as described in the Preliminary OM or the 2009 Preliminary Prospectus Supplement.

(c) The Borrower shall issue and maintain the Convertible Debt and the 2009 Convertible Debt only on terms that are consistent in all material respects with the respective descriptions of the Convertible Debt and the 2009 Convertible Debt set forth in the Preliminary OM and the 2009 Preliminary Prospectus Supplement previously provided to the Lenders, subject to the limitations set forth in the definitions of Convertible Debt and the 2009 Convertible Debt, respectively. The Borrower shall not enter into or agree to any amendment, modification or waiver of any term or condition of, or any of its rights under, the documents pertaining to any issued Convertible Debt or the 2009 Convertible Debt, if, within 10 Business Days following written notice of any such amendment, modification or waiver, the Agent provides written notice to the Borrower that such amendment, modification or waiver in the reasonable opinion of the Agent, acting in good faith, materially and adversely affects the interests of the Lenders.

Section 6.18 Endeavor JV Debt. The Borrower will not allow or suffer Endeavor JV to incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

(a) Customary trade payables or operating leases, and endorsements of negotiable instruments for deposit or collection, all from time to time incurred in the ordinary course of business.

(b) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

Section 6.19 Endeavor JV Liens. The Borrower will not allow or suffer Endeavor JV to create, incur, assume or permit to exist any Liens on any of its property now owned or hereafter acquired, except for:

(a) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person’s interest in such property.

(b) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not more than 90 days past due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor, and so long as the payment of same is not a condition to be met in order to maintain in force such Person’s interest in such property.

(c) Minor imperfections of title or non-monetary Liens that do not materially impair the development, operation or value of property in its intended use or the title thereto and which are of a nature commonly existing with respect to properties of a similar character.

Section 6.20 Endeavor JV. (a) The Borrower shall not enter into or agree to or suffer to occur any amendment, modification or waiver of any term or condition of, or any of its or Endeavor’s rights under, (i) the Endeavor JV Agreement, (ii) the Gas Gathering Agreement, (iii) the Pipeline Operating Agreement, (iv) the Management Services Agreement, or (v) the Joint Use Agreement. Notwithstanding the foregoing, any amendment, modification or waiver of any term or condition of, or any of Borrower’s or Endeavor’s rights under one or more of such agreements in conjunction with an Expansion Project (as defined in the Gas Gathering Agreement) or that the Agent otherwise determines does not materially and adversely affect Borrower, Endeavor or the Collateral, need only be approved by the prior written consent of the Agent; however, Agent, in its sole discretion, may require that any such amendment, modification or waiver be submitted to the Required Lenders for their review and approval.

(b) The Borrower shall not own and control less than sixty (60%) percent of the ownership rights in Endeavor JV. The Borrower shall not possess and control less than fifty (50%) percent of the voting rights in Endeavor JV. Notwithstanding the foregoing provisions of this subsection (b), the Lenders acknowledge and agree that Borrower may receive a lesser percentage of the distributions of cash from Endeavor JV than its ownership interest and/or a different percentage allocation of Endeavor JV’s net profit or net loss from its ownership interest, in each case as set forth in the Endeavor JV Agreement.

(c) The Borrower shall not consent to or suffer the other member of Endeavor JV to sell, assign, exchange or otherwise transfer or dispose of its membership interest in Endeavor JV unless the acquiring party delivers to the Agent a written agreement pursuant to which the acquiring party is bound to the terms of the Consent by Other JV Member.

(d) The Borrower shall not allow or suffer to occur an advance by the other member of Endeavor JV with respect to a Capital Contribution owing by Borrower under Section 4.3 of the Endeavor JV Agreement.

ARTICLE 7

CONDITIONS OF LENDING

Section 7.1 Conditions of Lending. The obligation of the Lenders to make the Loan (or the Issuing Bank to issue a standby letter of credit) is subject to the accuracy of each and every representation and warranty of the Borrower contained in this Agreement, the absence of a Default or an Event of Default, and to the receipt of the following on or before the Closing Date by the Agent (and the receipt by each Lender of a counterpart of this Agreement and its respective Lender):

(a)	Agreement. A duly executed counterpart of this Agreement signed by all the parties hereto.

(b)	Notes. The duly executed Notes signed by the Borrower.

(c)	Good Standing. Certificates of good standing of the Borrower and its Subsidiaries issued by the Secretaries of State of Oklahoma, Delaware, Texas and Louisiana, as applicable.

(d)	Corporate Certificates. A certificate of the secretary of each of the Borrower, Endeavor and Diamond (i) setting forth resolutions of its board of directors in form and substance satisfactory to the Agent and Agent’s counsel with respect to the unanimous authorization of this Agreement, the Notes and the Collateral Documents to which it is a party, (ii) attaching the articles of incorporation and bylaws of such Company, and (iii) setting forth the officers authorized to sign such instruments.

(e)	Fees. The fees required by Subsections 2.5(a) and (d).

(f)	Updated Collateral Documents; Title. Duly executed supplements to mortgages or deeds of trust (adding additional mortgaged properties, subject to Section 7.3), confirmations or restatements of security agreements and guaranty agreements, and any other reasonably appropriate Collateral Documents, all in form and substance and in such number of counterparts as may be reasonably required by the Agent. Title opinions pertaining thereto will be delivered as provided in Section 7.3.

(g)	Stock Certificates. The original stock certificates held by the Borrower for its shares in Endeavor and Diamond, each duly endorsed in blank and delivered to the Agent with executed stock powers (previously delivered).

(h)	Lien Searches. UCC lien searches satisfactory to the Agent from Oklahoma, Texas and other pertinent states pertaining to the Borrower and its Subsidiaries.

(i)	Legal Opinion. Legal Opinion from the Borrower’s counsel (Crowe & Dunlevy) in form, scope and substance satisfactory to the Agent and Agent’s counsel.

(j)	Legal Fees. Payment of the reasonable legal fees and expenses incurred by the Agent in accordance with Section 5.7.

In the event that the Agent and the Required Lenders in their sole and absolute discretion waive the receipt of any items set forth above, the Borrower agrees that it nonetheless will promptly deliver such item to the Agent and the Lenders upon request within the time period reasonably specified by the Agent (including without limitation under Section 7.3). Until such conditions are satisfied, Section 11.3 shall apply.

Section 7.2 Certification. The obligation of the Lenders to make the Loan is further subject to the certification by the Borrower, which the Borrower hereby makes, that no Default or Event of Default exists, and that no material adverse change (in the Agent’s and the Required Lenders’ sole determination) in the Collateral or other assets, liabilities, financial condition, business operations or results thereof, affairs or circumstances of the Borrower and the Subsidiaries or other facts, circumstances or conditions (financial or otherwise) upon which Agent and the Lenders has relied or utilized in making its decision to make this Loan have occurred since March 31, 2010, being the most recent financial statements furnished to the Agent prior to the Closing Date, or otherwise existing at the time of the issuance of Agent’s commitment letter. The Borrower further certifies that all Persons in contractual privity with the Borrower whose consents are, or with reasonable certainty may be, prerequisite to the Borrower’s execution, delivery and performance of this Agreement have consented to same (and that on the Closing Date there are no such Persons).

Section 7.3 Post-Closing Items. (a) The Borrower will furnish the Agent no later than August 31, 2010, with title opinion and title opinion updates covering the Borrower’s interest in material properties in the Borrowing Base (including without limitation material additional properties covered by the second supplement to the Deed of Trust delivered on the Closing Date) not previously covered by title opinions delivered to the Agent, in each case in form, scope and substance satisfactory to the Agent and Agent’s counsel, and indicating that Borrower has good and marketable title to the interests subject to no Liens other than the Collateral Documents and those accepted by the Agent in writing.

(b) Certain properties included within the Borrowing Base from time to time at zero or low value may not be covered by title opinions at the time of their inclusion in the

Borrowing Base. The Borrower acknowledges and agrees that the Agent has the right under the terms of this Agreement to require title opinions on such Borrowing Base properties in the future at the time of a material increase in the value attributed to such property in the Borrowing Base, and Borrower agrees promptly to deliver such title opinions and acknowledges that in the absence thereof such properties may be excluded by the Agent from the Borrowing Base (as provided in the definition of Borrowing Base).

(c) The Borrower will execute and deliver to the Agent no later than August 12, 2010 a supplement to its Texas Deed of Trust and/or a supplement to Louisiana Mortgage, granting a first priority mortgage, security interest and assignment of production in all of the Borrower’s interests in any new oil and gas properties in the State of Texas or the State of Louisiana not previously mortgaged to the Agent and the Lenders, together with UCC financing statements pertaining thereto, all in form and substance satisfactory to the Agent and Agent’s counsel.

Section 7.4 Each Additional Advance. The obligation of the Lenders to make additional Advances on the line of credit or the Issuing Bank to issue standby letters of credit is subject to the satisfaction of each of the following conditions:

(a)	Each of the representations and warranties of the Borrower and the Subsidiaries contained in this Agreement and the Collateral Documents shall be true and correct on and as of the date of each subsequent Advance or issuance, both before and after giving effect to the proposed Advance or issuance and to the application of the proceeds therefrom, as though made on and as of such date, except as such representations and warranties relate to matters that are changed as permitted by this Agreement, or except to the extent such representations and warranties by their terms specifically refer and relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

(b)	At the time of such Advance, no Default shall have occurred and be continuing.

(c)	There shall have occurred no material adverse change (in the Agent’s and the Required Lenders’ sole determination), either individually or in the aggregate, in the assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole, except to the extent that such changes are permitted by this Agreement.

(d)	If reasonably required by Agent, a bringdown title search report by a landman or land title service in the appropriate states, confirming the absence of Lien filings against the Borrower since the effective date of the preceding bringdown search.

Section 7.5 Title Opinions. It is expressly acknowledged by the Borrower that the waiver by the Borrower (on the basis of the Borrower’s business judgment) of any title requirements contained in any title opinions delivered to the Agent from time to time in connection with this Agreement, and funding by the Lenders of Advances, shall not constitute a waiver by the Agent and the Lenders of any of the representations or warranties of the Borrower contained herein.

ARTICLE 8

DEFAULT

Section 8.1 Events of Default. Any of the following events shall be considered an “Event of Default” as that term is used herein:

(a)	Principal and Interest Payments. The Borrower fails to make payment (x) when due of any interest installment on any Note, any unused facility fee, any commitment fee, engineering fee or any other Indebtedness (other than under clause y or z below) incurred pursuant to this Agreement to the Agent or any Lender, and such failure continues unremedied for a period of three (3) Business Days after the earlier of (i) notice thereof being given by the Agent to the Borrower or (ii) such default otherwise becoming known to the president or chief financial officer of the Borrower, (y) when due of any mandatory prepayment under Subsection 2.4(b) or Subsection 2.4(c), or (z) when due of any principal on any Note.

(b)

Representations and Warranties. Any representation or warranty made by or on behalf of any of the Borrower or any Subsidiary contained in this Agreement, the Notes or any of the Collateral Documents proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made to the Agent and the Lenders by any Person under this Agreement, the Notes or any of the Collateral Documents proves to have been untrue in any material adverse respect as of the date as of which the facts therein set forth were stated or certified. For purposes of this paragraph, to the extent such representation or warranty pertains to individual properties, “material” shall mean two hundred thousand ($200,000.00) dollars or amount of property with an equivalent value.

(c)	Specific Covenants. The Borrower fails to observe or perform at any time any covenant or agreement contained in Section 5.6, Section 5.8, Section 5.15, Section 5.16, Section 5.17, Subsection 5.18(b), Subsection 5.18(c), or Article 6 of this Agreement.

(d)	Covenants. The Borrower or other Person (other than the Agent and the Lenders) defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Notes or any of the Collateral Documents to be kept or performed by the Borrower or such Person (other than a default under Subsections (a) through (c) hereof), and such default continues unremedied for a period of 30 days after the earlier of (i) notice thereof being given by the Agent to the Borrower or such Person, as applicable, or (ii) such default (and the fact that it is a default) otherwise becoming known to the president or chief financial officer of the Borrower or other Person, as applicable.

(e)	Other Debt to Agent or Lender. The Borrower or any other Company defaults in the payment of any amounts due to the Agent or any Lender not covered under Subsection (a) above or in the observance or performance of any of the covenants, or agreements contained in any loan agreements, notes, leases, collateral or other documents relating to any other Debt of the Borrower to the Agent or any Lender (including without limitation any Permitted Hedge Obligations or other Hedge Agreements) other than the Indebtedness, and any grace period applicable to such default has elapsed.

(f)	Other Debt to Other Lenders. The Borrower defaults (x) under the PVOG Production Payment, or (y) in the payment of any amounts due to any Person (other than the Agent and the Lenders) or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any Debt of the Borrower to any Person (other than the Agent or any Lender) which is not Indebtedness (including without limitation any Hedging Obligations, the Convertible Debt and the 2009 Convertible Debt) in excess of $50,000.00, and in each case of clause (x), (y) or (z) any grace period applicable to such default has elapsed or if the effect of such default is to cause, or permit the holder of such obligation to be able to cause (whether or not so done), such obligation to become due prior to its stated maturity.

(g)	Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Borrower or any Subsidiary, or of any of its respective Collateral, is appointed by order or decree of any court or agency or supervisory authority having jurisdiction; or an order for relief is entered against the Borrower or any Subsidiary under the Federal Bankruptcy Code; or the Borrower or any Subsidiary is adjudicated bankrupt or insolvent; or any material portion of the property of is sequestered by court order and such order remains in effect for more than 30 days after such party obtains knowledge thereof; or a petition is filed against the Borrower or any Subsidiary under any reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within 60 days.

(h)

Voluntary Petitions. The Borrower or any Subsidiary files a case under the Federal Bankruptcy Code or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law.

(i)	Assignments for Benefit of Creditors. The Borrower or any Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or any Subsidiary or of all or any part of its property.

(j)	Undischarged Judgments. Judgment for the payment of money in excess of $50,000.00 (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower or any Subsidiary, and such Person does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof, and within said 30-day period or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles.

(k)	Attachment. A writ or warrant of attachment or any similar process shall be issued by any court against all or any material portion of the property of the Borrower or any Subsidiary, and such writ or warrant of attachment or any similar process is not released or bonded within 30 days after its entry.

(l)	Condemnation. The Collateral, or any substantial portion thereof, is condemned or expropriated under power of eminent domain by any legally constituted governmental authority.

(m)	Invalidity. Any Company shall assert in writing that any material provision of this Agreement, any Note or any of the Collateral Documents shall for any reason be or cease to be valid and binding on such Company after the Closing Date.

(n)	Debt to Operator. On the last day of any calendar month the Borrower has owed any Operator (not counting the PVOG Production Payment) the cumulative amount of $200,000.00 or greater for more than forty-five consecutive days without the Agent’s and the Required Lenders’ written consent; provided, however, such Debt shall not be an Event of Default and such Company shall not be required to pay any such account if the amount or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if such Company shall have set up reserves therefore adequate under generally accepted accounting principles (provided that such reserves may be set up under generally accepted accounting principles) and so long as such contest proceedings conclusively operate to stay and prevent the set off or withholding of monies by such Operator and the sale or seizure of any property subject to any Lien held by such Operator to satisfy such account.

(o)

Qualified Redeemable Preferred Equity. (i) The Borrower defaults in the payment of any amounts due under or in the observance or performance of any of the covenants or agreements contained in any documents pertaining to any Qualified Redeemable Preferred Equity, and any grace period applicable to such default has elapsed; or (ii) any shares of Qualified Redeemable Preferred Equity shall for any reason become subject to mandatory redemption by the Borrower before the fifth anniversary of the date on which such shares are issued or if any event or condition occurs that enables or permits (with or without the giving of notice, the lapse of time or both) the holder of any shares of any Qualified Redeemable Preferred Equity to cause any of such shares to be redeemable or to require the redemption thereof by the Borrower (in each case after giving effect to any applicable cure period), except as to all of this clause (ii) for a mandatory redemption following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively); or (iii) any judgment for redemption of any shares of Qualified Redeemable Preferred Equity is rendered by any court or other governmental body except to enforce a mandatory redemption following a change of ownership or control or management (as contemplated by Sections 6.13 or 6.12, respectively). For the avoidance of doubt, nothing in this Subsection modifies or restricts the application of Section 6.10, Section 6.11, Section 6.12 or Section 6.13, nor does this Subsection modify or limit Subsection 8.1(c) above.

(p)	Fundamental Change. A “fundamental change” as defined in either the Preliminary OM or the 2009 Preliminary Prospectus Supplement occurs.

(q)	Endeavor JV. A Default occurs in respect of the Borrower under the Endeavor JV Agreement; or an advance by the other member occurs in respect of any Capital Contribution owing by Borrower under Section 4.3 of the Endeavor JV Agreement; or the other member of the Endeavor JV Agreement exercises any remedies with respect to its security interest in the Borrower’s membership interest in Endeavor JV.

Section 8.2 Remedies. (a) Upon the happening of any Event of Default specified in the preceding Section (other than Subsections (g) or (h) thereof), (i) all obligations, if any, of the Lenders to make Advances to the Borrower or issue letters of credit at the request of the Borrower shall immediately cease and terminate, and (ii) the Agent shall at the direction, or may with the consent, of the Required Lenders by written notice to the Borrower declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

(b) Upon the happening of any Event of Default specified in Subsections (g) or (h) of the preceding Section, (i) all obligations, if any, of the Lenders to make Advances to the Borrower or issue letters of credit at the request of the Borrower shall immediately cease and terminate, and (ii) the entire principal amount of all obligations then outstanding including interest accrued thereon shall, without notice or action by the Agent and the Lenders, be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

(c) In addition to the foregoing, the Agent may exercise any of the rights and remedies established in the Collateral Documents or avail itself of any other rights and remedies provided by applicable law, including without limitation completing and sending the letters described in Subsection 3.1(a)(xi). In the event the Agent sends such letters, the Agent agrees that it shall request such purchasers of production to remit any proceeds net of lease operating expenses and production taxes. However, the Agent may accept any gross payments made despite such requests without liability thereunder.

(d) In furtherance of the foregoing, to the extent that any standby letters of credit are outstanding upon the occurrence of any Event of Default, the Agent may by written notice to the Borrower require the Borrower to pay to the Agent immediately on such demand the full undisbursed amount of such letters of credit to be held by the Agent as collateral for the payment of such letters of credit. Such amount shall bear interest from demand until paid at the Default Rate notwithstanding any interest rate provision to the contrary in any letter of credit application or agreement between the Borrower and the Issuing Bank, even if executed after this Agreement.

Section 8.3 Set-Off. Upon the occurrence of any Event of Default, the Agent and the Lenders shall have the right to set-off any funds of the Borrower or any Company in the possession of the Agent or such Lender (including without limitation funds in the accounts provided for in Article 5) against any amounts then due by the Borrower to the Agent or such Lender pursuant to the Agreement (but the Borrower acknowledges that the Agent may apply funds in such accounts against any interest, fee or mandatory principal prepayment amounts then due and payable by the Borrower even without the occurrence of an Event of Default). The Borrower agrees that any holder of a participation in any Note may exercise any and all rights of counter-claim, set-off, banker’s lien and other liens with respect to any and all monies owing by Borrower to such holder as fully as if such holder of a participation were a holder of a note in the amount of such participation.

Section 8.4 Marshaling. The Companies shall not in any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and the Borrower expressly agrees that the Agent may execute or foreclose upon the Collateral Documents in such order and manner as the Agent, in its sole discretion, deems appropriate.

ARTICLE 9

THE AGENT

Section 9.1 Appointment and Authorization. (a) Each Lender irrevocably appoints and authorizes the Agent to receive all payments of principal, interest, fees and other amounts payable by the Borrower under this Agreement and to remit same that is payable to the Lenders promptly to the Lenders, to disburse the Advances from the Lenders, and to take such action and to exercise such powers under this Agreement, the Notes, and the Collateral Documents as are delegated to the Agent by the Lenders from time to time. The Agent shall promptly distribute to the Lenders upon receipt all payments and prepayments of principal, interest, fees (except for those fees which by their express terms are payable on another basis) and other amounts paid by the Borrower under this Agreement that are payable to the Lenders, in proportion to the Lenders’ Commitments. Similarly, the Lenders shall be obligated to fund Advances in proportion to their Commitments. If the Agent receives a payment in immediately available funds by 11:00 a.m. (Central Time), the Agent will make available to each Lender on the same date, by wire transfer of immediately available funds, such Lender’s ratable share of such payment, and if such payment is received after 11:00 a.m. (Central Time) or in other than immediately available funds, the Agent will make available to each Lender its ratable share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the Lenders as required by the preceding sentence after receiving a payment for the account of such Lenders, the Agent shall pay to each such Lender, on demand, its ratable share of such payment with interest thereon at the Federal Funds Rate (as defined in the next sentence) for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Federal Funds Rate shall mean, for any day, an interest rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Central Time) on such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent. Notwithstanding any provision of this Subsection 9.1(a) to the contrary, if any Lender becomes a Defaulting Lender, then the provisions of Section 2.15 shall apply for so long as such Lender is a Defaulting Lender

(b) The Agent or the Issuing Bank may resign at any time by written notice to the Lenders and the Borrower. The Agent or the Issuing Bank may be removed at any time with or without cause by the Required Lenders. The successor Agent or successor Issuing Bank shall be selected by the Required Lenders from among the remaining Lenders. If no successor Agent or successor Issuing Bank has been so appointed by the Required Lenders (and approved by the Borrower as provided below) and has accepted such appointment within thirty (30) days after such notice of resignation or removal, then the retiring Agent or retiring Issuing Bank may, on behalf of the Lenders and the Borrower, appoint a successor Agent or successor Issuing Bank from among the remaining Lenders. Any successor Agent or successor Issuing Bank must be approved by the Borrower, which approval will not be unreasonably withheld, delayed or conditioned. Upon the acceptance of any appointment as Agent or Issuing Bank by a successor Agent or successor Issuing Bank, such successor Agent or successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent or retiring Issuing Bank, and the retiring Agent or retiring Issuing Bank shall be discharged from its duties and obligations under this Agreement and the Collateral Documents, except that the retiring Issuing Bank shall remain the Issuing Bank with respect to any letters of credit outstanding hereunder on the effective date of its resignation or removal and the provisions affecting the Issuing Bank with respect to such letters of credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such letters of credit. After any retiring Agent’s or retiring Issuing Bank’s resignation or removal hereunder as Agent or Issuing Bank, the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken while it was acting as Agent or Issuing Bank.

(c) Each Lender irrevocably appoints and authorizes the Agent to hold this Agreement and the Collateral Documents (but not the Notes, which will be held by the respective Lenders), and to take such action and exercise such powers under this Agreement, the Notes and the Collateral Documents as are delegated to the Agent by the Lenders from time to time. Any requests by the Borrower for consent by the Lenders or waiver or amendment of provisions of this Agreement shall be delivered by the Borrower to the Agent, but favorable action on such requests shall require the approval of the Required Lenders or all of the Lenders, as the case may be.

(d) Each Lender authorizes the Agent to execute and deliver to the Borrower on the Lenders’ behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 10.4, all of the Lenders) in writing.

(e) Each Lender authorizes the Agent to supervise the syndication of the Loan to a group of financial institutions identified by the Agent in consultation with the Borrower in accordance with the provisions of Section 9.6 hereof.

(f) Each Lender hereby appoints Capital One, National Association as its contractual representative hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article 9. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a “representative” of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Subject to the provisions of Section 9.2, each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

Section 9.2 Agent’s Reliance. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent: (i) may treat the payee of any of the Notes as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or the Collateral Documents (except receipt of items expressly required to be delivered to the Agent hereunder), or to inspect any property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforce ability, genuineness, sufficiency or value of any of the Loan Documents; and (vi) shall incur no liability under or in respect to the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent shall not have a fiduciary relationship in respect of any Lender by reason of this Agreement. The Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action under the Loan Documents except any actions specifically provided by such documents to be taken by it. For the avoidance of doubt, this Section 9.2 also applies to any Lender in its capacity as a provider of Banking Services.

Section 9.3 Acts by Agent after Default, etc. In the event that the Agent shall have been notified in writing by any of the Borrower or the Lenders of any Event of Default (or in the event that the officer of the Agent responsible for the Borrower’ account obtains actual knowledge of an Event of Default), the Agent (i) shall immediately notify the Lenders; (ii) shall take such action and assert such rights under this Agreement as it is expressly required to do pursuant to the terms of this Agreement with the consent of or direction by the Required Lenders; (iii) may take such other actions and assert such other rights as it deems advisable, in its discretion, for the protection of the interests of the Lenders pursuant to applicable laws with the consent of the Required Lenders; and (iv) shall inform all the Lenders of the taking of action or assertion of rights pursuant to this Section. Each Lender agrees with the Agent and the other Lenders that the decisions and determinations of the Required Lenders in enforcing the Loan Documents and guiding the Agent in those matters shall be binding upon all the Lenders, including without limitation authorizing the Agent at the pro rata expense of all the Lenders (to the extent not reimbursed by the Borrower) to retain attorneys to seek judgment on the Loan Documents. Each Lender agrees with the other Lenders that it will not, without the consent of all the other Lenders, separately seek to institute any legal action with respect to the Loan. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any Collateral Document in accordance with written instructions signed by the Required Lenders (or, where required, all the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all of the holders of Notes, provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

Section 9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents. No representation or warranty, express or implied, is made by the Agent as to the accuracy or completeness of information provided by the Borrower to the Lenders, and the Agent assumes no responsibility for its accuracy or completeness.

Section 9.5 Agent as Lender. The Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include Agent in its individual capacity. The Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower and its Subsidiaries as if the Agent were not the Agent and without any duty to account therefor to the Lenders. The Lenders acknowledge that Section 3.4 shall govern the relationship among the Secured Parties with respect to the Secured Liabilities (including without limitation Banking Services).

Section 9.6 Assignments and Participations. (a) No Lender may assign to any other Person any portion of its interests, rights and obligations under this Agreement (including, without limitation, any portion of its Commitment or the Loan at the time owing to it and Note held by it) unless each of the following conditions is or has been satisfied: (i) the Agent has given its prior written consent (which consent will not be unreasonably withheld), (ii) the Borrower has given its prior written consent (which consent will not be unreasonably withheld, and shall be presumed to have been granted if Borrower does not object within five (5) Business Days after notice thereof, and further shall not be required upon the occurrence and during the continuance of an Event of Default), (iii) each such assignment is of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement, (iv) the assignment is for a Commitment of $5,000,000.00 or more, (v) the parties to such assignment have executed and delivered to the Agent an Assignment and Acceptance, substantially in the form of Exhibit B hereto (the “Assignment and Acceptance”), together with any Note subject to such assignment, one or more signature pages to this Agreement containing the signature of the assignee, and (following the Effective Date, as defined in the applicable Assignment and Acceptance) payment by the assignee to the Agent for its own account of an assignment administration fee in the amount of $3,500.00 (unless waived by the Agent in its sole and absolute discretion), (vi) either the assignor or assignee shall have paid the Agent’s reasonable costs and expenses (including without limitation attorneys’ fees and expenses) in connection with the assignment, (vii) the Agent shall have delivered to the Borrower a fully executed copy of such Assignment and Acceptance, and (viii) the assignee is (A) a state or national commercial bank located in the United States or (B) a bank organized under a jurisdiction other than the United States, provided that such foreign bank has provided the Agent and the Borrower with accurate and complete signed original forms prescribed by the Internal Revenue Service certifying as to such Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder, and provided further that such foreign bank shall not transfer its interests, rights and obligations under this Agreement to any Affiliate of such foreign bank unless such Affiliate provides the Agent and the Borrower with the aforesaid tax forms. Upon satisfaction of each of the foregoing conditions and upon acceptance and notation by the Agent, from and after the Effective Date specified in each Assignment and Acceptance, which Effective Date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender, and (y) the assigning Lender shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding the foregoing, the restrictions contained above in this Subsection 9.6(a) shall not apply to assignments to any Federal Reserve Bank, and the conditions set forth in clauses (i) and (ii) above shall not apply to assignments by any Lender to any Person which controls, is controlled by, or is under common control with, or is otherwise substantially affiliated with that Lender.

(b) Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment together with any Note subject to such assignment and the written consent of the Agent and the Borrower to such assignment, the Agent shall give prompt notice thereof to the Borrower and the Lenders. Within five (5) Business Days after receipt of such notice, the Borrower at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note, a new Note to the order of such assignee(s) in an amount equal to the amount assumed by such assignee(s) pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in the form of the assigned Note. The surrendered Note shall be canceled and returned to the Borrower. The Agent shall have the right to substitute a revised Schedule 1 hereto to reflect the respective Commitments following each such assignment.

(c) Each Lender, without the consent of the Agent or the other Lenders (or the Borrower), may sell participations to one or more lenders or other financial institutions (and such bank or lenders or financial institution or financial institutions shall be bound by the terms of this Agreement, including without limitation this Section 9.6) in all or a portion of the Loan (including its Commitment) under this Agreement; provided, that the selling Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower relating to the Loan and that the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of this Agreement shall be the right to approve waivers, amendments, or modifications which require the consent of all of the Lenders as provided in Section 10.4 hereof. Notwithstanding the foregoing, the Borrower’s consent shall not be required for any participation granted to any Federal Reserve Bank.

Section 9.7 Indemnification of the Agent and Issuing Bank. The Lenders ratably (computed by reference to each Lender’s respective Commitment) shall indemnify the Agent (in its capacity as Agent), its respective Affiliates, the Issuing Bank (in its capacity as Issuing Bank), its respective Affiliates, and the respective shareholders, directors, officers, employees, agents and counsel of the foregoing (each an “Agent Indemnitee”) and hold each Agent Indemnitee harmless from and against any and all claims (whether groundless or otherwise), liabilities, losses, damages, costs and expenses of any kind (including, without limitation, (i) the reasonable fees and disbursements of counsel and (ii) any expenses for which the Agent or the Issuing Bank has not been reimbursed by the Borrower as required by this Agreement) which may be incurred by such Agent Indemnitee arising out of or related to this Agreement or the transactions contemplated hereby, or the Agent’s actions taken hereunder (including the Agent Indemnitee’s own negligence), or the Issuing Bank’s actions taken hereunder (including the Agent Indemnitee’s own negligence); provided, that no Agent Indemnitee shall have the right to be indemnified hereunder for such Agent Indemnitee’s own gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or to the extent that such claim relates to the breach by such Agent Indemnitee of its obligations under this Agreement. The foregoing shall survive the termination of this Agreement.

Section 9.8 Status of other Agents. Anything herein to the contrary notwithstanding, none of the bookrunner, arranger, syndication agent or documentation agent listed on the cover page and page one hereof shall have any powers, duties or responsibilities under this Agreement (or the Notes and the Collateral Documents), except in its capacity, as applicable, as the Agent, the Issuing Bank or a Lender hereunder. None of the bookrunner, arranger, syndication agent or documentation agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the bookrunner, arranger, syndication agent, or documentation agent in deciding to enter into this Agreement or in taking or not taking any action hereunder.

ARTICLE 10

MISCELLANEOUS

Section 10.1 Notices. Any notice or demand which by provision of this Agreement or any Collateral Document referencing this provision, is required or permitted to be given by one party to the other party hereunder shall be given by (i) deposit, postage prepaid, in the mail, registered or certified mail, or (ii) delivery to a recognized express courier service, or (iii) delivery by hand, or (iv) by facsimile, in each case addressed (until another address or addresses is given in writing by such party to the other party) as follows:

If to Borrower:	GMX Resources Inc.
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114

Attention: Chief Financial Officer

Facsimile Number: (405) 600-0600

If to Agent:	Capital One, National Association
5718 Westheimer, Suite 600
Houston, Texas 77057

Attention: Eric Broussard

Facsimile Number: (713) 435-5106

If to a Lender:	At the addresses set forth on Schedule 1 hereto.

All notices sent by facsimile transmission shall be deemed received by the addressee upon the transmitter’s receipt of acknowledgment of receipt from the offices of such addressee (if before 5:00 p.m. on a Business Day; if later, then on the next Business Day).

Section 10.2 Entire Agreement. This Agreement, the Notes and the Collateral Documents together with the letter agreement referred to in Subsection 2.5(d) set forth the entire agreement between the Borrower and the Agent and the Lenders with respect to the Indebtedness, and supersede all prior written or oral understandings with respect thereto; provided, however, that all written representations, warranties and certifications made by the Borrower to the Agent and the Lenders with respect to the Indebtedness and the security therefor shall survive the execution of this Agreement. The Borrower is not relying on any representation by the Agent or any Lender, and no representation has been made, that the Agent or any Lender will, at the time of a Default or at any other time, waive, negotiate, discuss, or take or refrain from taking any action with respect to such Default.

Section 10.3 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Notes.

Section 10.4 Amendment. No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by the Borrower or the Lenders shall be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Required Lenders; provided, that without the written consent of all of the Lenders, no amendment or waiver to this Agreement, any Note or any Collateral Document shall (i) change the scheduled payment dates or maturity of the Loan, or (ii) change the principal of or decrease the rate or change the time of payment of interest or fees or decrease any premium payable with respect to any Note, or change the currency in which the Loan is to be paid, or (iii) increase the Commitments, or permit the Borrower to assign its rights hereunder, or add additional borrowers hereunder, or (iv) release the Borrower, or affect the time, amount or allocation of any required prepayments, or (v) effect the release of any Collateral (other than as expressly permitted in the Collateral Documents or this Agreement) or subordinate the rights of the Agent and the Lenders with respect to Collateral, or (vi) reduce the proportion of the Lenders required to agree on each determination of the Borrowing Base, or on which portion of the Collateral is Shared Collateral under Section 3.4 or (vii) reduce the proportion of the Lenders or the Required Lenders (as applicable) required with respect to any consent, waiver, determination or change made hereunder, (viii) change the definition of Required Lenders or amend this Section 10.4, (ix) change any provisions hereof in a manner that would alter the pro rata sharing of payments required under this Agreement, including without limitation as required by Section 2.9, Section 2.10, Section 3.4 and Section 9.1, or (x) amend any provision of Section 2.15. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision of this Agreement relating to the Issuing Bank issuing letters of credit shall be effective without the written consent of such Issuing Bank. However, the Agent may waive or reduce payment of its own fee required under Section 2.5(d) or clause (v) of Subsection 9.6(a) without obtaining the consent of any of the Lenders. The Borrower, the Agent and the Lenders agree that no Lender will receive compensation from the Borrower in order to obtain such Lender’s consent to an amendment or waiver in a greater proportion than that received by any other Lender for the same matter (but this provision does not restrict fees to the agents for their services in connection with this Agreement). Notwithstanding any provision of this Section 10.4 to the contrary, if any Lender becomes a Defaulting Lender, then the provisions of Subsection 2.15(d) shall apply for so long as such Lender is a Defaulting Lender.

Section 10.5 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Notes, or the Collateral Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes or the Collateral Documents.

Section 10.6 Survival of Agreements. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

Section 10.7 Waivers. No course of dealing on the part of the Agent, any Lender, its respective officers, employees, consultants or agents, nor any failure or delay by the Agent or any Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Notes or the Collateral Documents, shall operate as a waiver thereof.

Section 10.8 Cumulative Rights. The rights and remedies of the Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 10.9 Time of the Essence. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower, and the Agent and the Lenders to be performed hereunder.

Section 10.10 Successors and Assigns; Participants. All covenants and agreements made by or on behalf of the Borrower in the Loan Documents shall bind its successors and assigns and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. The Borrower may not assign its rights or obligations under this Agreement.

Section 10.11 Relationship Between the Parties. The relationship between the Agent and the Lenders, on the one hand, and the Borrower on the other, shall be solely that of lender and borrower, and such relationship shall not, under any circumstances whatsoever, be construed to be a joint venture, joint adventure, or partnership. Neither the Agent nor any Lender has a fiduciary obligation to the Borrower with respect to this Agreement or the transactions contemplated hereby.

Section 10.12 Limitation of Liability. The Loan Documents are executed by officers of the Agent and the Lenders, and by acceptance of the Loan, the Borrower agrees that for the payment of any claim or the performance of any obligations hereunder resulting from any default by the Agent or any of the Lenders, resort shall be had solely to the assets and property of the Agent or such Lender, and no shareholder, officer, employee or agent of the defaulting Agent or Lender shall be personally liable therefor.

Section 10.13 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 10.14 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

Section 10.15 GOVERNING LAW. THIS AGREEMENT IS, AND THE NOTES WILL BE, CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA (INCLUDING FEDERAL LAW THAT PERMITS A LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED) AND THE STATE OF TEXAS. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that a Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect, provided that such Lender may also rely, to the extent permitted by applicable laws including without limitation the laws of the United States, on alternative maximum rates of interest under other laws applicable to such Lender for calculation of the Maximum Rate if the application thereof results in a greater Maximum Rate.

Section 10.16 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.17 WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER, THE AGENT AND THE LENDERS MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY

PERTAINING TO (i) THE NOTES, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER, THE AGENT AND THE LENDERS, AND THE BORROWER, THE AGENT AND THE LENDERS HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER, THE AGENT AND THE LENDERS EACH FURTHER REPRESENT THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

(b) THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF TEXAS AND THE FEDERAL SOUTHERN DISTRICT COURT (HOUSTON DIVISION) IN TEXAS, AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE NOTES, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME. THE BORROWER AGREES THAT NOTHING HEREIN SHALL LIMIT THE AGENT’S AND THE LENDERS’ RIGHT TO SUE IN ANY OTHER JURISDICTION.

(c) THE BORROWER HEREBY AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 10.1 OR AT SUCH OTHER ADDRESS AS TO WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO. THE BORROWER AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 10.18 AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS AGREEMENT, TOGETHER WITH THE NOTES, THE COLLATERAL DOCUMENTS, AND ANY OTHER WRITTEN INSTRUMENTS EXECUTED PURSUANT TO THIS AGREEMENT REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 10.19 Imaging. The Borrower understands and agrees that the Agent’s or a Lender’s document retention policy may involve the imaging of executed loan documents and the destruction of the paper originals, and the Borrower waives any right that it may have to claim that the imaged copies of this Agreement and the Collateral Documents are not originals in any court proceedings pertaining thereto.

Section 10.20 Patriot Act. The Agent and the Lenders each hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and the Subsidiaries, which information includes the name and address of the Borrower and other information that will allow the Agent and the Lenders each to identify the Borrower in accordance with the Patriot Act.

ARTICLE 11

RENEWAL

Section 11.1 No Novation. The Borrower confirms that this Agreement has been given in renewal and extension of the Indebtedness to the Lenders and the Issuing Bank under the Prior Loan Agreement described in the Preliminary Statement to this Agreement, and that nothing in this Agreement shall constitute the satisfaction or extinguishment of the amount owed thereunder, nor shall it be a novation of the amount owed thereunder.

Section 11.2 No Defenses. The Borrower represents and warrants that there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of the terms of, the Prior Loan Agreement or the prior line of credit promissory notes issued thereunder; and to the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action might exist, known or unknown, such items are hereby waived by the Borrower.

Section 11.3 Transition. Until the conditions precedent in Section 7.1 have been met, the terms of the Prior Loan Agreement shall remain in full force and effect, and the Borrower may borrow under the terms established thereunder (but only until and no later than July 15, 2010), so long as all of the conditions and requirements otherwise established in this Agreement are met. The Borrower, the Agent and the Lenders acknowledge that certain provisions of the Prior Loan Agreement shall remain pertinent for a time after the effectiveness of this Agreement, such as the fee payable under this Section to the Prior Lenders, and pertaining to letters of credit issued under the Prior Loan Agreement which remain outstanding on and after the Closing Date. On the Closing Date, the Borrower shall pay to the Agent, for disbursement in accordance with the terms of the Prior Loan Agreement to the Prior Lenders which were parties to the Prior Loan Agreement, the unused facility fee under the Prior Loan Agreement for the period from April 1,

2010, through the Closing Date. Inasmuch as this Agreement is an amendment and restatement of the Prior Loan Agreement, all Advances outstanding and letters of credit outstanding on the Closing Date will remain outstanding, with the pro rata shares of the Lenders being reallocated in accordance with their respective Commitments as shown on Schedule 1 hereto.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

SECTIONS 2.8, 5.13 and 5.14 contain AN INDEMNITY.

BORROWER:	GMX RESOURCES INC.

	By:	/s/ James A. Merrill
		Name:	James A. Merrill
		Title:	Chief Financial Officer and Treasurer

AGENT:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Eric Broussard
		Name:	Eric Broussard
		Title:	Senior Vice President

LENDERS:	CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Eric Broussard
		Name:	Eric Broussard
		Title:	Senior Vice President

BNP PARIBAS

	By:	/s/ Polly Schott
		Name:	Polly Schott
		Title:	Director

	By:	/s/ Betsy Jocher
		Name:	Betsy Jocher
		Title:	Director

COMPASS BANK

	By:	/s/ Kathleen J. Bowen
		Name:	Kathleen J. Bowen
		Title:	Senior Vice President

[SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED LOAN AGREEMENT]

U. S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark E. Thompson
	Name:	Mark E. Thompson
	Title:	Senior Vice President

BANK OF AMERICA, N.A.

By:	/s/ Sandra M. Serie
	Name:	Sandra M. Serie
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Vipul Dhadda
	Name:	Vipul Dhadda
	Title:	Associate

LIST OF SCHEDULES

1.	Commitments of the Lenders

LIST OF ADDENDA

1.	LIBO Rate Provisions

LIST OF EXHIBITS

A.	Form of Note

B.	Form of Assignment and Acceptance

C.	Form of Request for Advance

SCHEDULE 1

Effective July 8, 2010

Commitments of the Lenders

Name and Address of Lender	Commitment of Lender	Percentage of Borrowing Base as of Closing Date

1. Capital One, National Association	$57,692,307.69	23.076923077%
5718 Westheimer, Suite 600
Houston, Texas 77057
Attention: Eric Broussard
Facsimile Number: (713) 435-5106
Telephone Number: (713) 435-5278

2. BNP Paribas	$51,923,076.92	20.769230769%
1200 Smith Street, Suite 3100
Houston, Texas 77002
Attention: Edward Pak
Facsimile Number: (713) 659-6915
Telephone Number: (713) 982-1110

3. Compass Bank	$38,461,538.46	15.384615385%
24 Greenway Plaza, Suite 1400A
Houston, Texas 77046
Attention: Kathleen J. Bowen
Facsimile Number: (713) 968-8292
Telephone Number: (713) 968-8273

4. Bank of America, N.A.	$38,461,538.46	15.384615385%
100 Federal Street
MA5-100-09-01
Boston, MA 02121
Facsimile Number: (617) 434-3652
Telephone Number: (617) 434-4874

5. U.S. Bank National Association	$38,461,538.46	15.384615385%
950 17th Street, DN-CO-T8E
Denver, Colorado 80202
Attention: Mark E. Thompson
Facsimile Number: (303) 585-4362
Telephone Number: (303) 585-4213

SCHEDULE 1

Page -2-

6. Credit Suisse AG, Cayman Islands Branch	$25,000,000.00	10.000000000%
Eleven Madison Avenue
New York, New York 10010-3629
Attention: Vipul Dhadda
Facsimile Number: (212) 538-5415
Telephone Number: (212) 325-2000

	$250,000,000.00	100%

ADDENDUM I

LIBO RATE PROVISIONS

1. The Agent shall determine the interest rate applicable to LIBO Rate Advances, and its determination shall be conclusive in the absence of manifest error. The Agent shall endeavor to notify the Borrower prior to the date on which an interest payment is due, provided that the failure of the Agent to provide such notice shall not affect the Borrower’s obligation to pay interest on such date.

2. If any applicable law or regulation, or the action of any applicable regulatory requirement increases the reserves or capital required to be maintained by any Lender or the Agent with respect to the Loan (including unfunded commitments and obligations on letter of credit), such Lender or the Agent shall promptly deliver a certificate to the Borrower specifying the additional amount as will compensate such Lender or the Agent for the additional costs, which certificate shall be conclusive in the absence of manifest error. The Borrower shall pay the amount specified in such certificate promptly upon receipt.

3. If the Agent gives notice to the Borrower that no LIBO bid rate is quoted to the Agent (or otherwise that adequate and reasonable methods do not exist for ascertaining the LIBO Rate) for the applicable Interest Period or in the applicable amounts (which notice shall be conclusive and binding on the Borrower and the Lenders absent manifest error), then (A) the obligation of the Agent and the Lenders to make a LIBO Rate Advance and the ability of the Borrower to select the LIBO Rate for an Advance shall be suspended, and (B) the Borrower shall either prepay all LIBO Rate Advances for which an interest rate is to be determined on such date or the Loan shall thereafter bear interest at the Base Rate.

4. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated, including Regulation D of the Board of Governors of the Federal Reserve System) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

(i) changes the basis of taxation of payments to any Lender or the Agent or any principal, interest, or other amounts attributable to any LIBO Rate Advance (other than taxes imposed on the overall net income of such Lender or the Agent);

(ii) changes, imposes, modifies, applies or deems applicable any reserve, special deposit or similar requirements in respect of any such LIBO Rate Advance (excluding those for which such Lender or the Agent is fully compensated pursuant to adjustments made in the definition of LIBO Rate) or against assets of, deposits with or for the account of, or credit extended by, any Lender or the Agent; or

ADDENDUM I

PAGE - 2 -

(iii) imposes on any Lender or the Agent or the interbank eurocurrency deposit and transfer market any other condition or requirement affecting any such LIBO Rate Advance,

and the result of any of the foregoing is to increase the cost to such Lender or the Agent of funding or maintaining any such LIBO Rate Advance (other than costs for which such Lender or the Agent is fully compensated pursuant to adjustments made in the definition of LIBO Rate) or to reduce the amount of any sum receivable by such Lender or the Agent in respect of any such LIBO Rate advance by an amount deemed by such Lender or the Agent to be material, then such Lender or the Agent shall promptly notify the Borrower in writing of the happening of such event and (1) Borrower shall upon demand pay to such Lender or the Agent such additional amount or amounts as will compensate such Lender or the Agent for such additional cost or reduction and (2) Borrower may elect, by giving to the Agent not less than three Business Days’ notice, to change the interest rate applicable to such Advance, and any other portion of the Loan bearing interest at the LIBO Rate, to the Base Rate.

5. Notwithstanding any other provision hereof, if any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Lender to maintain Advances bearing interest at the LIBO Rate, or shall materially restrict the authority of any Lender to purchase, sell or take certificates of deposit or offshore deposits of dollars, then, upon notice by such Lender to Borrower and the Agent, such Lender’s portion of all LIBO Rate Advances which are then outstanding and which cannot lawfully or practicably be maintained shall immediately cease to bear interest at the LIBO Rate and shall commence to bear interest at the Base Rate. The Borrower agrees to indemnify each Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration. The Borrower hereby agrees promptly to pay the Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this Paragraph, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain hereunder its portion of the Loan accruing interest based on the LIBO Rate.

6. The Borrower will indemnify the Agent and each Lender against, and reimburse the Agent and each Lender on demand for, any loss or expense incurred or sustained by the Agent and each Lender (including without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Agent and each Lender to fund or maintain LIBO Rate Advances) as a result of (i) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of any LIBO Rate Advance on a day other than the day on which the applicable Interest Period ends, (ii) any payment or prepayment, whether required hereunder or otherwise, of the LIBO Rate Advances made after the delivery, but before the effective date, of an election to have the LIBO Rate apply

ADDENDUM I

PAGE - 3 -

to LIBO Rate Advance, if such payment or prepayment prevents such election from becoming fully effective, or (iii) the failure of any LIBO Rate Advance to be made by the Agent and each Lender or of any such election to become effective due to any condition precedent to a LIBO Rate Advance not being satisfied or due to any other action or inaction of Borrower. For purposes of this section, funding losses arising by reason of liquidation or reemployment of deposits or other funds acquired by the Agent or any Lender to fund or maintain LIBO Rate Advances shall be calculated as the remainder obtained by subtracting: (1) the yield (reflecting both stated interest rate and discount, if any) to maturity of obligations of the United States Treasury as determined by the Agent or such Lender in an amount equal or comparable to such advance for the period of time commencing on the date of the payment, prepayment or change of rate as provided above and ending on the last day of the subject Interest Period, from (2) the LIBO Rate of the subject Interest Period, times the number of days from the date of payment, prepayment or change of rate to the last day of the subject Interest Period, divided by 360. Any payment due under this paragraph will be paid to the Agent or such Lender within five days after demand therefor by the Agent or such Lender.

7. The Borrower covenants and agrees that:

(i) The Borrower will pay, within five days after notice thereof from Agent (on behalf of itself or any Lender) and on an after-tax basis, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of any LIBO Rate Advance whether or not legally or correctly imposed, assessed, levied or collected (excluding taxes, levies, costs or charges imposed on or measured by the overall net income of the Agent or any Lender) (all such non-excluded taxes, levies, costs and charges being collectively called “Reimbursable Taxes”). Promptly after the date on which payment of any Reimbursable Taxes is due pursuant to applicable law, the Borrower will, at the request of the Agent, furnish to the Agent evidence in form and substance satisfactory to the Agent that Borrower has met its obligation under this paragraph.

(ii) The Borrower will indemnify the Agent and each Lender against, and reimburse the Agent and each Lender on demand for, any Reimbursable Taxes paid by the Agent or such Lender and any loss, liability, claim or expense, including interest, penalties and legal fees, that the Agent and each Lender may incur at any time arising out of or in connection with the failure of Borrower to make any payment of Reimbursable Taxes when due, unless such failure is due to Agent or such Lender’s failure to give notice to Borrower of Borrower’s obligation to pay such Reimbursable Taxes at least five days prior to the date when they are due. Any payment due under this subsection will be paid to the Agent or such Lender within five days after demand therefor by the Agent or such Lender.

ADDENDUM I

PAGE - 4 -

(iii) All payments on account of the principal of, and interest on, LIBO Rate Advances and all other amounts payable by Borrower to the Agent and the Lenders hereunder shall be made free and clear of and without reduction by reason of any Reimbursable Taxes.

(iv) If Borrower is ever required to pay any Reimbursable Taxes with respect to any LIBO Rate Advance, Borrower may elect, by giving to the Agent not less than three (3) Business Days’ notice, to change the interest rate applicable to any such advance from the LIBO Rate to the Base Rate, but such election shall not diminish Borrower’s obligation to pay all Reimbursable Taxes therefore imposed, assessed, levied or collected.

EXHIBIT A

FORM OF NOTE

LINE OF CREDIT NOTE

Borrower:	Lender:

GMX Resources Inc.
9400 North Broadway, Suite 600
Oklahoma City, Oklahoma 73114

Principal Amount:	Maturity Date of Note:	Date of Note
U.S. $	July 8, 2013	July 8, 2010

PROMISE TO PAY. GMX RESOURCES INC. (“Borrower”), an Oklahoma corporation, promises to pay to the order of                                          (“Lender”) at the office of Capital One, National Association (“Agent”) at 5718 Westheimer, Houston, Texas, in lawful money of the United States of America, the sum of                      and 00/100 dollars (U.S. $                    ), or such other or lesser amount as from time to time equals the aggregate unpaid principal balance of loan advances made to Borrower by Lender on a revolving line of credit basis as provided below, together with simple interest assessed on the variable rate(s) basis provided below, with interest being assessed on the unpaid principal balance of this Note as outstanding from time to time, commencing on the date hereof and continuing until this Note is paid in full. Interest on Base Rate Advances under this Note shall be calculated on the basis of a 365 (or in a leap year 366) day year and the actual number of days elapsed, and on LIBO Rate Advances under this Note shall be calculated on a 365/360 simple interest basis, that is, by applying the ratio of the annual interest rate over a year of 360 days, times the outstanding principal balance, times the actual number of days the principal balance is outstanding.

LOAN AGREEMENT. This Note is a Note referred to in and executed pursuant to that certain fourth amended and restated loan agreement dated as of July 8, 2010 among Borrower, Agent and the lenders from time to time party thereto (as amended, renewed or restated from time to time, the “Loan Agreement”), and is entitled to the benefits thereof. Unless otherwise defined herein, each capitalized term used herein shall have the same meaning set forth in the Loan Agreement. Reference is made to the Loan Agreement for provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein, for mandatory prepayments required of the Borrower in certain circumstances, and for all other pertinent provisions.

EXHIBIT A

PAGE - 2 -

LINE OF CREDIT. This Note evidences revolving line of credit advances that may be made from time to time to Borrower under the Loan Agreement (including loan advances arising from draws on standby letters of credit issued thereunder). Borrower agrees to be liable for all sums either (a) advanced in accordance with the instructions of an authorized person as specified in the Loan Agreement or (b) credited pursuant to the Loan Agreement to any of Borrower’s deposit accounts with Agent. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Agent’s or Lender’s internal records, including daily computer print-outs. Advances shall only be made in accordance with the terms and conditions of the Loan Agreement.

PAYMENT. Borrower will pay interest on Base Rate Advances at the Base Rate monthly in arrears on the last day of each successive calendar month, but in no event greater than the Maximum Rate (as such term is defined in the Loan Agreement). Borrower will pay interest on LIBO Rate Advances at the applicable LIBO Rate on the last day of each applicable LIBO Rate Interest Period for each LIBO Rate Advance, but in no event greater than the Maximum Rate. Borrower will pay the balance of all outstanding principal on this Note, together with all accrued but unpaid interest, at the Maturity Date. Borrower will pay Lender at Agent’s address shown above or at such other place as Lender may designate in writing. All payments and prepayments made by Borrower hereunder shall be made to Lender, in immediately available funds, before 11:00 a.m. (Central Time) on the day that such payment is required, or otherwise is, to be made. Any payment received and accepted by Lender after such time shall be considered for all purposes (including the calculation of interest to the extent permitted by law) as having been made on the next following Business Day. Whenever any payment to be made hereunder falls on a day other than a Business Day, then unless otherwise provided in the Loan Agreement such payment shall be made on the next succeeding Business Day (without penalty or default), and such extension of time shall in each case be included in the calculation of interest. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATES. This Note bears interest on and after the date hereof to and including the Maturity Date at the variable rate(s) per annum equal to the Base Rate or LIBO Rate, as selected by Borrower in accordance with the Loan Agreement, but in no event greater than the Maximum Rate. The interest rate on this Note is subject to change from time to time based on changes in the Prime Rate and the LIBO Rate. If the index rate used in determining the Prime Rate becomes unavailable during the term of this Note, Agent may designate a substitute index after notice to Borrower. Agent will tell Borrower the Prime Rate upon Borrower’s request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more than once each day. Under no circumstances will the

EXHIBIT A

PAGE - 3 -

interest rate on this Note be more than the Maximum Rate allowed by applicable law. The unpaid principal balance of this Note shall bear interest from and after an Event of Default or the Maturity Date until paid at the Default Rate from time to time in effect.

PREPAYMENT. Borrower may prepay this Note in full or in part at any time by paying the then unpaid principal balance of this Note, plus accrued simple interest and any unpaid late charges through date of prepayment, subject to restrictions regarding permitted timing and advance notice set forth in the Loan Agreement, but without penalty or premium. Borrower may be required to prepay this Note from time to time in accordance with the Loan Agreement. If Borrower prepays this Note in full, or if Lender accelerates payment, Borrower understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Lender at the time this Note is signed.

LATE CHARGE. If Borrower fails to pay any payment under this Note in full within ten (10) days of when due, Borrower agrees to pay Lender a late payment fee in an amount equal to 5.000% of the delinquent interest due. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. If any Event of Default occurs, Agent and Lender shall have all the rights and remedies (including acceleration of the Maturity Date of this Note) available to them pursuant to the Loan Agreement or applicable law.

ATTORNEYS’ FEES. If Lender refers this Note to an attorney for collection, or files suit against Borrower to collect this Note, or if Borrower files for bankruptcy or other relief from creditors, Borrower agrees to pay Agent’s and Lender’s reasonable attorneys’ fees.

DEPOSIT ACCOUNTS. As collateral security for repayment of this Note and all renewals and extensions, as well as to secure any and all Indebtedness that Borrower may now or in the future owe to Agent or any Lender in connection with the Loan Agreement, Borrower hereby grants Agent for itself and the ratable benefit of the Lenders a continuing security interest in any and all funds that Borrower may now and in the future have on deposit with Agent or in certificates of deposit or other deposit accounts as to which Borrower is an account holder (with the exception of IRA, pension, and other tax-deferred deposits).

COLLATERAL. This Note is secured by the Collateral and Collateral Documents as provided in the Loan Agreement.

WAIVERS. Borrower and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and all pleas of division and discussion, and severally agree that their obligations and liabilities to Lender hereunder shall be on a “solidary” or “joint and several” basis. Borrower and each guarantor further severally agree that discharge or release of any party who is or may be liable to Lender for the indebtedness represented hereby, or the release of any collateral directly or indirectly securing repayment hereof, shall not have the

EXHIBIT A

PAGE - 4 -

effect of releasing any other party or parties, who shall remain liable to Lender, or of releasing any other collateral that is not expressly released by Lender. Borrower and each guarantor additionally agree that Lender’s acceptance of payment other than in accordance with the terms of this Note, or Lender’s subsequent agreement to extend or modify such repayment terms, or Lender’s failure or delay in exercising any rights or remedies granted to Lender, shall likewise not have the effect of releasing Borrower or any other party or parties from their respective obligations to Lender, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Lender to exercise any of the rights and remedies granted to Lender shall not have the effect of waiving any of Lender’s rights and remedies. Any partial exercise of any rights and/or remedies granted to Lender shall furthermore not be construed as a waiver of any other rights and remedies; it being Borrower’s intent and agreement that Lender’s rights and remedies shall be cumulative in nature. A waiver or forbearance on the part of Lender as to one event of default shall not be construed as a waiver or forbearance as to any other default. Borrower and each guarantor of this Note further agrees that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Lender for a grace or cure period, and no such deferral, grace or cure period has been or will be granted to Borrower in return for the imposition of any late charge. Borrower recognizes that Borrower’s failure to make timely payment of amounts due under this Note will result in damages to Lender, including but not limited to Lender’s loss of the use of amounts due, and Borrower agrees that any late charges imposed by Lender hereunder will represent reasonable compensation to Lender for such damages. Failure to pay in full any installment or payment timely when due under this Note, whether or not a late charge is assessed, will remain and shall constitute an event of default hereunder.

SUCCESSORS AND ASSIGNS LIABLE. Borrower’s and each guarantor’s obligations and agreements under this Note shall be binding upon Borrower’s and each guarantor’s respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Lender under this Note shall inure to the benefit of Lender’s successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

WAIVER OF JURY TRIAL. LENDER AND BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.

GOVERNING LAW. THIS NOTE IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE

EXHIBIT A

PAGE - 5 -

UNITED STATES OF AMERICA (INCLUDING FEDERAL LAW THAT PERMITS LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE LENDER IS LOCATED) AND THE STATE OF TEXAS. Without limiting the intent of the parties set forth above, Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Note, or the transactions contemplated hereby.

AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS. THIS NOTE, AND THE LOAN AGREEMENT AND THE COLLATERAL DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HEREOF, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

RENEWAL. This Note is given in renewal of Indebtedness under a prior promissory note, and nothing in this Note shall constitute the satisfaction or extinguishment of such Indebtedness, nor shall it be a novation of the amount owed by Borrower under the Loan Agreement prior to its restatement; rather this Note merely evidences a replacement of the amounts available to be borrowed by Borrower from Lender under the Loan Agreement.

USURY SAVINGS. The usury savings provisions set forth in the Loan Agreement (including the provisions of subparts (iii) and (iv) of Section 2.13 of the Loan Agreement), are hereby incorporated into this Note by this reference.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:	GMX RESOURCES INC.

By:
Name: James A. Merrill
Title: Chief Financial Officer and Treasurer

EXHIBIT A

PAGE - 6 -

STATE OF OKLAHOMA	)
)
	)	SS:
)
COUNTY OF OKLAHOMA	)

BEFORE ME, the undersigned Notary Public duly commissioned qualified and sworn within and for the State and County written above, personally came and appeared James A. Merrill, to me personally known, and who being by me duly sworn, did say that he is the authorized Chief Financial Officer and Treasurer of GMX Resources Inc., whose name is subscribed to the foregoing Line of Credit Note and that he executed the foregoing Line of Credit Note by authority of said corporation’s board of directors on behalf of said corporation.

THUS DONE AND SIGNED before me and the two undersigned witnesses in the County and State aforesaid, on this          day of July, 2010. Witness my hand and official seal.

WITNESSES:

Name:	Name: James A. Merrill

Name:

NOTARY PUBLIC

Seal

My Commission expires:
Commission number:

EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated Effective                     , 20

Reference is made to the Fourth Amended and Restated Loan Agreement dated effective as of July 8, 2010, as the same may be amended, modified or supplemented from time to time (as so amended, modified or supplemented from time to time, the “Agreement”), among GMX Resources Inc., as Borrower, Capital One, National Association, as Agent, and the lenders party thereto (the “Lenders”). Capitalized terms which are used herein without definition and which are defined in the Agreement shall have the same meanings herein as in the Agreement.

                                          (the “Assignor”) and                                          (the “Assignee”) agree as follows:

1. Assignment. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, as of the Effective Date (as hereinafter defined) a     % interest in and to all the Assignor’s rights and obligations under the Agreement (including, without limitation, its Commitment, the Loan currently owing to it and the Note held by it and the related participations in respect of issued letters of credit).

2. Concerning the Assignor. The Assignor (i) represents that as of the date hereof, its Commitment percentage (without giving effect to assignments thereof which have not yet become effective) is     %, and the outstanding balance of its Loan (unreduced by any assignments thereof which have not yet become effective) is $            ; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement, the Note, or any Collateral Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note delivered to it under the Agreement and requests that the Borrower exchange such Note for a new Note payable to each of the Assignor and the Assignee as follows:

Notes Payable to the Order of :	Amount of Note

[Name of Assignor]	[Note ($	)]

[Name of Assignee]	[Note ($	)]

EXHIBIT B

PAGE - 2 -

3. Concerning the Assignee. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the financial statements referred to therein and the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the Note as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all the obligations which the Agreement, the Note, and the Collateral Documents require are to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 9.6(a)(viii)(B) of the Loan Agreement.

4. Substitution. The Assignee shall deliver to the Agent one or more signature pages to the Loan Agreement containing the signature of the Assignee. The Assignee’s address for notices to be given under the Loan Agreement, and to be noted on the revised Schedule 1 to the Loan Agreement, is:

Facsimile Number:

5. Effective Date. The effective date for this Assignment and Acceptance shall be                      (the “Effective Date”) (which Effective Date shall be at least five (5) Business Days after the execution of this Assignment and Acceptance). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance together with the Agent’s fee and reasonable expenses as required by Loan Agreement Section 9.6(a)(v) and (vi).

EXHIBIT B

PAGE - 3 -

6. Obligations. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement, other than confidentiality requirements.

7. Payments. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date (such as accrued interest and fees up to but excluding the Effective Date) or with respect to the making of this assignment directly between themselves.

8. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

THE REST OF THIS PAGE IS LEFT BLANK INTENTIONALLY.

EXHIBIT B

PAGE - 4 -

9. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed taken together shall constitute one and the same instrument.

[NAME OF ASSIGNOR]

By:
Name:
Title:
Date:

[NAME OF ASSIGNEE]

By:
Name:
Title:
Date:

Each of the undersigned hereby consents to the assignment contemplated by this Assignment and Acceptance.

GMX RESOURCES INC.

By:
Name:
Title:
Date:

CAPITAL ONE, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:
Date:

EXHIBIT C

FORM OF REQUEST FOR ADVANCE

To: Capital One, National Association, as Administrative Agent (the “Agent”) pursuant to that certain Fourth Amended and Restated Loan Agreement dated as of July     , 2010, by and among GMX Resources Inc. (“Borrower”), the Agent and the lenders party thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Pursuant to Section 2.1(c) of the Loan Agreement, the Borrower hereby gives you notice of the borrowing on the Line of Credit as specified below:

1. The Business Day of the proposed borrowing is                     , 20    . (Note: Notice of requests for advances at the Base Rate shall be made no later than 10:00 A.M. (Central time) on the first Business Day prior to the date of such requested advance. Requests for advances at the LIBO Rate shall be made no later than 11:00 A.M. (Central time) on the third Business Day prior to the date of such requested advance.)

2. The aggregate amount of the proposed borrowing is $            . (Note: The minimum amount of any Advance is $250,000, to the extent a requested Advance is greater than the minimum amount, such Advance must be in integral multiples of $250,000 in excess of that minimum amount.)

3. The borrowing is to be comprised of [LIBO Rate with an interest period of          months] [Base Rate].

The undersigned hereby certifies the following statements are true on the date hereof, and will be true on the date of the proposed borrowing, before and after giving effect thereto:

(a) The representations and warranties of the Borrower and the Subsidiaries contained in the Loan Agreement and the Collateral Documents were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof and on the date of the Advance and after giving effect to the proposed Advance, except as such representations and warranties relate to matters that are changed as permitted by the Loan Agreement, the Collateral Documents or by the Lenders pursuant to the Loan Agreement, or except to the extent such representations and warranties by their terms specifically refer and relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

(b) The Borrower and the Subsidiaries have performed and complied in all material respects with all agreements and conditions contained in the Loan Agreement required to be performed or complied with by them prior to or at the time of delivery hereof.

(c) Since the close of the period covered by the latest financial statement delivered to

EXHIBIT C

PAGE - 2 -

the Lenders with respect to the Borrower and the Subsidiaries, there has been no material adverse change either individually or in the aggregate, in the assets, liabilities, financial condition, business operations, affairs or circumstances of the Borrower and the Subsidiaries taken as a whole, except to the extent that such changes are permitted by the Loan Agreement; no event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of the Borrower and the Subsidiaries, is threatened, which (i) would render the Borrower and the Subsidiaries unable to perform their obligations under the Loan Documents, or (ii) would constitute a Default hereunder, or (iii) might materially and adversely affect the validity or priority of the lien of the Collateral Documents, except those consented to by the Lenders or as otherwise permitted by the Loan Agreement

(d) There exists no Default under the Loan Agreement, and no Default will result of making the requested borrowing, including without limitation under the financial covenants set forth in Loan Agreement Section 5.15.

Dated:	GMX RESOURCES INC.

By:
Name:
Title: